FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 1999
                           REGISTRATION NO. 333-74439

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           THE PIETRAFESA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                           2311                    22-3607757
  (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)

                                7400 MORGAN ROAD
                               LIVERPOOL, NY 13090
                                 (315) 453-4300
                      ATTN: MR. RICHARD C. PIETRAFESA, JR.
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

            IT IS REQUESTED THAT COPIES OF COMMUNICATIONS BE SENT TO:


   L. KEVIN SHERIDAN, JR., ESQ.                STEPHEN T. BURDUMY, ESQ.
    ROBERTS, SHERIDAN & KOTEL,                      KLEHR, HARRISON,
    A PROFESSIONAL CORPORATION               HARVEY, BRANZBURG & ELLERS LLP
 12 EAST 49TH STREET, 30TH FLOOR                 260 SOUTH BROAD STREET
     NEW YORK, NEW YORK 10017            PHILADELPHIA, PENNSYLVANIA 19102-3163


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

      If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                         CALCULATION OF REGISTRATION FEE


=========================================================================================================
                                  AMOUNT TO      PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
    TITLE OF EACH CLASS OF            BE          OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION
 SECURITIES TO BE REGISTERED    REGISTERED(1)        PER SHARE            PRICE(2)               FEE
------------------------------ --------------- ------------------- ---------------------- ---------------
 Class A Common Stock ......     4,658,333           $ 13.00             $60,600,000         $  16,847(3)
============================== =============== =================== ====================== ===============

(1) Includes up to 600,000 shares that may be purchased from The Pietrafesa Corporation at the option of the underwriters solely to cover over-allotments, if any, and 58,333 shares being registered for resale by a stockholder of The Pietrafesa Corporation on a continuous basis.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.


(3)   $14,095 of which has been previously paid.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JULY 15, 1999

                                4,000,000 SHARES
                              CLASS A COMMON STOCK


                                     [LOGO]


                                 $    PER SHARE

      All of the shares of The Pietrafesa Corporation's Class A Common Stock being offered in this prospectus are being offered by The Pietrafesa Corporation. Prior to this offering, there has been no public market for our Class A Common Stock. We expect that the initial public offering price to the public will be between $11.00 and $13.00 per share. The market price of the shares after the offering may be higher or lower than the offering price. We have applied for listing of the Class A Common Stock on the Nasdaq National Market under the symbol "BRND."


      The Class A Common Stock is one of two classes of Common Stock of The Pietrafesa Corporation. Holders of shares of Class A Common Stock will elect 25% of the directors. Holders of shares of Class B Common Stock will elect 75% of the directors and will have the power to decide substantially all other matters submitted to stockholders. The Class B Common Stock is not being offered to the public and is currently held by a private limited partnership. Holders of shares of Class A Common Stock will have limited voting rights until all shares of Class B Common Stock are converted into Class A Common Stock.


INVESTING IN THE CLASS A COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 14.

                                                   PER SHARE   TOTAL
                                                  ----------- ------
  Price to the public ...........................
  Underwriting discounts and commissions ........
  Proceeds to The Pietrafesa Corporation ........

      The Pietrafesa Corporation has granted an over-allotment option to the underwriters. Under this option, the underwriters may elect to purchase up to 600,000 shares of Class A Common Stock from The Pietrafesa Corporation within 30 days following the date of this prospectus.

      THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

JANNEY MONTGOMERY SCOTT INC.

                            FIRST SECURITY VAN KASPER

                                                       MORGAN SCHIFF & CO., INC.

                          Prospectus dated       , 1999

                                    [ARTWORK]

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Summary .........................................................   5
Risk Factors ...............................................................  14
Forward Looking Statements .................................................  21
Use of Proceeds ............................................................  22
Capitalization .............................................................  23
Dividend Policy ............................................................  24
Dilution ...................................................................  24
Selected Historical Consolidated Financial Data ............................  26
Pro Forma Combined Financial Data ..........................................  29
Management's Discussion and Analysis of Financial Condition and Results
of Operations ..............................................................  38
Business ...................................................................  52
Management .................................................................  63
Certain Relationships and Related Transactions .............................  67
Principal Stockholders .....................................................  69
Description of Capital Stock ...............................................  71
Shares Eligible for Future Sale ............................................  74
Underwriting ...............................................................  75
Legal Matters ..............................................................  76
Experts ....................................................................  76
Additional Information .....................................................  77
Index to Financial Statements .............................................. F-1


                         ------------------------------

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

Our logo and name are trademarks of The Pietrafesa Corporation. Other trademarks, trade names or service marks appearing in this prospectus are the property of their respective owners.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS, BEFORE MAKING YOUR INVESTMENT DECISION. THIS PROSPECTUS CONTAINS MARKET DATA, FOR THE MOST RECENT PERIODS FOR WHICH SUCH DATA IS GENERALLY AVAILABLE, THAT WE OBTAINED FROM INDUSTRY TRADE GROUPS AND FROM INDUSTRY PUBLICATIONS AND OTHER PUBLICLY AVAILABLE INFORMATION.

      THE PIETRAFESA CORPORATION WAS INCORPORATED IN 1998 AND IS THE SUCCESSOR TO A BUSINESS FOUNDED IN 1922. IN OCTOBER 1998, MS PIETRAFESA, L.P., OUR PREDECESSOR OPERATING PARTNERSHIP AND SOLE CLASS B STOCKHOLDER, TRANSFERRED ALL OF ITS ASSETS AND LIABILITIES TO US. IN APRIL 1999, WE ACQUIRED TWO INDEPENDENT MERCHANDISING/SOURCING BUSINESSES. WE WILL COMPLETE TWO ADDITIONAL ACQUISITIONS SIMULTANEOUSLY WITH THE CONSUMMATION OF THIS OFFERING.

      UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, ALL SHARE, PER SHARE AND BUSINESS AND FINANCIAL INFORMATION CONTAINED IN THIS PROSPECTUS:

      o GIVES EFFECT TO OUR ACQUISITION OF DIVERSIFIED APPAREL GROUP, LTD., GLOBAL SOURCING NETWORK, LTD. AND COMPONENTS BY JOHN MCCOY, INC. AND OUR ACQUISITION OF ALL ASSETS AND LIABILITIES OF MS PIETRAFESA, L.P.;


      o GIVES EFFECT TO OUR ACQUISITION OF WINDSONG, INC. AND THE ISSUANCE OF $4.0 MILLION WORTH OF CLASS A COMMON STOCK VALUED AT THE INITIAL PUBLIC OFFERING PRICE AS PART OF THE ACQUISITION CONSIDERATION;


      o ASSUMES THAT NO SHARES OF CLASS A COMMON STOCK WILL BE ISSUED AS PART OF THE CONSIDERATION PAID IN THE DIVERSIFIED APPAREL, GLOBAL SOURCING NETWORK AND COMPONENTS ACQUISITIONS;

      o     ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION; AND


      o GIVES EFFECT RETROACTIVELY TO THE ISSUANCE TO MS PIETRAFESA, L.P., OUR SOLE STOCKHOLDER IMMEDIATELY PRIOR TO THE OFFERING, OF A TOTAL OF 3,775,567 SHARES OF CLASS B COMMON STOCK PRIOR TO THE CONSUMMATION OF THE OFFERING.

                           THE PIETRAFESA CORPORATION


      GENERAL. We believe that we are the only major apparel business that offers companies that license brand names and major retailers "one-stop shopping" for dress apparel products for men. By providing design, merchandising, sourcing and other services, we act as "The Brand behind the Brand." Our product line includes everything that a man might wear to the office Monday through Friday and on formal occasions. Our products include suits, sport jackets, dress shirts, woven sport shirts, casual pants, knitwear, neckwear and topcoats, at a wide range of price points. Our strategy is to satisfy all the product needs of our customers who otherwise might have to maintain separate purchasing or licensing arrangements with different suppliers for each product.

      One of our key strengths is the ability to satisfy our customers' cost, quality, construction and delivery requirements through a worldwide network of third party manufacturers. This capability is referred to as "sourcing."

      We sell men's apparel to a variety of well-known retailers, including:


            Belk                              Neiman Marcus
            Bergdorf Goodman                  Nordstrom
            Bijan                             S&K Famous Brands
            Bloomingdale's                    Saks Fifth Avenue
            Brooks Brothers                   Sam's Club
            Dillards                          Sulka
            Filene's Basement                 The Men's Wearhouse
            Jos.A.Bank                        Today's Man


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      In 1998, we generated 70% of our net revenues from our seven largest customers, Brooks Brothers, Dillards, Jos.A.Bank, Nordstrom, Polo Retail, S&K Famous Brands and Sam's Club. None of these customers individually accounted for more than 20% of our net revenues in 1998. Sales to Polo Retail, which accounted for 6% of our net revenues in 1998, terminated with the spring 1999 season, but the loss of such revenues is not expected to have a material adverse effect on our overall revenues because we anticipate that our revenues from other customers will increase.

      INDUSTRY. Retail sales of men's apparel in the United States in 1998 were approximately $54 billion, an increase of 6.8% over the prior year, as compared to increases of 3.7% in women's apparel and 4.7% in all apparel. The men's apparel industry is highly fragmented and includes a large number of small, privately-held merchandising/sourcing companies that specialize in specific products, price points or distribution channels. We believe that two important trends among our customers benefit us:

      o     Retailers of private label apparel are experiencing increased sales;
            and


      o Retailers are concentrating more business with fewer suppliers to achieve greater efficiency in merchandising, purchasing and inventory management.


      The apparel industry is intensely competitive and includes companies that are larger and better capitalized than we are.


      BUSINESS, GROWTH AND ACQUISITION STRATEGIES. We seek to be the most efficient source of men's apparel products for major retailers and companies that license brand names by offering:

      o     "one-stop shopping";

      o the ability to develop customized lines of men's apparel in a variety of styles;

      o the lowest available cost for each product line, by using third party manufacturers throughout the world;


      o design, merchandising, statistical quality control, inventory management and other services;


      o technological innovations that enable us to compress delivery schedules; and

      o the scale and financial stability required by major retailers in connection with long-term supply arrangements.


      We believe that our business strategy will create numerous growth opportunities. The principal components of our growth strategy include:

      o achieving greater penetration among our existing customers and developing new customer relationships;

      o acquiring, developing and licensing brands in order to leverage our merchandising and sourcing capabilities;

      o expanding internationally by offering our merchandising/sourcing services to foreign retailers; and

      o growing revenues through selective acquisitions that are consistent with our business strategy.

      To increase the range of products, price points and sourcing options available to our customers and to add new customers, we intend to identify and acquire leading merchandising/sourcing companies. The major elements of our acquisition strategy include:

      o making, whenever possible, the payment of a significant portion of the purchase price contingent on achieving projected results for the acquired business over several years following the acquisition. We will also include other performance-based incentives for the sellers of each business;


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      o operating each newly-acquired business as an independent unit and holding it accountable for its utilization of capital and overhead; and

      o improving and standardizing the financial controls, quality control practices and back-office functions of each acquired business and eliminating duplicative operational facilities.

      RECENT ACQUISITIONS AND LICENSING ARRANGEMENTS. Upon the completion of this offering, we will have completed four acquisitions and will have entered into, or acquired as a result of these acquisitions, four new licensing arrangements. These transactions expand our product offerings and customers.

      The acquisitions are:


      o Diversified Apparel Group, Ltd., which merchandises and sources men's suits, dress shirts, neckwear and knits primarily from the Caribbean Basin, the United States and Europe;

      o Global Sourcing Network, Ltd., which designs and imports low-to-mid priced men's suits primarily from Eastern Europe and Asia;

      o Components by John McCoy, Inc., which merchandises and sources higher-priced tailored clothing, sportswear, dress shirts, neckwear, topcoats and casual slacks from Italy; and

      o Windsong, Inc., which merchandises and sources men's sportswear worldwide.


      Our licenses cover tailored and other categories of men's apparel bearing the Alexander Julian, FUBU, Greg Norman Collection and DKNY trademarks. FUBU, the Greg Norman Collection and DKNY are new licensing arrangements for us. Sales of Alexander Julian licensed products constituted 27% of our 1998 pro forma combined revenues. All four licenses require us to pay royalties to the licensors at rates which we believe to be consistent with other license arrangements in the industry.

      RISK FACTORS. See the section of this prospectus entitled "Risk Factors" for a discussion of factors that you should consider before investing in the Class A Common Stock offered by this prospectus. These risk factors include our customer concentration, the significance to our business of revenues from sales of Alexander Julian licensed products, our reliance on third party manufacturers, the unpredictability of our operating results, the challenges raised by our acquisition strategy and the fact that holders of the Class A Common Stock will have limited voting rights.


      The Pietrafesa Corporation is a Delaware corporation. Our principal executive offices are located at 7400 Morgan Road, Liverpool, New York 13090 and our telephone number is (315) 453-4300.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                  THE OFFERING

Common Stock offered by The
  Pietrafesa Corporation .......... 4,000,000 shares of Class A Common Stock

Common Stock to be outstanding
  after our offering .............. 4,333,333 shares of Class A Common Stock(1)

                                    3,775,667 shares of Class B Common Stock, all of which are owned by MS Pietrafesa, L.P., our sole stockholder prior to the offering. Holders of Class B Common Stock may convert their shares at any time on a one-for-one basis into shares of Class A Common Stock.

Use of proceeds ................... To pay the purchase price of the Components and Windsong acquisitions, to fund the
                                    escrow in connection with the Windsong
                                    acquisition and to repay indebtedness in connection with the Diversified Apparel and Global Sourcing Network acquisitions and under our revolving credit line.

Voting rights ..................... Holders of Class A Common Stock, voting as a class, are entitled to elect 25% of the
                                    members of our Board of Directors. Other than such right to elect directors, holders of Class A Common Stock will have very limited voting rights until all of the shares of Class B Common Stock are converted into shares of Class A Common Stock or otherwise cease to be issued and outstanding. See "Description of Capital Stock."

Nasdaq National
  Market symbol ................... BRND

----------
(1)   Excludes:

      o shares of Class A Common Stock equal to 10% of our outstanding shares after the offering which may be issued in the future under our Stock Option Plan;

      o shares of Class A Common Stock which may be issued as deferred purchase price to the sellers of Diversified Apparel, Global Sourcing Network, Components and Windsong; and

      o up to 600,000 shares of Class A Common Stock which will be issued to the underwriters if they exercise their over-allotment option.

      See "Management," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Significant Acquisitions" and "Underwriting."


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      SUMMARY HISTORICAL CONSOLIDATED AND PRO FORMA COMBINED FINANCIAL DATA

      The following tables present our summary historical consolidated financial data for each year in the five-year period ended December 31, 1998 and for the three-month periods ended March 31, 1998 and 1999, as well as pro forma combined and pro forma combined, as adjusted financial data. The summary historical consolidated annual financial data were derived from our audited consolidated financial statements. The summary historical consolidated financial data as of March 31, 1998 and March 31, 1999 and for the three-month periods then ended were derived from our unaudited interim financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the three-month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999. You should read this financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical and pro forma financial statements and the notes thereto, included elsewhere in this prospectus.

      Our pro forma combined financial data includes our statement of operations data which reflects our historical results after giving effect to the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions as if they had occurred on January 1, 1998, and also includes our balance sheet data, which reflects our balance sheet and the balance sheets of Diversified Apparel, Global Sourcing Network, Components and Windsong as if the acquisitions of such businesses had occurred on the respective balance sheet dates. Our 1998 pro forma combined, as adjusted financial data includes our pro forma combined financial data as adjusted for this offering and the application of the proceeds of this offering. The pro forma combined and pro forma combined, as adjusted financial data are based upon preliminary estimates, available information and assumptions that management deems appropriate, but are not necessarily indicative of the results that would have been obtained had such events occurred at the times assumed. See our Pro Forma Combined Financial Statements included elsewhere in this prospectus.

      Our statement of operations, balance sheet and other data include a number of items that require further explanation. These items include:

      o Impairment loss on fixed assets, which relates to the reduction of property, plant, and equipment to their net realizable value less sale costs based on independent appraisals. In 1995, we discontinued the low price point tailored clothing segment of our business and closed the related manufacturing facilities located in Carrollton, Georgia. Accordingly, in 1995 we reduced the net book value of plant and equipment, as well as furniture and fixtures, located at the Carrollton facility to their net realizable value and recorded an impairment loss of $2.3 million. The impairment loss of $170,000 in 1996 related to equipment which we disposed of at our former Sturgis, Kentucky facility;

      o Public offering costs, which relate to the abandonment of our public offering in 1998 due to adverse market conditions;

      o Provision for income taxes, which was not included in our statement of operations data prior to October 1998 because our predecessor, MS Pietrafesa, L.P., was not subject to state or federal income taxes;

      o Extraordinary item, which relates to the forgiveness of all of our outstanding subordinated debt in 1996;

      o The pro forma weighted average number of common shares outstanding, basic and diluted, for 1998 and the first quarter of 1999 consists of the 3,775,667 shares of Class B Common Stock owned by our sole stockholder as of the date of the offering;

      o Pro forma combined weighted average number of shares outstanding, basic and diluted, consists of the 3,775,667 shares of Class B Common Stock owned by our sole stockholder as of the date of the offering, and the 333,333 shares of Class A Common Stock issued to Windsong at the initial public offering price as part of our acquisition of Windsong, based on an assumed offering price of $12.00 per share; and


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      o Pro forma combined, as adjusted weighted average number of common shares outstanding, basic and diluted, consists of the shares of Class A Common Stock which will be issued in the offering, as part of the initial purchase price in the Windsong acquisition, and the 3,775,667 shares of Class B Common Stock owned by our sole stockholder as of the date of the offering.

      See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" and " -- Results of Operations" for a more detailed explanation of these items.

      In addition, we have included under "Other Data" below and in our Selected Historical Consolidated Financial Data, the line item "EBITDA plus public offering costs," which represents income (loss) before provision (benefit) for income taxes plus depreciation and amortization plus interest expense plus public offering costs. EBITDA plus public offering costs is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. We believe that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the apparel industry. Accordingly, as modified to exclude our public offering costs, it has been disclosed in this prospectus to permit a more complete description of our performance relative to other companies in the apparel industry. Our definition of EBITDA may not be identical to the definitions used by other companies and, therefore, may not necessarily provide an accurate basis for comparison.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                           -------------------------------------------------------------------------------------
                                                                                                                      PRO FORMA
                                                                                                        PRO FORMA     COMBINED,
                                                                                                         COMBINED    AS ADJUSTED
                                              1994        1995        1996       1997        1998          1998         1998
                                           ---------- ------------ ---------- ---------- ------------ ------------- ------------
                                                                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues .............................  $54,859     $ 51,431    $44,000    $37,582    $   56,763   $  161,081    $  161,081
Cost of sales ............................   45,803       46,533     34,769     29,218        47,062      130,311       130,311
                                            -------     --------    -------    -------    ----------   ----------    ----------
Gross profit .............................    9,056        4,898      9,231      8,364         9,701       30,770        30,770
Operating expenses:
 Selling, general and administrative
   expenses ..............................    7,250       10,080      7,427      6,150         5,536       19,048        19,048
 Impairment loss on fixed assets .........       --        2,324        170         --            --           --            --
 Depreciation and amortization
   expenses ..............................       99          102        165        151           222        1,982         1,982
                                            -------     --------    -------    -------    ----------   ----------    ----------
                                              7,349       12,506      7,762      6,301         5,758       21,030        21,030
                                            -------     --------    -------    -------    ----------   ----------    ----------
Operating income (loss) ..................    1,707       (7,608)     1,469      2,063         3,943        9,740         9,740
Interest expense .........................    1,648        1,914      1,962      1,507         1,209        3,321         2,385
Public offering costs ....................       --           --         --         --           823          823           823
                                            -------     --------    -------    -------    ----------   ----------    ----------
Income (loss) before income taxes
 and extraordinary item ..................       59       (9,522)      (493)       556         1,911        5,596         6,532
Provision for income taxes ...............       --           --         --         --           514        2,238         2,612
                                            -------     --------    -------    -------    ----------   ----------    ----------
Income (loss) before extraordinary
 item ....................................       59       (9,522)      (493)       556         1,397        3,358         3,920
Extraordinary item .......................       --           --      3,150         --            --           --            --
                                            -------     --------    -------    -------    ----------   ----------    ----------
Net income (loss) ........................  $    59     $ (9,522)   $ 2,657    $   556    $    1,397   $    3,358    $    3,920
                                            -------     --------    -------    -------    ----------   ----------    ----------
PRO FORMA INCOME DATA:
Income before income taxes ...............                                                $    1,911   $    5,596    $    6,532
Pro forma provision for income taxes .....                                                       764        2,238         2,612
                                                                                          ----------   ----------    ----------
Pro forma net income .....................                                                $    1,147   $    3,358    $    3,920
                                                                                          ==========   ==========    ==========
Pro forma basic and diluted net
 income per common share .................                                                $     0.30   $     0.82    $     0.48

Pro forma basic and diluted weighted
 average number of common shares
 outstanding .............................                                                 3,775,667    4,109,000     8,109,000

                                                                   AS OF DECEMBER 31, 1998
                                                            --------------------------------------
                                                                                        PRO FORMA
                                                                         PRO FORMA      COMBINED,
                                                              ACTUAL      COMBINED     AS ADJUSTED
                                                            ---------   -----------   ------------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital .........................................    $ 9,239      $12,134        $13,710
Total assets ............................................     29,375       86,913         86,913
Total long-term debt, net of current maturities .........     12,561       16,517          5,838
Total stockholders' equity ..............................      2,383        6,383         49,583


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                                     FOR THE YEAR ENDED DECEMBER 31,
                                            ----------------------------------------------------------------------------------
                                                                                                                    PRO FORMA
                                                                                                       PRO FORMA    COMBINED,
                                                                                                        COMBINED   AS ADJUSTED
                                                1994        1995        1996       1997       1998        1998        1998
                                            ----------- ------------ ---------- ---------- ---------- ----------- ------------
                                                                              (IN THOUSANDS)
OTHER DATA:
EBITDA plus public offering costs .........  $  2,719     $ (6,411)   $  2,415   $  2,865   $  4,731   $  12,288   $  12,288
Capital expenditures ......................     1,103          368         105         59        592         895         895
Cash (used in) provided by operating
 activities ...............................    (3,022)       3,779       2,445      3,056     (1,395)     (3,002)     (2,440)
Cash (used in) provided by investing
 activities ...............................    (1,035)        (265)        419      2,185       (563)    (36,501)    (36,501)
Cash (used in) provided by financing
 activities ...............................     4,540       (4,001)     (2,866)    (5,242)     1,969      39,581      39,581

                                                                FOR THE THREE MONTHS ENDED MARCH 31,
                                          ---------------------------------------------------------------------------------
                                                                                                   PRO FORMA     PRO FORMA
                                                                       PRO FORMA     PRO FORMA     COMBINED,     COMBINED,
                                                                        COMBINED      COMBINED    AS ADJUSTED   AS ADJUSTED
                                               1998         1999          1998          1999          1998         1999
                                          ------------- ------------ ------------- ------------- ------------- ------------
                                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues ............................  $    9,503    $   17,803   $   37,774    $   46,012    $   37,774    $   46,012
Cost of sales ...........................       7,028        14,833       29,698        37,445        29,698        37,445
                                           ----------    ----------   ----------    ----------    ----------    ----------
Gross profit ............................       2,475         2,970        8,076         8,567         8,076         8,567
Operating expenses:
 Selling, general and administrative
  expenses ..............................       1,305         1,201        4,311         4,433         4,311         4,433
 Depreciation and amortization
  expenses ..............................          64            68          504           507           504           507
                                           ----------    ----------   ----------    ----------    ----------    ----------
                                                1,369         1,269        4,815         4,940         4,815         4,940
                                           ----------    ----------   ----------    ----------    ----------    ----------
Operating income ........................       1,106         1,701        3,261         3,627         3,261         3,627
Interest expense ........................         253           296          607           712           350           539
                                           ----------    ----------   ----------    ----------    ----------    ----------
Income before income taxes ..............         853         1,405        2,654         2,915         2,911         3,088
Provision for income taxes ..............          --           565        1,061         1,169         1,164         1,235
                                           ----------    ----------   ----------    ----------    ----------    ----------
Net income ..............................  $      853    $      840   $    1,593    $    1,746    $    1,747    $    1,853
                                           ==========    ==========   ==========    ==========    ==========    ==========
PRO FORMA INCOME DATA:
Income before income taxes ..............  $      853    $    1,405   $    2,654    $    2,915    $    2,911    $    3,088
Pro forma provision for income taxes.....         341           565        1,061         1,169         1,164         1,235
                                           ----------    ----------   ----------    ----------    ----------    ----------
Pro forma net income ....................  $      512    $      840   $    1,593    $    1,746    $    1,747    $    1,853
                                           ==========    ==========   ==========    ==========    ==========    ==========
Pro forma basic and diluted net
 income per common share ................  $     0.14    $     0.22   $     0.39    $     0.42    $     0.22    $     0.23
Pro forma basic and diluted weighted
 average number of common shares
 outstanding ............................   3,775,667     3,775,667    4,109,000     4,109,000     8,109,000     8,109,000


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                                     AS OF MARCH 31, 1999
                                                            ---------------------------------------
                                                                                         PRO FORMA
                                                                          PRO FORMA      COMBINED,
                                                              ACTUAL       COMBINED     AS ADJUSTED
                                                            ----------   -----------   ------------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital .........................................    $10,520       $14,392        $15,592
Total assets ............................................     29,944        95,698         95,698
Total long-term debt, net of current maturities .........     13,054        16,969          5,914
Total stockholders' equity ..............................      3,473         7,473         50,673

                                                                 FOR THE THREE MONTHS ENDED MARCH 31,
                                                ----------------------------------------------------------------------
                                                                                              PRO FORMA     PRO FORMA
                                                                     PRO FORMA   PRO FORMA    COMBINED,     COMBINED,
                                                                      COMBINED    COMBINED   AS ADJUSTED   AS ADJUSTED
                                                   1998      1999       1998        1999         1998         1999
                                                --------- --------- ----------- ----------- ------------- ------------
                                                                            (IN THOUSANDS)
OTHER DATA:
EBITDA plus public offering costs .............  $1,308    $1,886    $   3,904   $   4,253    $   3,904    $   4,253
Capital expenditures ..........................      90       109          186         313          186          313
Cash (used in) provided by operating
 activities ...................................      28      (613)      (9,223)     (4,496)     (11,471)      (6,868)
Cash used in investing activities .............     (90)     (109)     (35,731)    (35,858)     (35,731)     (35,858)
Cash provided by financing activities .........      62       721       42,805      39,905       43,533       39,905


--------------------------------------------------------------------------------

                                  RISK FACTORS

      YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED BELOW AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN SHARES OF CLASS A COMMON STOCK.

RISKS ASSOCIATED WITH OUR BUSINESS


      OUR SIGNIFICANT RELIANCE ON A LIMITED NUMBER OF CUSTOMERS MAY SUBJECT US TO A SIGNIFICANT DECREASE IN REVENUES IF WE LOSE ONE OR MORE CUSTOMERS

      S&K Famous Brands, Sam's Club, Brooks Brothers, Dillards, Jos.A.Bank, Nordstrom and Polo Retail, our seven most significant customers in 1998, accounted for 70% of our net revenues in 1998. S&K Famous Brands, Sam's Club, Brooks Brothers and Dillards each accounted for over 10% of our net revenues in 1998. Sales to our six largest customers in 1997 accounted for 68% of our net revenues in 1997.

      Our licensing agreement with Polo Corporation expired in June 1999 and sales to Polo Retail under this agreement terminated with the spring 1999 season. A failure to replace such lost business, the loss of or decrease in business from any other significant customer or the replacement of lost business with business that produces lower margins would result in a significant decrease in our revenues. Various factors, including a deterioration in the business or financial condition of one or more of our customers or in our relationship with any of these customers, may cause their level of business with us to decrease. In addition, consolidations, restructurings and reorganizations involving our customers could reduce the number of stores that carry our products and decrease our revenues. Any increase in the ownership concentration within the retail industry could make us more dependent on fewer customers and could increase the effect of losing a customer. See "Business -- Industry Overview."

      IF OUR ALEXANDER JULIAN LICENSE IS TERMINATED OUR REVENUES AND PROFITABILITY WOULD DECREASE SIGNIFICANTLY

      Approximately 27% of our pro forma combined revenues and approximately 28% of our pro forma combined net income during 1998 were attributable to sales of products which we are entitled to produce and sell under a license agreement with Alexander Julian, Inc. We have monetary and nonmonetary obligations under the Alexander Julian license, as we do under our three new licenses which were not in effect in 1998. If we fail to perform our obligations, Alexander Julian and our other licensors could terminate the licenses and we would lose the right to sell the products, which would substantially reduce our revenues and net income. See "Business -- Intellectual Property."

      OUR FOREIGN SOURCING OF PRODUCTS EXPOSES US TO DELAYS IN PRODUCTION, WHICH MAY RESULT IN INCREASED COSTS AND REDUCED PROFITABILITY

      A significant portion of the products we sell are produced by foreign manufacturers. Products from Italy, the Dominican Republic, Mexico, Eastern Europe and the Far East accounted for 66% of our 1998 revenues. Foreign sourcing exposes us to numerous risks, including work stoppages, natural disasters, transportation delays and interruptions, political instability, economic disruptions and the imposition of increased tariffs and more stringent import and export restrictions. If any of these events were to occur, we may not have sufficient quantities of raw materials or products to meet our customers' needs in a timely manner, which could cause us to lose material revenues, customer orders and goodwill.


      Bilateral textile agreements between the United States and a number of other countries contain provisions that impose quotas on the amount and type of goods that can be imported into the United States from those countries. These agreements allow the United States to impose restraints at any time on the importation of specified categories of merchandise. Substantially all of the countries from which we import products are subject to these agreements. In addition, the United States imposes customs duties on our imported products. The United States may impose additional tariffs on products that are found to have been manufactured by convict, forced or indentured labor. In addition, the United States may withdraw the "most favored nation" status of countries in which our products are manufactured, which could result in the imposition of reduced quotas and/or higher tariffs on products imported from these countries. New or less favorable quotas, duties, tariffs or import restrictions could result in an increase in our cost of products. We may not be able to pass these increased costs on to our customers, which would reduce our profitability. See "Business -- Imports and Import Regulations."

      OUR INTERNATIONAL SOURCING OF PRODUCTS AND RAW MATERIALS MAY SUBJECT US TO INCREASED COSTS AND UNPROFITABLE TRANSACTIONS

      We currently source production and purchase raw materials from providers located outside the United States. As a result, we are exposed to various risks, including:

      o currency exchange rate fluctuations when our agreements are denominated in currencies other than U.S. dollars;


      o     changes to foreign legal and regulatory requirements;

      o deterioration in the stability of foreign governments or their trading relationships with the United States;

      o     difficulties in staffing and managing foreign operations;

      o     variances in financial reporting standards; and

      o     differences in the manner in which different cultures do business.


      Any of these risks could increase the costs of doing business in the affected countries or preclude us from transacting business in the affected countries, either of which could reduce our profitability.

      THE ADOPTION OF THE EURO MAY BE DISRUPTIVE TO OUR EUROPEAN SUPPLIERS, IMPAIR THEIR ABILITY TO SATISFY THEIR OBLIGATIONS TO US AND DISRUPT OUR DELIVERIES OF PRODUCTS


      On January 1, 1999, 11 member countries of the European Union replaced their local currencies with a single currency, the Euro, in an effort toward the economic and monetary union of Europe. During a three-year transition period, the currencies of these countries will continue to circulate but only as fixed denominations of the Euro. The Euro has become the predominant currency to settle wholesale transactions previously denominated in the participants' currencies.


      In 1998, we purchased approximately 46% of our raw materials from suppliers based in countries which are participating in the Euro in 1999. The adoption of the Euro may be disruptive to the accounting and financial reporting operations of some of these suppliers and may have an adverse impact on the financial results of such suppliers or their ability to meet their manufacturing obligations. Material delays in manufacturing by our significant European suppliers could cause us to lose material revenues, customer orders and goodwill. See " -- Failure by Third Party Manufacturers to Perform their Obligations could Adversely Affect our Ability to Deliver Products in a Timely Manner."

      WE MAY BE UNABLE TO COMPETE SUCCESSFULLY IN THE HIGHLY COMPETITIVE APPAREL INDUSTRY


      The men's tailored clothing and apparel businesses are intensely competitive. We have experienced and will continue to experience competition from domestic and international sources, including independent brand name and private label producers. We also consider retailers' in-house product development and sourcing capabilities to be a source of competition. Some of our competitors and potential competitors have greater financial, manufacturing and distribution resources than us.


      Although factors may differ by product line, we believe that we compete primarily on the basis of quality of design and workmanship, pricing and customer service. We believe that our success depends in large part upon our ability to anticipate, gauge and respond to our customers' changing needs in a timely manner. If we fail to identify and respond appropriately to their changing needs, or to otherwise compete successfully, we could lose our market share, be required to reduce our prices or pay higher production costs.

      A RECESSION IN THE APPAREL INDUSTRY COULD INCREASE OUR BAD DEBT EXPENSE AND REDUCE OUR REVENUES AND PROFITABILITY

      Apparel retailers have experienced significant financial difficulties over the past several years, including restructurings, bankruptcies and liquidations. These developments have increased our risk of extending credit to our customers. If any of our customers were to suffer financial problems, it could cause us to reduce or discontinue business with that customer, require us to assume more credit risk relating to its receivables or result in excess inventory requiring liquidation at discounted prices, each of which would reduce our profitability.

      SEASONAL FLUCTUATIONS IN REVENUE AND NET INCOME MAY AFFECT OUR CASH FLOW, LIQUIDITY AND PROFITABILITY

      Some of our principal products are organized into seasonal lines in response to the marketing strategies of our customers. As a result, our net revenues and net income have fluctuated and may continue to fluctuate on a seasonal basis. A disproportionate amount of our net revenues and a majority of our net income are typically realized during the third quarter. Historically, this seasonality has resulted in reductions in working capital during the first and third quarters. If we are unable to finance our seasonal cash requirements adequately, our ability to conduct business will be restricted. Moreover, as a result of the seasonality of net revenues, if our net revenues decrease substantially in the third quarter it could have a material adverse effect on our liquidity and on our profitability for the entire year.

      WE WILL NOT BE ABLE TO FULFILL OUR EXPANSION PLANS IF WE ARE UNABLE TO OBTAIN ADDITIONAL FINANCING AND MAINTAIN A STRONG INFRASTRUCTURE

      In 1998, we experienced rapid sales growth, expansion of our product and service offerings and an increase in our customer base. Our continued growth will depend on our ability to develop successful new product lines, distribution channels and merchandise categories. The integration of Diversified Apparel, Global Sourcing Network, Components and Windsong, as well as our future growth objectives, will require increasing amounts of working capital and financing and may place a significant strain on our management and information processing systems. Our failure to respond effectively to the demands associated with our business expansion could render our growth strategy unsuccessful.

      VARIATIONS IN OUR HISTORICAL FINANCIAL PERFORMANCE MAY CONTINUE

      We have experienced inconsistent financial results in recent years. For example, during the years 1995 through 1998, excluding the financial results of Diversified Apparel, Global Sourcing Network, Components and Windsong, our operating income (loss) fluctuated between $(7.6) million and $3.9 million and net income (loss) fluctuated between $(9.5) million and $1.4 million. See "Summary Historical Consolidated and Pro Forma Combined Financial Data." Our future financial performance depends on various factors, including successfully implementing our growth strategy.

      THE LOSS OF ANY OF OUR KEY MANAGEMENT PERSONNEL COULD REDUCE OUR REVENUES AND PROFITABILITY

      Our ability to successfully implement our growth strategy and operate profitably depends on the continued employment of our senior management team led by Richard C. Pietrafesa, Jr., John McCoy, Jarrod Nadel, Joseph Sweedler and Joseph J. Pietrafesa II, all of whom would be difficult to replace. The termination of Mr. McCoy's, Mr. Nadel's or Mr. Sweedler's employment with us would likely reduce revenues and profitability of our Components, Diversified Apparel and Windsong divisions. In addition, these managers, as well as other members of our senior management, have only recently been assembled and management controls are still in their formative stages. We cannot assure you that this team will perform well together.

      Although we have entered into or will enter into multi-year employment and non-competition agreements with Mr. McCoy, Mr. Nadel and Mr. Sweedler, it is our general policy not to enter into such agreements with our executives. See "Management." This policy could enable the members of our management team to change jobs more freely. If the principal members of our management team become unable or unwilling to continue in their present positions, it would become more difficult for us to pursue our growth strategy, which could reduce our revenues and profitability.

      If Richard Pietrafesa ceases to be our Chief Executive Officer, or if Philip Ean Cohen ceases to control The Pietrafesa Corporation other than by reason of death or disability, our deferred purchase price obligations under the Components and Windsong acquisition agreements may be accelerated. The accelerated payment of these deferred purchase price obligations could deplete our capital resources. In addition, the Alexander Julian license terminates if Mr. Cohen transfers control of the Pietrafesa Corporation without Alexander Julian's consent. See " -- Some of our Acquisition Agreements Contain Terms that could Prevent a Change of Control or a Change in Management and may Discourage Transactions which would Benefit our Shareholders."

      While we generally do not maintain key person life insurance covering our executive officers or other employees, we intend to purchase key person life insurance in the amount of $10 million covering Richard Pietrafesa prior to the consummation of the offering. In addition, we intend to purchase key person life insurance for Messrs. McCoy and Nadel in an amount equal to the up-front portion of the purchase price for Components and Diversified Apparel, respectively. We cannot assure you that we will be able to maintain such policies in effect or that the proceeds of such policies would adequately compensate us for the loss of the services of any of these people.

      OUR SIGNIFICANT RELIANCE ON TWO FABRIC MANUFACTURERS COULD CAUSE OUR COST OF SALES TO INCREASE, IMPAIR OUR ABILITY TO MEET OUR CUSTOMERS' DEMANDS AND REDUCE OUR REVENUES AND PROFITABILITY

      In 1998, we purchased 54% (by dollar value) of our total fabric requirements directly from two suppliers, Burlington Industries and Loro Piana. While we believe that we have had good relations with each of these two suppliers for over 10 years, we do not have long-term formal supply contracts with either of them. If our relationship with any significant supplier is interrupted, we will have to purchase fabric from alternate suppliers. These alternate suppliers might not provide us with fabrics at comparable prices, comparable quality or on a timely basis. If the price, availability or quality of fabrics or other raw materials used by us fluctuate significantly, it could increase our cost of sales or impair our ability to meet our customers' demands, each of which would reduce our revenues and profitability.

      FAILURE BY THIRD PARTY MANUFACTURERS TO FULFILL THEIR OBLIGATIONS COULD ADVERSELY AFFECT OUR ABILITY TO DELIVER PRODUCTS IN A TIMELY MANNER AND COULD REDUCE OUR PROFITABILITY

      As of December 31, 1998, we sourced approximately 72% of total product orders (by sales dollar value) with independent manufacturers. We intend for this percentage to increase. If our independent manufacturers fail to finance production adequately, maintain production capacity or otherwise produce finished goods on schedule, it will adversely affect our ability to deliver products to our customers in a timely fashion. Alternative manufacturers, if available, may not be able to provide us with products or services of comparable quality at an acceptable price or on a timely basis. Therefore, a failure by our independent manufacturers to fulfill their obligations could prevent us from meeting our clients' requirements in a timely manner, which could result in cancelled purchases by our clients and impair our relationships with them, each of which could reduce our profitability.

      IF OUR OR OUR CUSTOMERS' OR SUPPLIERS' YEAR 2000 COMPLIANCE EFFORTS ARE NOT SUCCESSFUL, OUR OPERATIONS MAY BE DISRUPTED AND OUR REVENUES AND PROFITABILITY COULD BE REDUCED

      We are highly dependent upon the proper function of our computer systems as well as those of our suppliers and customers. Arthur Andersen & Co. has advised us that we will have to upgrade, modify or replace portions of our financial systems to make them Year 2000 compliant. We currently estimate that the total cost of implementing our Year 2000 program will be approximately $200,000. If our computer systems or the computer systems of any of our suppliers or customers are not Year 2000 compliant or are unable to recover from system interruptions which may result from the Year 2000 date change, we may experience a disruption to our operations which could adversely affect our ability to process or fulfill orders from our customers, deliver products in a timely manner, send invoices or engage in normal business activities for an indefinite period of time. Such a disruption to our operations could result in a loss of revenues and a reduction of our profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Impact of the Year 2000 Issue."


RISKS RELATING TO OUR ACQUISITION STRATEGY AND FUTURE ACQUISITIONS


      OUR COMBINED OPERATING HISTORY MAY NOT BE INDICATIVE OF FUTURE OPERATING RESULTS


      We recently acquired Diversified Apparel and Global Sourcing Network and will acquire Components and Windsong simultaneously with the consummation of the offering. Accordingly, we have just begun to integrate the operations of these businesses with our pre-existing operations. Our pro forma results of operations and the historical results of Diversified Apparel, Global Sourcing Network, Components and Windsong cover periods when these businesses were not under our control or management and may not be indicative of our future financial or operating results or the results that would have been achieved if these businesses had been operating on a consolidated basis with us for the periods presented.


      Our management team has only recently been assembled and will be burdened by the integration and supervision of our combined operations and the implementation of our operating and growth strategies. We cannot assure you that the managers of Diversified Apparel, Global Sourcing Network, Components and Windsong will work effectively with our senior management or as part of a larger entity. Our inability to successfully integrate and supervise the operations, services, technologies and personnel of these acquired businesses, or implement our operating or growth strategies, could reduce our profitability and inhibit future growth.

      OUR INABILITY TO IMPLEMENT OUR GROWTH STRATEGY COULD REDUCE OUR REVENUES AND PROFITABILITY

      Our growth strategy depends heavily on the identification, acquisition and successful management of additional businesses. Pursuit of this growth strategy will divert our management's attention from other business concerns. It is also possible that our management, including the respective managers of our Diversified Apparel, Global Sourcing Network, Components and Windsong divisions, will not have the skills necessary to manage an aggressive acquisition program. Although we may recruit additional managers to supplement the existing management of any acquired businesses, we may not be able to recruit additional managers with the skills necessary to enhance the management of such businesses. Any or all of these factors could cause our growth strategy to fail and reduce our revenues and profitability.

      UNFORESEEN, UNKNOWN LIABILITIES IN CONNECTION WITH THE OPERATION OF ACQUIRED BUSINESSES MAY ADVERSELY AFFECT OUR WORKING CAPITAL AND LIQUIDITY AND REDUCE OUR PROFITABILITY

      Unforeseen, unknown liabilities may arise in connection with the ownership and operation of Diversified Apparel, Global Sourcing Network, Components, Windsong or any future acquired business. These liabilities could relate to such matters as previously unasserted contract or tort claims against such businesses and product liability claims relating to the design or production of the apparel distributed by such businesses, among others. Although we believe that the risk of pre-existing claims being successfully asserted against The Pietrafesa Corporation has been minimized by the acquisition structures we have employed, we cannot assure you that no such claims will be asserted or, if asserted, that such claims will not result in material liabilities to us. Contractual purchase price adjustments, as well as other contractual rights or other remedies available to us, may not be sufficient to compensate us in the event that such unforeseen liabilities arise. The occurrence of any such liability could have a material adverse effect on our working capital and liquidity and reduce our profitability.

      FUTURE PERFORMANCE OF THE ACQUIRED BUSINESSES MAY NOT BE COMMENSURATE WITH THEIR PURCHASE PRICES

      Valuations of Diversified Apparel, Global Sourcing Network, Components and Windsong were not established by independent appraisals, but were determined through purchase price negotiations among the parties. The consideration paid for each such business was based exclusively on these negotiations. A variety of factors played a role in these negotiations, including the financial performance of each business, its markets and its management. The consideration paid does not necessarily bear any relationship to the net book value of the acquired assets or to any other recognized measure of value. Independent valuations of Diversified Apparel, Global Sourcing Network, Components and Windsong may have been less than the consideration paid or to be paid by us for the acquisition of any of these businesses.

      REDUCTIONS IN OUR FUTURE NET INCOME CAUSED BY THE AMORTIZATION OF GOODWILL MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

      Approximately $29 million, or 31%, of our pro forma combined, as adjusted total assets as of March 31, 1999 consisted of goodwill arising from the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions. Goodwill is an intangible asset that represents the difference between the aggregate purchase price for the assets acquired, including deferred purchase price actually paid, and the amount of such purchase price allocated to the identified assets for purposes of an as-adjusted balance sheet. We are required to amortize the goodwill from the acquisitions over a period of time, with the amount amortized in a particular period constituting an expense that reduces our net income for that period.We plan to amortize goodwill associated with the acquisitions over a period of 20 years for Windsong, 15 years for Global Sourcing Network and Components and 10 years for Diversified Apparel, in each case beginning at the closing of each such acquisition. The amount amortized will not be less than $1.6 million per year for 10 years, of which $167,000 per year will not give rise to a corresponding tax benefit. We plan to evaluate continually whether events or circumstances have occurred that could result in an acceleration of the amount to be amortized. Such acceleration would reduce our net income by a corresponding amount.

      Further, each of the above-referenced acquisitions involves a deferred purchase price which we will pay if the acquired business achieves specified earnings targets. This deferred purchase price may result in additional goodwill of up to $29.7 million that will be amortized over a period of time to be determined at the date any deferred purchase price payments are made. The initial goodwill plus the additional goodwill, if any, resulting from such deferred purchase price provisions would result in an aggregate maximum goodwill amortization of $2.1 million for the year ending December 31, 2000, $2.3 million for the year ending December 31, 2001, $2.5 million for the year ending December 31, 2002, $2.9 million for the year ending December 31, 2003, $3.3 million for the year ending December 31, 2004 and $3.7 million for the year ending December 31, 2005. In addition, we will also be required to amortize the goodwill, if any, from any future acquisitions. Reductions in our net income resulting from the amortization of goodwill may adversely affect the market price of our Class A Common Stock.

      IF WE ARE UNABLE TO SUCCESSFULLY IMPLEMENT OR REALIZE COST SAVINGS CREATED BY OUR ACQUISITIONS, OUR OPERATING RESULTS MAY BE REDUCED

      We believe that our integration of Diversified Apparel, Global Sourcing Network, Components and Windsong will result in cost savings, including a reduction in operating expenses as a result of the elimination of duplicative administrative functions and personnel. Significant uncertainties, however, accompany any business combination, and we cannot assure you that we will be able to achieve our anticipated operating efficiencies or otherwise realize cost savings from the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions or future acquisitions. The inability to achieve anticipated operating efficiencies or cost savings could reduce our income or cause us to sustain a loss.

      SOME OF OUR AGREEMENTS CONTAIN TERMS THAT COULD IMPEDE A CHANGE IN CONTROL OR A CHANGE IN MANAGEMENT AND MAY DISCOURAGE TRANSACTIONS WHICH WOULD BENEFIT OUR SHAREHOLDERS

      If Philip Ean Cohen ceases to control The Pietrafesa Corporation, other than by reason of death or disability, we will immediately be required to pay Windsong, Inc. up to $17.8 million, representing the net present value of all unpaid amounts of the $22.0 million deferred portion of the purchase price for the assets of Windsong, Inc. The Alexander Julian license terminates if Mr. Cohen transfers control of The Pietrafesa Corporation without Alexander Julian's prior consent. If Richard Pietrafesa is no longer our chief executive officer, all unpaid amounts of the $4.7 million deferred portion of the purchase price under the Components acquisition agreement will be accelerated. These and other provisions included in the Components and Windsong acquisition agreements may entrench management or discourage transactions in which we are assigned an attractive valuation that would otherwise benefit our shareholders because a change in control is involved.


RISKS ASSOCIATED WITH OUR CAPITAL STRUCTURE


      HOLDERS OF CLASS A COMMON STOCK WILL HAVE LIMITED VOTING RIGHTS

      Following the offering, MS Pietrafesa, L.P., which is controlled by Phillip Ean Cohen, will continue to own all of the outstanding shares of Class B Common Stock. As such, MS Pietrafesa, L.P. will elect 75% of our directors and, except in very limited circumstances, will have the power to decide all other matters submitted to our stockholders. Holders of Class A Common Stock will generally have no voting rights except the right to elect 25% of our directors, until all shares of Class B Common Stock are converted into shares of Class A Common Stock or otherwise cease to be outstanding. As a result, Mr. Cohen will control the outcome of substantially all matters submitted to a vote of our stockholders. See "Description of Capital Stock."


      THE INTERESTS OF OUR CONTROLLING STOCKHOLDER MAY CONFLICT WITH THE INTERESTS OF THE HOLDERS OF OUR CLASS A COMMON STOCK

      The interests of Mr. Cohen may conflict with the interests of holders of Class A Common Stock. The concentration of voting power described above may make us an unattractive takeover target and may discourage acquisition proposals, even if such proposals are supported by holders of Class A Common Stock. In addition, Mr. Cohen's voting power permits him to implement policies not favored by, or in the best interests of, the holders of the Class A Common Stock. In addition, as long as any Class B Common Stock is outstanding, Mr. Cohen will be able to transfer voting control to a third party at a premium that will not be enjoyed by holders of the Class A Common Stock. Voting power will, in all likelihood, continue to be concentrated following conversion of all of the outstanding shares of Class B Common Stock, since MS Pietrafesa, L.P. would own approximately 46.6% of the outstanding shares of Class A Common Stock following the full conversion.

      FAILURE TO COMPLY WITH SIGNIFICANT COVENANT RESTRICTIONS IN OUR AGREEMENTS WITH OUR LENDERS COULD RESULT IN ACCELERATION OF OUR REPAYMENT OBLIGATIONS


      We may incur substantial additional indebtedness to fund our growth strategy. Incurring substantial additional indebtedness would reduce our financial flexibility and expose us to additional risks, including greater vulnerability to economic downturns and competitive pressures.


      Our agreements with our lenders contain significant operating and financial restrictions. Our current credit agreements and other loan documents contain restrictive covenants, including restrictions on incurrence of debt, dividend payments, sales of assets, acquisitions and other business combinations, transactions with affiliates, liens and investments. If we fail to comply with existing or future debt covenants, we could default under these agreements. If a default were to occur, the lender under such agreement could accelerate our repayment of the indebtedness evidenced by that agreement. Acceleration of our repayment obligations may also be required under any other agreements then in effect containing cross-acceleration or cross-default provisions. Any acceleration of our outstanding indebtedness could result in foreclosure against our operating and working capital assets, the termination of our license or other agreements and our bankruptcy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

      THE MARKET PRICE OF OUR CLASS A COMMON STOCK COULD BE ADVERSELY AFFECTED BY FUTURE SALES OF SUBSTANTIAL AMOUNTS OF SHARES IN THE PUBLIC MARKET

      There will be an aggregate of 4,333,333 shares of Class A Common Stock outstanding immediately after the offering, which amount could increase by up to 600,000 shares if the underwriters exercise their over-allotment option. Of these shares, the 4,000,000 shares of Class A Common Stock sold in this offering and, commencing six months after the completion of this offering, 58,333 shares of Class A Common Stock registered for resale, from time to time, by Windsong, Inc. will be freely tradable under the Securities Act of 1933.

      The balance of the shares of Class A Common Stock issued to Windsong, Inc. in connection with the Windsong acquisition and the up to 3,775,667 shares of Class A Common Stock to be issued upon conversion of the 3,775,667 outstanding shares of Class B Common Stock will be "restricted securities" and may, in the future, be sold in compliance with Rule 144 under the Securities Act, subject, in the case of the shares issued to Windsong, Inc., to the resale restrictions in the Windsong acquisition agreement. See "Shares Eligible for Future Sale."


      The sale or availability for sale of a large number of shares in the market after the offering could cause a decline in the market price of the Class A Common Stock. This could make it more difficult for us to raise funds through future offerings of our stock.

      ABSENCE OF CURRENT PUBLIC MARKET, DETERMINATION OF PUBLIC OFFERING PRICE AND MARKET UNCERTAINTY MAY CAUSE THE MARKET PRICE OF THE CLASS A COMMON STOCK TO FLUCTUATE

      There has not been a public market for the Class A Common Stock. We have applied for listing of the Class A Common Stock on the Nasdaq National Market. We do not know the extent to which investor interest in our stock will cause an active trading market to develop or be sustained, or how liquid that market might be. The market price for the Class A Common Stock could also fluctuate in response to various factors and events, including liquidity of the market for our shares, quarter-to-quarter variations in our results of operations and our significant developments and of other industry participants, pricing and competition in our industry, broad market fluctuations and economic and political conditions not directly related to our business. The initial public offering price of the Class A Common Stock will be determined by negotiation between us and representatives of the underwriters. Investors may not be able to resell their shares at or above the price that they pay in the initial public offering.

      PURCHASERS OF CLASS A COMMON STOCK WILL EXPERIENCE IMMEDIATE DILUTION AND WILL BE SUBJECT TO POTENTIAL FUTURE DILUTION

      Based upon our pro forma net tangible book value as of March 31, 1999, purchasers of Class A Common Stock in the offering will experience an immediate dilution of $9.37 in the pro forma net tangible book value per share of Class A Common Stock from the initial public offering price of $12.00 per share. Moreover, additional issuances of Class A Common Stock pursuant to the exercise of stock options or warrants that we may issue from time to time, or as payment of the deferred purchase price in connection with the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions, could cause further dilution in the net tangible book value per share of the Class A Common Stock. See "Dilution."


                           FORWARD-LOOKING STATEMENTS


      An investment in the Class A Common Stock offered hereby is speculative in nature and involves a high degree of risk. Some statements made in this prospectus under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus are forward-looking statements. Forward-looking statements are identified by use of terms such as "may," "will," "expect," "anticipate," "believe," "estimate," "intend," "plan" and similar expressions, although some forward-looking statements are expressed differently. Although we believe these statements are reasonable, there are important risks and uncertainties, including those discussed in the "Risk Factors" section above, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in general economic and business conditions, actions of competitors, changes in our business strategies and the factors set forth under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

                                 USE OF PROCEEDS


      Our net proceeds from the sale of 4,000,000 shares of Class A Common Stock in this offering, after payment of expenses of this offering, are estimated to be approximately $43.2 million, or $49.9 million if the underwriters' over-allotment option is exercised in full, assuming an initial public offering price of $12.00 per share, the midpoint of the range set forth on the cover page of this prospectus. We intend to apply the net proceeds as follows:

                                 (In thousands)
      Windsong acquisition ............................     $22,000
      Windsong escrow .................................       4,250(1)
      Notes due to sellers of Diversified Apparel and
      Global Sourcing Network .........................       1,200(2)
      Components acquisition ..........................       4,695
      Repay indebtedness ..............................      11,055(3)
                                                            -------
                                                            $43,200
                                                            =======

----------
(1) Indicates the amount that we will deposit in escrow prior to the closing of the Windsong acquisition to secure the payment of a performance-based portion of the purchase price of the Windsong acquisition. These funds will be released from escrow to Windsong, no later than March 31, 2000 if Windsong achieves targeted performance results. If these results are not achieved, the funds will be released to us and used for general corporate purposes.

(2)   These notes bear interest at a rate of 10% per annum and mature in May
      2002.

(3) Indicates the amount of proceeds that will be used to repay indebtedness under our revolving credit line with PNC Bank, National Association, which matures April 15, 2002. Borrowings under the PNC Bank revolving credit line bear interest, at our option, at a rate based on either the bank's commercial lending rate plus 0.5% or LIBOR plus 2.75%. In addition to the funding of our working capital requirements, borrowings under the PNC Bank revolving credit line were used to fund a $1.56 million tax distribution, the $1.4 million initial cash portion of the purchase price for Global Sourcing Network and the $800,000 initial cash portion of the Diversified Apparel purchase price. See "Certain Relationships and Related Transactions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Significant Acquisitions." As of June 30, 1999, $11.8 million was outstanding under the revolving credit line.

                                 CAPITALIZATION

      The following table sets forth as of March 31, 1999:


      (1) our actual capitalization, giving retroactive effect to the issuances of Class B Common Stock to our sole stockholder which have occurred or will occur prior to the completion of the offering;

      (2) our pro forma combined capitalization after giving effect to the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions, including the issuance of 333,333 shares of Class A Common Stock to Windsong, based on an assumed initial offering price of $12.00 per share, as part of our acquisition of Windsong; and

      (3) our pro forma combined capitalization, as adjusted to give effect to the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions, our sale of 4,000,000 shares of Class A Common Stock pursuant to the offering, assuming an initial public offering price of $12.00 per share, and the application of the net proceeds of the offering as described under "Use of Proceeds." Our pro forma combined capitalization, as adjusted, set forth below, excludes shares of Class A Common Stock which may be issued as deferred purchase price under the terms of the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions.


      This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Combined Financial Data" and the audited financial statements and the notes thereto included elsewhere in this prospectus.


                                                                         AS OF MARCH 31, 1999
                                                           ------------------------------------------------
                                                                                                 PRO FORMA
                                                                                                 COMBINED,
                                                             ACTUAL      PRO FORMA COMBINED     AS ADJUSTED
                                                           ----------   --------------------   ------------
                                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Long term debt, net of current maturities ..............    $13,054            $16,969            $ 5,914

Stockholders' equity:
 Class A Common Stock, par value $.001 per share;
   12,000,000 shares authorized, no shares issued and
   outstanding, 333,333 shares issued and outstanding
   pro forma combined and 4,333,333 shares issued and
   outstanding pro forma combined, as adjusted .........         --                 --                  4

 Class B Common Stock, par value $.0002 per share;
   10,000,000 shares authorized, 3,775,667 shares
   issued and outstanding actual, pro forma combined
   and pro forma combined, as adjusted .................         --                 --                 --

Additional paid-in capital .............................      3,191              7,191             50,387

Retained earnings ......................................        282                282                282
                                                            -------            -------            -------
  Total stockholders' equity ...........................      3,473              7,473             50,673
                                                            -------            -------            -------
Total capitalization ...................................    $16,527            $24,442            $56,587
                                                            =======            =======            =======

                                DIVIDEND POLICY

      We have not declared or paid any cash or other dividends on our capital stock and we do not expect to pay dividends for the foreseeable future. We anticipate that all of our earnings in the foreseeable future will be used for the operation of our business, to support our growth strategy and to reduce our indebtedness. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition and capital requirements. In addition, our existing credit facility with PNC Bank, National Association, and other loan agreements contain, and any successor facility will likely contain, prohibitions on our ability to pay dividends. Please refer to the "Certain Relationships and Related Transactions" section of this prospectus, however, for a description of tax-related distributions required to be made by MS Pietrafesa, L.P. to its partners under its partnership agreement. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                    DILUTION


      Our net tangible book value as of March 31, 1999, was $3.3 million, or $0.88 per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the aggregate number of shares of Common Stock outstanding. Dilution in the net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Class A Common Stock in this offering and the net tangible book value per share of Common Stock immediately afterwards. After giving effect to the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions and our obligation to issue to Windsong, Inc. as part of our acquisition of Windsong, $4.0 million worth of Class A Common Stock at our initial public offering price, which would result in the issuance of 333,333 shares of Class A Common Stock, our net tangible book value as of March 31, 1999 would have been $(21.9) million or $(5.33) per share. After giving effect to the sale of 4,000,000 shares of Class A Common Stock offered hereby at an assumed initial public offering price of $12.00 per share, and the application of the net proceeds therefrom, our pro forma net tangible book value as of March 31, 1999 would have been approximately $21.3 million, or $2.63 per share. This represents an immediate increase in net tangible book value of $7.96 per share to the holder of our Class B Common Stock and an immediate dilution in net tangible book value of $9.37 per share to purchasers of Class A Common Stock in the offering. The following table illustrates this per share dilution.

Assumed initial public offering price per share .......................................               $  12.00

 Net tangible book value per share of Common Stock as of March 31,1999 ................  $  0.88

 Decrease in net tangible book value per share of Common Stock attributable to the
   Diversified Apparel, Global Sourcing Network, Components and Windsong
   acquisitions .......................................................................    (6.21)
                                                                                         -------

 Pro forma net tangible book value per share of Common Stock after the acquisitions ...    (5.33)

 Increase in pro forma net tangible book value per share of Common Stock
   attributable to new investors ......................................................     7.96
                                                                                         -------
 Pro forma net tangible book value per share of Common Stock after the acquisitions
   and the offering ...................................................................                   2.63
                                                                                                      --------
 Dilution per share of Class A Common Stock to new investors ..........................               $   9.37
                                                                                                      ========

      The following table sets forth, on the pro forma basis described above, as of March 31, 1999, the difference between the number of shares purchased, the total consideration paid and the average price per share paid by the existing stockholder and new investors purchasing shares of Class A Common Stock in this offering. The information presented is based upon an assumed initial public offering price of $12.00 per share, the midpoint of the range set forth on the cover page of this prospectus, before deducting the estimated offering expenses and underwriting discounts and commissions:

                                             SHARES                  TOTAL CONSIDERATION
                                 ------------------------------   -------------------------
                                                                                               AVERAGE PRICE
                                       NUMBER          PERCENT        AMOUNT       PERCENT       PER SHARE
                                 ------------------   ---------   -------------   ---------   --------------
Existing stockholder .........        3,775,667          46.6%    $ 8,184,454        13.6%       $  2.17
Windsong, Inc. ...............          333,333(1)        4.1       4,000,000         6.6          12.00
New investors ................        4,000,000          49.3      48,000,000        79.8          12.00
                                      ---------         -----     -----------       -----
                                      8,109,000(2)      100.0%    $60,184,454       100.0%
                                      =========         =====     ===========       =====

----------
(1) Represents shares issued as part of the purchase price of the Windsong acquisition.

(2) Excludes shares of Class A Common Stock to be reserved for issuance upon the exercise of options which may be issued under our Stock Option Plan, under which options to purchase a number of shares equal to 10% of our outstanding capital stock immediately following the offering may be granted. See "Management -- Stock Option Plan."

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


      The following tables present our selected historical statement of operations and historical balance sheet data for each year in the five-year period ended December 31, 1998 and for the three-month periods ended March 31, 1998 and 1999. The selected annual historical financial data were derived from audited consolidated financial statements. The selected historical financial data as of March 31, 1998 and 1999 and for the three-month periods then ended were derived from our unaudited interim financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position, and the results of operations for these periods. Operating results for the three-month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999.

      Our statement of operations, balance sheet and other data include a number of items that require further explanation. These items include:

      o Impairment loss on fixed assets, which relates to the reduction of property, plant, and equipment to their net realizable value less sale costs based on independent appraisals. In 1995, we discontinued the low price point tailored clothing segment of our business and closed the related manufacturing facilities located in Carrollton, Georgia. Accordingly, in 1995 we reduced the net book value of plant and equipment, as well as furniture and fixtures, located at the Carrollton facility, to their net realizable value and realized an impairment loss of $2.3 million. The impairment loss of $170,000 in 1996 related to equipment which we disposed of at our former Sturgis, Kentucky facility;

      o Public offering costs, which relate to the abandonment of our public offering in 1998 due to adverse market conditions;

      o Provision for income taxes, which was not included in our statement of operations data prior to October, 1998 because our predecessor, MS Pietrafesa, L.P., was not subject to state or federal income taxes;

      o Extraordinary item, which relates to the forgiveness of all of our outstanding subordinated debt in 1996; and

      o Pro forma weighted average number of common shares outstanding, basic and diluted, for 1998 and the first quarter of 1999, which consists of the 3,775,667 shares of Class B Common Stock owned by our sole stockholder as of the date of the offering.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" and " -- Results of Operations" for a more detailed explanation of these items.

      In addition, we have included under "Other Data" below and in our Selected Historical Consolidated Financial Data, the line item "EBITDA plus public offering costs," which represents income (loss) before provision (benefit) for income taxes plus depreciation and amortization plus interest expense plus public offering costs. EBITDA plus public offering costs is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. We believe that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the apparel industry. Accordingly, as modified to exclude our public offering costs, it has been disclosed in this prospectus to permit a more complete description of our performance relative to other companies in the apparel industry. Our definition of EBITDA may not be identical to the definitions used by other companies and, therefore, may not necessarily provide an accurate basis for comparison.


      The selected historical financial data set forth below should be read in conjunction with our financial statements and notes thereto included elsewhere in this prospectus, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial data included herein.

                                                                                                        FOR THE THREE MONTHS
                                                      FOR THE YEAR ENDED DECEMBER 31,                     ENDED MARCH 31,
                                       ------------------------------------------------------------- --------------------------
                                          1994         1995         1996        1997        1998          1998         1999
                                       ---------- ------------- ----------- ----------- ------------ ------------- ------------
                                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues .........................  $54,859     $  51,431    $ 44,000    $ 37,582    $   56,763   $    9,503    $   17,803
Cost of sales ........................   45,803        46,533      34,769      29,218        47,062        7,028        14,833
                                        -------     ---------    --------    --------    ----------   ----------    ----------
Gross profit .........................    9,056         4,898       9,231       8,364         9,701        2,475         2,970
Operating expenses:
 Selling, general and
   administrative expenses ...........    7,250        10,080       7,427       6,150         5,536        1,305         1,201
 Impairment loss on fixed assets .....       --         2,324         170          --            --           --            --
 Depreciation and amortization
   expense ...........................       99           102         165         151           222           64            68
                                        -------     ---------    --------    --------    ----------   ----------    ----------
                                          7,349        12,506       7,762       6,301         5,758        1,369         1,269
                                        -------     ---------    --------    --------    ----------   ----------    ----------
Operating income (loss) ..............    1,707        (7,608)      1,469       2,063         3,943        1,106         1,701
Interest expense .....................    1,648         1,914       1,962       1,507         1,209          253           296
Public offering costs ................       --            --          --          --           823           --            --
                                        -------     ---------    --------    --------    ----------   ----------    ----------
Income (loss) before income taxes
 and extraordinary item ..............       59        (9,522)       (493)        556         1,911          853         1,405
Provision for income taxes ...........       --            --          --          --           514           --           565
                                        -------     ---------    --------    --------    ----------   ----------    ----------
Income (loss) before
 extraordinary item ..................       59        (9,522)       (493)        556         1,397          853           840
                                        -------     ---------    --------    --------    ----------   ----------    ----------
Extraordinary item ...................       --            --       3,150          --            --           --            --
                                        -------     ---------    --------    --------    ----------   ----------    ----------
Net income (loss) ....................  $    59     $  (9,522)   $  2,657    $    556    $    1,397   $      853    $      840
                                        =======     =========    ========    ========    ==========   ==========    ==========
PRO FORMA INCOME DATA:
Income before income taxes ...........                                                   $    1,911   $      853    $    1,405
Pro forma provision for income
 taxes ...............................                                                          764          341           565
                                                                                         ----------   ----------    ----------
Pro forma net income .................                                                   $    1,147   $      512    $      840
                                                                                         ==========   ==========    ==========
Pro forma basic and diluted net
 income per common share .............                                                   $     0.30   $     0.14    $     0.22
Pro forma basic and diluted
 weighted average number of
 common shares outstanding ...........                                                    3,775,667    3,775,667     3,775,667

                                                            AS OF DECEMBER 31,                     AS OF MARCH 31,
                                       -------------------------------------------------------- ---------------------
                                          1994        1995         1996        1997      1998      1998       1999
                                       --------- ------------- ------------ --------- --------- --------- -----------
                                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficiency) .........  $ 4,713    $  (3,287)    $ (2,412)   $ 4,642   $ 9,239   $ 5,707   $ 10,520
Total assets .........................   40,035       27,116       23,627     19,673    29,375    21,838     29,944
Total long-term debt, net of current
 maturities ..........................    7,429        3,746        3,036      8,663    12,561     8,754     13,054
Total partners' capital and
 stockholders' equity ................    8,818         (704)       2,153      2,709     2,383     3,562      3,473

                                                                                                           FOR THE THREE MONTHS
                                                      FOR THE YEAR ENDED DECEMBER 31,                         ENDED MARCH 31,
                                    --------------------------------------------------------------------   ---------------------
                                        1994           1995           1996         1997          1998         1998        1999
                                    -----------   -------------   -----------   ----------   -----------   ---------   ---------
                                                                           (IN THOUSANDS)
OTHER DATA:
EBITDA plus public offering costs    $  2,719       $  (6,411)     $  2,415      $  2,865     $  4,731      $1,308      $1,886
Capital expenditures ............       1,103             368           105            59          592          90         109
Cash (used in) provided by
 operating activities ...........      (3,022)          3,779         2,445         3,056       (1,395)         28        (613)
Cash (used in) provided by
 investing activities ...........      (1,035)           (265)          419         2,185         (563)        (90)       (109)
Cash (used in) provided by
 financing activities ...........       4,540          (4,001)       (2,866)       (5,242)       1,969          62         721

                        PRO FORMA COMBINED FINANCIAL DATA


      Our pro forma combined financial data includes our statement of operations data which reflects our historical results after giving effect to the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions as if they occurred on January 1, 1998, and also includes our balance sheet data, which reflects our balance sheet and the balance sheets of Diversified Apparel, Global Sourcing Network, Components and Windsong as if the acquisitions of such businesses had occurred on March 31, 1999. The acquisitions of Diversified Apparel and Global Sourcing Network were consummated on April 15, 1999. We have entered into definitive agreements to purchase the Components and Windsong businesses. Our acquisition of Components and Windsong will occur simultaneously with this offering. The pro forma combined, as adjusted financial data includes our pro forma combined information as adjusted for this offering and the application of the proceeds of this offering. The pro forma combined financial data are based upon preliminary estimates, available information and assumptions that management deems appropriate, but are not necessarily indicative of the results that would have been obtained had such events occurred at the times assumed or our future results. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus.

      The acquisitions have been recorded in the pro forma financial statements as a purchase in accordance with Accounting Principle Board Opinion No. 16. Accordingly, the purchase price of each acquisition has been allocated to the fair value of the assets acquired and the amount of the liabilities assumed, with the remainder allocated to goodwill. No other intangible assets were acquired as part of the acquisitions. The initial purchase price of Components will be paid entirely in cash. The initial purchase prices of Global Sourcing Network and Diversified Apparel were paid in cash and by the issuance of notes. The initial purchase price of Windsong will be paid in cash and $4.0 million worth of Class A Common Stock valued at the initial public offering price, assumed to be $12.00 per share, or 333,333 shares. A summary of the purchase price of the acquisitions and allocation of each such price to the fair value of assets acquired and liabilities assumed is shown below:


            SCHEDULE OF ALLOCATION OF PURCHASE PRICE OF ACQUISITIONS


                                                                  GLOBAL
                                                DIVERSIFIED      SOURCING                                        TOTAL
                                                  APPAREL         NETWORK      COMPONENTS       WINDSONG        COMBINED
                                               -------------   ------------   ------------   -------------   -------------
                                                                             (IN THOUSANDS)
PURCHASE PRICE:
Cash portion ...............................     $     800       $  1,400       $  4,695       $  22,000       $  28,895
Equity portion .............................            --             --             --           4,000           4,000
Sellers' notes .............................           400            800             --              --           1,200
Costs directly associated with the
 acquisition ...............................           350            350            350             400           1,450
                                                 ---------       --------       --------       ---------       ---------
Total purchase price .......................     $   1,550       $  2,550       $  5,045       $  26,400       $  35,545
ALLOCATION OF PURCHASE PRICE:
Fair value of assets acquired ..............     $  (2,457)      $ (1,171)      $ (8,660)      $ (19,998)      $ (32,286)
Assumption of liabilities ..................     $   1,955       $  1,121       $  6,021       $  16,862       $  25,959
                                                 ---------       --------       --------       ---------       ---------
Goodwill acquired ..........................     $   1,048       $  2,500       $  2,406       $  23,264       $  29,218
                                                 =========       ========       ========       =========       =========
Pro forma amortization expense .............     $     105       $    167       $    160       $   1,163       $   1,595
                                                 =========       ========       ========       =========       =========
Pro forma amortization for quarter .........     $      26       $     42       $     40       $     291       $     399
                                                 =========       ========       ========       =========       =========

      Goodwill will be amortized over a period ranging from 10 to 20 years. The principal assets acquired or to be acquired for each of the acquisitions are accounts receivable, inventory and goodwill. The principal liabilities assumed for each of the acquisitions are accounts payable, accrued expenses and debt facilities. The amount of goodwill recorded in the pro forma financial statements is based on the assets and liabilities of the acquisitions as of March 31, 1999, which are estimated to approximate fair value at that date. The actual amount of goodwill recorded when the acquisitions are completed will vary depending on the actual amount of assets and liabilities of the acquisitions on the acquisition dates. However, we do not believe there will be a material difference between the assumed and actual amount of goodwill recorded since the purchase agreements contain mandatory purchase price adjustments to the extent that net assets or working capital do not meet targeted amounts. In addition, a portion of the purchase price for each of the above-referenced acquisitions will be deferred, which we will pay upon the achievement by the acquired business of specified performance targets. These deferred purchase price provisions may result in additional goodwill of $29.7 million that will be amortized over a period ranging from nine to 19 years. The initial goodwill plus the additional goodwill, if any, resulting from such deferred purchase price provisions would result in aggregate goodwill amortization of $2.1 million for the year ending December 31, 2000, $2.3 million for the year ending December 31, 2001, $2.5 million for the year ending December 31, 2002, $2.9 million for the year ending December 31, 2003, $3.3 million for the year ending December 31, 2004 and $3.7 million for the year ending December 31, 2005.

      The statement of operations data reflects the following pro forma adjustments:

      o A reduction of selling, general and administrative expenses totaling $2.7 million in 1998 representing the excess of actual 1998 compensation expense and benefits over the compensation and benefits to be paid to the former owners of Diversified Apparel, Global Sourcing Network, Components and Windsong, under their respective employment agreements. This pro forma information is shown solely to demonstrate the changed circumstances that will exist following the consummation of the acquisitions. Although the administrative expenses of the acquired businesses will decline after the offering as a result of the reduced compensation payable to the former owners of these businesses, the roles and responsibilities and the administrative function of these individuals will not be diminished as a result of the acquisitions. We do not expect to incur any additional administrative expense beyond those reflected in the adjustments going forward. We believe this information is necessary for investors to realistically assess the impact of these acquisitions;

      o The amortization of goodwill resulting from the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions as if the acquisitions occurred on January 1, 1998. The calculation of this adjustment is shown in the table above entitled, "Schedule of Allocation of Purchase Price of Acquisitions";

      o The reduction of interest expense incurred during 1998, the first quarter of 1999 and the first quarter of 1998 on interest-bearing subordinated accounts payable of Windsong that we will not assume as part of the Windsong acquisition;

      o The reduction of interest expense resulting from repayment of debt with the proceeds of the offering, net of a fee for unused availability under the PNC Bank credit facility that will result from the repayment of the PNC Bank credit facility with the proceeds of this offering;

      o The income tax effect of the pro forma adjustments and the additional tax expense necessary to adjust our historical income tax expense to a combined effective federal and state tax rate of 40%. See footnote 1 to the Pro Forma Statement of Operations for further information;

      o Pro forma combined weighted average number of shares outstanding, basic and diluted, includes, in addition to the 3,775,667 shares of Class B Common Stock owned by our sole stockholder as of the date of the offering, 333,333 shares of Class A Common Stock issued to Windsong at the initial public offering price as part of our acquisition of Windsong, based on an assumed offering price of $12.00 per share; and

      o Pro forma combined, as adjusted weighted average number of common shares outstanding, basic and diluted, which includes, in addition to all shares of Class A Common Stock to be issued in the offering and the initial portion of the Windsong acquisition price, 3,775,667 shares of Class B Common Stock owned by our sole stockholder as of the date of the offering.

      The balance sheet data reflects the following pro forma adjustments:

      o Goodwill as a result of the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions as calculated in the table above entitled, "Schedule of Allocation of Purchase Price of Acquisitions";

      o Deposit of $4.25 million cash in escrow which will be paid to the sellers of Windsong if Windsong achieves specified earnings targets during 1999;

      o Elimination of certain liabilities that are not being assumed as part of the acquisition of Windsong;

      o For purposes of the acquisition pro forma adjustments, we have assumed an acquisitions payable amount, which represents the initial purchase price owed for the Components and Windsong acquisitions and the Windsong escrow amount. No interest expense has been provided for the Windsong and Components acquisitions as those acquisitions will be funded by the proceeds of the offering. See "Use of Proceeds";

      o Elimination of common stock and retained earnings of the acquisitions;

      o     Elimination of the additional paid-in capital of the acquisitions;

      o Issuance of $4.0 million worth of Class A Common Stock associated with the acquisition of Windsong at an assumed price of $12.00 per share;

      o Assumed net proceeds of approximately $43.2 million from this offering; and

      o     Our use of the net proceeds of the offering. See "Use of Proceeds."

      In addition to the adjustments included in the pro forma combined financial data, our acquisition and integration of the acquired businesses may affect their operations in other ways. We expect the acquired businesses to be able to use our existing merchandising, sourcing, sales and accounting staff to perform certain functions performed for the acquired businesses historically by third party consultants. For example, as a condition to our acquisition of Global Sourcing Network, it agreed to stop paying royalties and commissions to third party consultants who assisted in the development, merchandising and international sourcing of apparel programs for S&K Famous Brands. These terminated commissions and royalties totaled $870,000 in 1998. We expect that our existing staff will perform these services for Global Sourcing Network at no additional cost to us and without any loss of revenues. We also expect to incur additional costs associated with being a public company which are estimated to be $300,000 per year.

                 PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA

                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                   THE                      GLOBAL
                                                PIETRAFESA   DIVERSIFIED   SOURCING                              TOTAL
                                               CORPORATION     APPAREL      NETWORK   COMPONENTS   WINDSONG    COMBINED
                                              ------------- ------------- ---------- ------------ ---------- ------------
                                                                            (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net revenues ................................    $56,763       $ 2,633     $18,062      $19,993    $63,630    $ 161,081
Cost of sales ...............................     47,062         1,590      16,768       15,007     49,884      130,311
                                                 -------       -------     -------      -------    -------    ---------
Gross profit ................................      9,701         1,043       1,294        4,986     13,746       30,770
Operating expenses:
 Selling, general and administrative
  expenses ..................................      5,536           765       1,390        3,107     10,917       21,715
 Depreciation and amortization expenses .....        222             3           4            1        157          387
                                                 -------       -------     -------      -------    -------    ---------
                                                   5,758           768       1,394        3,108     11,074       22,102
                                                 -------       -------     -------      -------    -------    ---------
Operating income (loss) .....................      3,943           275        (100)       1,878      2,672        8,668
Interest expense ............................      1,209             1          --          293      1,661        3,164
Public offering costs .......................        823            --          --           --         --          823
                                                 -------       -------     -------      -------    -------    ---------
Income (loss) before income taxes ...........      1,911           274        (100)       1,585      1,011        4,681
Provision for income taxes ..................        514            24         (46)         158         46          696
                                                 -------       -------     -------      -------    -------    ---------
Net income (loss) ...........................    $ 1,397       $   250     $   (54)     $ 1,427    $   965    $   3,985
                                                 =======       =======     =======      =======    =======    =========



                                                       COMPANY       ACQUISITION                                      PRO FORMA
                                                      PRO FORMA       PRO FORMA       PRO FORMA        OFFERING       COMBINED,
                                                     ADJUSTMENTS     ADJUSTMENTS       COMBINED      ADJUSTMENTS     AS ADJUSTED
                                                    -------------   -------------   -------------   -------------   ------------
                                                                  (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues ....................................      $   --         $     --       $  161,081        $   --        $  161,081
Cost of sales ...................................          --               --          130,311            --           130,311
                                                       ------         --------       ----------        ------        ----------
Gross profit ....................................          --               --           30,770            --            30,770
Operating expenses:
 Selling, general and administrative
  expenses ......................................          --           (2,667)          19,048            --            19,048
 Depreciation and amortization expenses .........          --            1,595            1,982            --             1,982
                                                       ------         --------       ----------        ------        ----------
                                                           --           (1,072)          21,030            --            21,030
                                                       ------         --------       ----------        ------        ----------
Operating income (loss) .........................          --            1,072            9,740            --             9,740
Interest expense ................................          --              157            3,321          (936)            2,385
Public offering costs ...........................          --               --              823            --               823
Income (loss) before income taxes ...............          --              915            5,596           936             6,532
Provision for income taxes ......................         250(1)         1,292(1)         2,238           374             2,612
                                                       --------       ----------     ----------        ------        ----------
Net income (loss) ...............................      $ (250)        $   (377)      $    3,358        $  562        $    3,920
                                                       ========       ==========     ==========        ======        ==========
Basic and diluted net income (loss) per
 common share ...................................                                    $     0.82                      $     0.48
Basic and diluted weighted average number
 of common shares outstanding ...................                                     4,109,000                       8,109,000

                 PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA

                    FOR THE THREE MONTHS ENDED MARCH 31, 1999


                                                   THE                      GLOBAL
                                                PIETRAFESA   DIVERSIFIED   SOURCING                            TOTAL
                                               CORPORATION     APPAREL      NETWORK   COMPONENTS   WINDSONG   COMBINED
                                              ------------- ------------- ---------- ------------ ---------- ---------
                                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net revenues ................................    $17,803       $2,233       $6,040      $5,384     $14,552    $46,012
Cost of sales ...............................     14,833       1,697         5,622       4,123      11,170     37,445
                                                 -------       ------       ------      ------     -------    -------
Gross profit ................................      2,970         536           418       1,261       3,382      8,567
Operating expenses:
 Selling, general and administrative
  expenses ..................................      1,201         336           261         604       2,030      4,432
 Depreciation and amortization expenses .....         68          --            --          --          40        108
                                                 -------       ------       ------      ------     -------    -------
                                                   1,269         336           261         604       2,070      4,540
                                                 -------       ------       ------      ------     -------    -------
Operating income ............................      1,701         200           157         657       1,312      4,027
Interest expense ............................        296           4            --          76         334        710
Public offering cost ........................         --          --            --          --          --         --
                                                 -------       ------       ------      ------     -------    -------
Income before income taxes ..................      1,405         196           157         581         978      3,317
Provision for income taxes ..................        565            (1)         --          --          44        608
                                                 -------       --------     ------      ------     -------    -------
Net income ..................................    $   840       $ 197        $  157      $  581     $   934    $ 2,709
                                                 =======       =======      ======      ======     =======    =======



                                                     COMPANY     ACQUISITION                                PRO FORMA
                                                    PRO FORMA     PRO FORMA     PRO FORMA      OFFERING    COMBINED, AS
                                                   ADJUSTMENTS   ADJUSTMENTS     COMBINED    ADJUSTMENTS     ADJUSTED
                                                  ------------- ------------- ------------- ------------- -------------
                                                             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues ....................................      --          $   --      $   46,012      $   --      $   46,012
Costs of sales ..................................      --              --          37,445          --          37,445
                                                       --          ------      ----------      ------      ----------
Gross profit ....................................      --              --           8,567          --           8,567
Operating expenses:
 Selling, general and administrative
  expenses ......................................      --               1           4,433          --           4,433
 Depreciation and amortization expenses .........      --             399             507          --             507
                                                       --          ------      ----------      ------      ----------
                                                       --             400           4,940          --           4,940
                                                       --          ------      ----------      ------      ----------
Operating income (loss) .........................      --            (400)          3,627          --           3,627
Interest expense ................................      --               2             712        (173)            539
                                                       --          ------      ----------      ------      ----------
Income (loss) before income taxes ...............      --            (402)          2,915         173           3,088
Provision for income taxes ......................      --             561(1)        1,169          66           1,235
                                                       --          --------    ----------      ------      ----------
Net income (loss) ...............................      --          $ (963)     $    1,746      $  107      $    1,853
                                                       ==          ========    ==========      ======      ==========
Basic and diluted net income (loss) per
 common share ...................................                              $     0.42                  $     0.23
Basic and diluted weighted average number
 of common shares outstanding ...................                               4,109,000                   8,109,000

                 PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA

                    FOR THE THREE MONTHS ENDED MARCH 31, 1998


                                                   THE                      GLOBAL
                                                PIETRAFESA   DIVERSIFIED   SOURCING                            TOTAL
                                               CORPORATION     APPAREL      NETWORK   COMPONENTS   WINDSONG   COMBINED
                                              ------------- ------------- ---------- ------------ ---------- ---------
                                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net revenues ................................     $9,503         $260       $5,831      $4,868     $17,312    $37,774
Cost of sales ...............................      7,028           18        5,372       3,596      13,684     29,698
                                                  ------         ----       ------      ------     -------    -------
Gross profit ................................      2,475          242          459       1,272       3,628      8,076
Operating expenses:
 Selling, general and administrative
  expenses ..................................      1,305          176          324         509       2,090      4,404
 Depreciation and amortization expenses .....         64           --           --          --          41        105
                                                  ------         ----       ------      ------     -------    -------
                                                   1,369          176          324         509       2,131      4,509
                                                  ------         ----       ------      ------     -------    -------
Operating income ............................      1,106           66          135         763       1,497      3,567
Interest expense ............................        253           --           --          67         448        768
Public offering costs .......................         --           --           --          --          --         --
                                                  ------         ----       ------      ------     -------    -------
Income before income taxes ..................        853           66          135         696       1,049      2,799
Provision for income taxes ..................         --           13            2          16          47         78
                                                  ------         ----       ------      ------     -------    -------
Net income ..................................     $  853         $ 53       $  133      $  680     $ 1,002    $ 2,721
                                                  ======         ====       ======      ======     =======    =======



                                                     COMPANY     ACQUISITION                                PRO FORMA
                                                    PRO FORMA     PRO FORMA     PRO FORMA      OFFERING    COMBINED, AS
                                                   ADJUSTMENTS   ADJUSTMENTS     COMBINED    ADJUSTMENTS     ADJUSTED
                                                  ------------- ------------- ------------- ------------- -------------
                                                             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Net revenues ....................................    $   --        $   --      $   37,774      $   --      $   37,774
Costs of sales ..................................        --            --          29,698          --          29,698
                                                     ------        ------      ----------      ------      ----------
Gross profit ....................................        --            --           8,076          --           8,076
Operating expenses:
 Selling, general and administrative
  expenses ......................................        --           (93)          4,311          --           4,311
 Depreciation and amortization expenses .........        --           399             504          --             504
                                                     ------        ------      ----------      ------      ----------
                                                         --           306           4,815          --           4,815
                                                     ------        ------      ----------      ------      ----------
Operating income (loss) .........................        --          (306)          3,261          --           3,261
Interest expense ................................        --          (161)            607        (257)            350
Public offering costs ...........................        --            --              --          --              --
                                                     ------        ------      ----------      ------      ----------
Income (loss) before income taxes ...............        --          (145)          2,654         257           2,911
Provision for income taxes ......................       341(1)        642(1)        1,061         103           1,164
                                                     --------      --------    ----------      ------      ----------
Net income (loss) ...............................    $ (341)       $ (787)     $    1,593      $  154      $    1,747
                                                     ========      ========    ==========      ======      ==========
Basic and diluted net income per common
 share ..........................................                              $     0.39                  $     0.22
Basic and diluted weighted average number
 of common shares outstanding ...................                               4,109,000                   8,109,000


----------

(1) Reflects the income tax effect of the pro forma adjustments and the additional tax expense necessary to adjust our historical income tax expense to a combined effective federal and state tax rate of 40%. This pro forma adjustment was made to reflect this effective rate as the income of The Pietrafesa Corporation and the combining companies was not all taxable in 1998 but would have been taxable had the transaction been consummated on January 1, 1998. Prior to October 1, 1998, The Pietrafesa Corporation operated as a limited partnership with income and loss included in the taxable income of the individual partners.

    Diversified Apparel, Components and Windsong operated as S-corporations for federal income tax purposes. Accordingly, the income and loss of Diversified Apparel, Components and Windsong were included in the taxable income of their shareholders. These adjustments are summarized as follows:



                                                                              FOR THE
                                                                           THREE MONTHS               FOR THE
                                              FOR THE YEAR ENDED               ENDED             THREE MONTHS ENDED
                                               DECEMBER 31, 1998          MARCH 31, 1999           MARCH 31, 1998
                                         -----------------------------   ----------------   ----------------------------
                                            COMPANY       ACQUISITION       ACQUISITION        COMPANY       ACQUISITION
                                           PRO FORMA       PRO FORMA         PRO FORMA        PRO FORMA       PRO FORMA
                                          ADJUSTMENTS     ADJUSTMENTS       ADJUSTMENTS      ADJUSTMENTS     ADJUSTMENTS
                                         -------------   -------------   ----------------   -------------   ------------
                                                                         (IN THOUSANDS)
To adjust historical income tax
  expense to an effective tax rate
  of 40%
  The Pietrafesa Corporation .........        $250                                               $341
  Diversified Apparel ................                      $    86           $   79                           $  13
  Global Sourcing Network ............                            6               63                              52
  Components .........................                          476              232                             262
  Windsong ...........................                          358              348                             373
Tax effect of pro forma adjustments
  assuming a 40% tax rate ............                          366             (161)                            (58)
                                                            -------           ------                           -----
  Total ..............................        $250          $ 1,292           $  561             $341          $ 642
                                              ====          =======           ======             ====          =====

                      PRO FORMA COMBINED BALANCE SHEET DATA
                              AS OF MARCH 31, 1999



                                                      THE                      GLOBAL
                                                   PIETRAFESA   DIVERSIFIED   SOURCING                            TOTAL
                                                  CORPORATION     APPAREL      NETWORK   COMPONENTS   WINDSONG   COMBINED
                                                 ------------- ------------- ---------- ------------ ---------- ---------
                                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Assets
 Current assets
  Cash .........................................    $    13        $  116      $   --      $  187     $    21    $   337
  Accounts receivable ..........................      8,488         1,471         589       5,199       8,527     24,274
  Inventories ..................................     12,682           792         434       2,454       9,473     25,835
  Prepaid expenses and other assets ............      1,313            56         139          --       1,308      2,816
                                                    -------        ------      ------      ------     -------    -------
 Total current assets ..........................     22,496         2,435       1,162       7,840      19,329     53,262
Property, plant and equipment, net .............      6,523            13           9         312         598      7,455
Goodwill .......................................         --            --          --          --          --         --
Other assets ...................................        925             9          --         508          71      1,513
                                                    -------        ------      ------      ------     -------    -------
Total assets ...................................    $29,944        $2,457      $1,171      $8,660     $19,998    $62,230
                                                    =======        ======      ======      ======     =======    =======
Liabilities and stockholders' equity
 Current liabilities
  Credit facility ..............................    $    --        $  150      $   --      $3,369     $10,707    $14,226
  Accounts payable .............................      7,166         1,300         898       2,494       6,365     18,223
  Other current liabilities ....................      2,767           357         223         158         859      4,364
  Tax distribution payable .....................      1,516            70          --          --          --      1,586
  Current maturities of long-term
    debt .......................................        527            --          --          --         124        651
                                                    -------        ------      ------      ------     -------    -------
 Total current liabilities .....................     11,976         1,877       1,121       6,021      18,055     39,050
Deferred tax liability .........................      1,441            --          --          --          --      1,441
Long-term debt, net of current
 maturities ....................................     13,054            --          --          --         187     13,241
Stockholders' equity
 Common stock ..................................         --             1           1         300           1        303
 Additional paid-in capital ....................      3,191            --          --          --           6      3,197
 Retained earnings .............................        282           579          49       2,339       1,749      4,998
                                                    -------        ------      ------      ------     -------    -------
Total stockholders' equity .....................      3,473           580          50       2,639       1,756      8,498
                                                    -------        ------      ------      ------     -------    -------
Total liabilities and stockholders' equity .....    $29,944        $2,457      $1,171      $8,660     $19,998    $62,230
                                                    =======        ======      ======      ======     =======    =======

                                                                            AS OF MARCH 31, 1999
                                                ----------------------------------------------------------------------------
                                                              COMPANY     ACQUISITION                             PRO FORMA
                                                   TOTAL     PRO FORMA     PRO FORMA    PRO FORMA                 COMBINED,
                                                 COMBINED   ADJUSTMENTS   ADJUSTMENTS    COMBINED    OFFERING    AS ADJUSTED
                                                ---------- ------------- ------------- ----------- ------------ ------------
                                                                               (IN THOUSANDS)
BALANCE SHEET DATA (CONT.):
Assets
 Current assets
  Cash ........................................  $   337      $    --      $     --      $   337    $      --      $   337
  Accounts receivable .........................   24,274           --            --       24,274           --       24,274
  Inventories .................................   25,835           --            --       25,835           --       25,835
  Prepaid expenses and other assets ...........    2,816           --            --        2,816           --        2,816
                                                 -------      -------      --------      -------    ---------      -------
 Total current assets .........................   53,262           --            --       53,262           --       53,262
                                                 -------      -------      --------      -------    ---------      -------
Property, plant and equipment, net ............    7,455           --            --        7,455           --        7,455
Goodwill ......................................       --           --        29,218       29,218           --       29,218
Other assets ..................................    1,513           --         4,250        5,763           --        5,763
                                                 -------      -------      --------      -------    ---------      -------
Total assets ..................................  $62,230      $    --      $ 33,468      $95,698    $      --      $95,698
                                                 =======      =======      ========      =======    =========      =======
Liabilities and stockholders' equity
 Current liabilities
  Credit facility .............................  $14,226      $    --      $     --      $14,226    $      --      $14,226
  Accounts payable ............................   18,223           --        (1,380)      16,843           --       16,843
  Other current liabilities ...................    4,364           --         1,200        5,564       (1,200)       4,364
  Tax distribution payable ....................    1,586           --            --        1,586           --        1,586
  Current maturities of long-term
    debt ......................................      651           --            --          651           --          651
                                                 -------      -------      --------      -------    ---------      -------
 Total current liabilities ....................   39,050           --          (180)      38,870       (1,200)      37,670
                                                 -------      -------      --------      -------    ---------      -------
Acquisitions payable:
 Components ...................................                               4,695        4,695       (4,695)          --
 Windsong .....................................                              22,000       22,000      (22,000)          --
 Windsong escrow ..............................                               4,250        4,250       (4,250)          --
                                                                           --------      -------    ---------      -------
                                                                             30,945       30,945      (30,945)          --
Deferred tax liability ........................    1,441           --            --        1,441           --        1,441
Long-term debt, net of current maturities         13,241           --         3,728       16,969      (11,050)       5,914
Stockholders' equity
 Common stock .................................      303           --          (303)          --            4            4
 Additional paid in capital ...................    3,197           --         3,994        7,191       43,196       50,387
 Retained earnings ............................    4,998           --        (4,716)         282           --          282
                                                 -------      -------      --------      -------    ---------      -------
Total stockholders' equity ....................    8,498           --        (1,025)       7,473       43,200       50,673
                                                 -------      -------      --------      -------    ---------      -------
Total liabilities and stockholders' equity ....  $62,230      $    --      $ 33,468      $95,698    $      --      $95,698
                                                 =======      =======      ========      =======    =========      =======

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the Selected Historical and Pro Forma Combined Financial Data and the Combined Financial Statements and Notes thereto included in this prospectus.


OVERVIEW


      We began our business in 1922 as a contract manufacturer of branded tailored clothing, and in the 1970s started producing directly for large retailers. In 1990, an investment group led by Richard C. Pietrafesa, Jr. and Joseph J. Pietrafesa II created MS Pietrafesa, L.P. and acquired the business in a management buyout from their father and uncle. In the early 1990s, we formalized our growth strategy of focusing on developing proprietary brand programs for major retailers. Our strategy at that time was to support these programs by increasing production capacity to serve a broader range of price points and to develop state-of-the-art manufacturing capabilities at our Liverpool, New York facility. Our proprietary brand strategy produced significant revenue growth.


      Despite material revenue growth from 1993 to 1994, our profits grew only modestly. Our profitability was adversely impacted during this period by the costs of expanding operations and manufacturing facilities to support planned growth and meet customers' expanding production needs, as well as by competition from products supplied by foreign sources.


      During the period 1995 through 1997, we divested all of our manufacturing assets other than the Liverpool facility, refinanced our secured lending arrangements and negotiated the forgiveness of our subordinated indebtedness.


      Beginning in 1997, we developed a new business strategy designed to leverage our reputation as a developer of innovative dress apparel programs for retailers. This strategy was far less reliant on our own manufacturing assets, and emphasized our expertise in garment design and production management through sourcing arrangements with third party manufacturers. See "Risk Factors -- Failure by Third Party Manufacturers to Fulfill their Obligations could Adversely Affect our Ability to Deliver Products in a Timely Manner and could Reduce our Profitability," As part of this new strategy, in 1998 we commenced acquisition discussions with various independent merchandising and sourcing companies. See "Business -- Business Strategy" and "Business -- Acquisition Strategy."

SIGNIFICANT ACQUISITIONS


      TERMS OF THE ACQUISITIONS. In addition to the measures described above and taken during 1995 through 1997, we have completed the acquisitions of Diversified Apparel and Global Sourcing Network. We will complete the acquisitions of Components and Windsong simultaneously with the consummation of this offering. We believe that the terms of each acquisition satisfy all elements of our acquisition strategy. See "Business -- Reorganization, Acquisitions and Operating Unit Structure." The terms of each acquisition are as follows:


      On April 15, 1999, we purchased all of the assets of Diversified Apparel. Under the terms of the Diversified Apparel acquisition agreement, we paid $800,000 in cash and issued a promissory note in the principal amount of $400,000. In addition, we assumed some existing liabilities of Diversified Apparel totaling $2.0 million as of March 31, 1999, which consisted of approximately $1.3 million of trade payables, as well as third party indebtedness. Diversified Apparel merchandises and sources apparel, including lower to mid-priced suits and dress shirts, to value-priced apparel retailers. The purchase price also includes a potential five-year earn-out of $800,000 payable in cash or, in limited circumstances, shares of Class A Common Stock at our option, based on Diversified Apparel's achievement of specified annual pre-tax earnings targets. These targets require aggregate growth of 46% in pre-tax earnings over the five-year period from 1999 through 2003. These targets are measured annually and, if an annual target is missed, the earn-out payment for such year will be deferred or forfeited, depending on the extent to which actual performance falls short of the target.

      On April 15, 1999, we purchased all of the issued and outstanding capital stock of Global Sourcing Network. Under the terms of the Global Sourcing Network acquisition agreement, the initial purchase price consisted of $1.4 million in cash and the issuance of a promissory note payable to the sole stockholder of Global Sourcing Network, in the principal amount of $800,000. Global Sourcing Network sources men's suits for S&K Famous Brands. The purchase price also includes a potential five-year earn-out of $2.2 million payable in cash based on Global Sourcing Network's achievement of specified annual pre-tax earnings targets. These targets require aggregate growth of 31% in pre-tax earnings over the five-year period from 1999 through 2003. These targets are measured annually and, if an annual target is missed, the earn-out payment for such year will be deferred or forfeited, depending on the extent to which actual performance falls short of the target.

      Concurrent with the closing of this offering, we will acquire all of the assets of Components. The purchase price will consist of $4.7 million in cash. In addition, we will assume some existing liabilities of Components totaling $6.0 million as of March 31, 1999, consisting of approximately $5.0 million of trade payables and factor advances, as well as third party indebtedness. Components merchandises and sources St. Andrews tailored clothing, as well as sportswear, dress shirts, neckwear, topcoats and casual slacks in Italy. The purchase price also includes a potential six-year earn-out of $4.7 million payable in cash or, in limited circumstances, shares of Class A Common Stock based on Components' achievement of specified annual pre-tax earnings targets. These targets require aggregate growth of 76.5% in pre-tax earnings over the six-year period from 1999 through 2004. These targets are measured annually and, if an annual target is missed, the earn-out payment for such year will be deferred or forfeited, depending on the extent to which actual performance falls short of the target.

      Concurrent with the closing of this offering, we will acquire substantially all of the assets of Windsong. Windsong merchandises and sources men's sportswear worldwide. The purchase price will consist of $22.0 million in cash, $4.0 million in shares of Class A Common Stock valued at the initial public offering price, and our assumption of approximately $16.9 million of Windsong liabilities as of March 31, 1999. See "Use of Proceeds." The liabilities to be assumed include approximately $16.7 million of operating liabilities, including the balance outstanding under Windsong's factoring agreement with FINOVA, which was $10.7 million as of March 31, 1999 but exclude subordinated accounts payable of $1.4 million as of March 31, 1999 and liabilities associated with Windsong's defined benefit pension plan. As of June 30, 1999, the outstanding balance under the Finova Factoring Agreement was $8.0 million. The purchase price also includes a potential six-year earn-out of $22.0 million. Aside from $1.0 million worth of shares of Class A Common Stock which Windsong, Inc. may earn in year one of the earn-out, the earn-out is payable in cash or, in limited circumstances, at our option, shares of Class A Common Stock, based on Windsong's achievement of specified annual pre-tax earnings targets. These targets require Windsong to achieve $6.3 million in pre-tax earnings during 1999 and to increase pre-tax earnings by approximately 33% by 2004. These targets are measured annually and, if an annual target is missed, the earn-out payment for such year will be deferred or forfeited, depending on the extent to which actual performance falls short of the target. If at any time Philip Ean Cohen ceases to control The Pietrafesa Corporation, other than because of his death or disability, the then present value of the remaining earn-out payments will become immediately due to Windsong. Following the acquisition, the operations of the Windsong unit will be under the day-to-day control of an advisory board consisting principally of executives of Windsong, Inc.

      POSSIBLE IMPACT OF ACQUISITIONS ON RESULTS OF OPERATIONS. The consummation of the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions is expected to affect our results of operations in significant respects. Our depreciation and amortization expense will be significantly higher than the corresponding amounts from prior to the acquisitions and will never be less than $1.6 million per year over the next 10 years. Additionally, the earn-out portions of the purchase prices of Diversified Apparel, Global Sourcing Network, Components and Windsong will be recorded as additional goodwill to the extent they are earned. Accordingly, our depreciation and amortization expense will increase as a result of the amortization of this additional goodwill. See "Risk Factors -- Reductions in our Future Net Income Caused by the Amortization of Goodwill may Adversely Affect the Market Price of our Common Stock."

RESULTS OF OPERATIONS

      As an aid to understanding The Pietrafesa Corporation's, Global Sourcing Network's, Components' and Windsong's results of operations on a comparative basis, we have prepared the following discussion setting forth items within The Pietrafesa Corporation's, Global Sourcing Network's, Components' and Windsong's statements of income as a percentage of net revenues for the periods indicated. Cost of sales for The Pietrafesa Corporation include costs associated with manufacturing and sourcing of product. Cost of sales for manufactured product includes raw materials, direct and indirect labor, and manufacturing overhead. The Pietrafesa Corporation's cost of sales for sourced product includes raw materials and contractor costs. Global Sourcing Network's, Components' and Windsong's cost of sales include raw materials and contractor costs. Selling, general, and administrative expenses for The Pietrafesa Corporation and the acquired companies primarily include payroll costs associated with selling and administrative functions, licensing fees, travel, sample, rent, legal, and other general office expenses. Financial information for Diversified Apparel has not been included because its historical results of operations are not material as compared to the results of operations of the other companies.


      The following discussion of the results of operations and financial position should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this prospectus.


      THE PIETRAFESA CORPORATION


      The following table sets forth financial data as a percentage of net revenues for The Pietrafesa Corporation. This information may not be indicative of our future results. For more information, see the financial statements of The Pietrafesa Corporation, including the notes thereto, appearing elsewhere in this prospectus.


                                                                                                   FOR THE
                                                          FOR THE YEAR ENDED                    THREE MONTHS
                                                             DECEMBER 31,                      ENDED MARCH 31,
                                                ---------------------------------------   -------------------------
                                                    1996          1997          1998          1998          1999
                                                -----------   -----------   -----------   -----------   -----------
                                                                                                 (UNAUDITED)
Net revenues ................................       100.0%        100.0%        100.0%        100.0%        100.0%
Cost of sales ...............................        79.0          77.7          82.9          74.0          83.3
                                                    -----         -----         -----         -----         -----
Gross profit ................................        21.0          22.3          17.1          26.0          16.7
Selling, general and administrative .........        16.9          16.4           9.8          13.7           6.7
Impairment loss on fixed assets .............         0.4            --            --            --            --
Depreciation and amortization ...............         0.4           0.4           0.4           0.7           0.4
                                                    -----         -----         -----         -----         -----
Operating income ............................         3.3           5.5           6.9          11.6           9.6
Interest expense ............................         4.5           4.0           2.1           2.7           1.7
Public offering costs .......................          --            --           1.4            --            --
                                                    -----         -----         -----         -----         -----
Income (loss) before income taxes and
 extraordinary item .........................       ( 1.2)          1.5           3.4           8.9           7.9
Provision for income taxes ..................          --            --           0.9            --           3.2
                                                    -----         -----         -----         -----         -----
Income (loss) before extraordinary item .....       ( 1.2)          1.5           2.5           8.9           4.7
Extraordinary item ..........................         7.2            --            --            --            --
                                                    -----         -----         -----         -----         -----
Net income ..................................         6.0%          1.5%          2.5%          8.9%          4.7%
                                                    =====         =====         =====         =====         =====



THREE MONTHS ENDED MARCH 31, 1999 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1998

      NET REVENUES. Net revenues for the three months ended March 31, 1999 increased by 87.4% to $17.8 million from $9.5 million for the three months ended March 31, 1998. The increase in net revenues was due principally to our commencement of sales to Jos.A.Bank under a long-term arrangement. This increase represented approximately 63% of the increase in net revenues. The balance of the increase in net revenues was due to increased sales to existing customers.

      In June 1999, our license with the Polo Corporation expired. We believe that the loss of sales of Polo products will not have a material adverse effect on our revenues. We anticipate replacing revenues generated from the sales of Polo products with revenues from sales to other customers.

      COST OF SALES. Cost of sales for the three months ended March 31, 1999 increased by 111.4% to $14.8 million from $7.0 million for the three months ended March 31, 1998, which amount is consistent with our increased net revenues. Cost of sales as a percentage of net revenues for the three months ended March 31, 1999 increased to 83.3% from 74.0% for the three months ended March 31, 1998, due primarily to the new cost-plus sourcing/manufacturing services arrangement with Jos.A.Bank. Under this long-term arrangement, Jos.A.Bank receives a cost-plus pricing structure in consideration for minimum annual purchase commitments. Gross margin on sales to Jos.A.Bank is less than gross margin earned on seasonal business. However, this lower gross margin did not reduce the operating income that we realized from such revenues because our sales to Jos.A.Bank do not require us to make capital investments or overhead expenditures.


      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the three months ended March 31, 1999 decreased by 7.7% to $1.2 million from $1.3 million for the three months ended March 31, 1998, due to the implementation of cost control programs. Despite this decline, we anticipate that such expenses will continue to increase in the future to support growth in revenues.

      OPERATING INCOME. Operating income for the three months ended March 31, 1999 increased by 54.5% to $1.7 million from $1.1 million for the three months ended March 31, 1998, due primarily to increased gross profit associated with increased revenues and the reduction of selling, general and administrative expenses.


      INTEREST EXPENSE. Interest expense for the three months ended March 31, 1999 increased by 20.0% to $300,000 from $250,000 for the three months ended March 31, 1998, due primarily to increased borrowing.

      PROVISION FOR INCOME TAXES. Provision for income taxes for the three months ended March 31, 1999 was $600,000 as compared to $0 for the three months ended March 31, 1998, due to MS Pietrafesa, L.P.'s transfer of its assets and liabilities to The Pietrafesa Corporation, a C-corporation, on October 1, 1998.

      NET INCOME. Net income remained constant at $800,000 for the three months ended March 31, 1999 and for the three months ended March 31, 1998.

YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997


      NET REVENUES. Net revenues for 1998 increased by 51.1% to $56.8 million from $37.6 million for 1997. The increase in net revenues was due principally to our commencement of sales to Jos.A.Bank under a long term arrangement. This increase represented approximately 74% of the increase in net revenues. The balance of the increase in net revenues was due to increased sales to existing customers.


      COST OF SALES. Cost of sales for 1998 increased by 61.3% to $47.1 million from $29.2 million for 1997 consistent with our increased net revenues. Cost of sales as a percentage of net revenues for 1998 increased to 82.9% from 77.7% for 1997, due primarily to the new cost-plus sourcing/manufacturing services arrangement with Jos.A.Bank. Under this long-term arrangement, Jos.A.Bank receives a cost-plus pricing structure in consideration for minimum annual purchase commitments. Gross margin on sales to Jos.A.Bank is less than gross margin earned on seasonal business. However, this lower gross margin did not reduce the operating income that we realized from such revenues because our sales to Jos.A.Bank do not require us to make capital investments or overhead expenditures. Additionally, $500,000 or 0.8% of the increase in cost of sales as a percent of net revenues resulted from an increase in inventory reserves which resulted from our ordering excess raw materials and finished goods that exceeded our forecasted sales.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for 1998 decreased by 9.8% to $5.5 million from $6.1 million for 1997, due to the cost-plus nature of the Jos.A.Bank arrangement and the elimination of advertising and licensing expenses incurred in 1997 under an agreement with Polo Corporation which expired in June 1999. This decline in selling, general and administrative expenses was partially offset by costs associated with establishing new customer relationships. Despite this decline, we anticipate that such expenses will increase in the future to support growth in revenues.


      OPERATING INCOME. Operating income for 1998 increased by 85.7% to $3.9 million from $2.1 million for 1997, due primarily to increased gross profit associated with increased revenue and the elimination of advertising and license expenses to Polo Corporation.


      INTEREST EXPENSE. Interest expense for 1998 decreased by 20.0% to $1.2 million from $1.5 million for 1997, due primarily to improved operating cash flow which was used to reduce outstanding principal balances.

      PUBLIC OFFERING COSTS. In 1998, MS Pietrafesa, L.P. incurred $800,000 of public offering costs. Such costs related to a public offering that was abandoned due to adverse market conditions. The public offering costs include costs for legal ($200,000), accounting ($300,000) and investment banking services ($60,000), as well as travel-related expenses ($200,000).

      PROVISION FOR INCOME TAXES. Provision for income taxes for 1998 was $500,000 as compared to $0 for 1997, due to MS Pietrafesa, L.P.'s transfer of its assets and liabilities to The Pietrafesa Corporation, a C-corporation, in October 1998.

      NET INCOME. As a result of the above factors, net income for 1998 increased by 133.3% to $1.4 million from $600,000 for 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996


      NET REVENUES. Net revenues for 1997 decreased by 14.8% to $37.5 million from $44.0 million for 1996, due principally to the discontinuance of Polo Corporation's "Ralph Lauren" labeled products and a decline in sales to Brooks Brothers. In 1996, our net revenues from sales to Brooks Brothers were unusually high because of the launch of, and initial product deliveries for, the new "Brooksease" product program. In 1997, our net revenues from sales to Brooks Brothers for such program, although lower, were consistent with our past experiences involving the production of replenishment inventory for existing programs.


      COST OF SALES. Cost of sales for 1997 decreased by 16.1% to $29.2 million from $34.8 million for 1996, primarily due to overall lower sales. Cost of sales as a percentage of net revenues for 1997 declined to 77.7% from 79.0% for 1996 due to lower overhead costs and a shift in the business away from general manufacturing to the sourcing of a greater percentage of total product.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for 1997 decreased by 19.7% to $6.1 million from $7.6 million for 1996, due primarily to the impact of reductions in management personnel implemented in late 1996. This decrease was partially offset by a reduction of bad debt expenses in 1996 of $180,000 due to lower bad debt exposures in 1996. There was no similar reduction in 1997. Selling, general and administrative expenses as a percentage of net revenues for 1997 decreased to 16.4% from 16.9% for 1996.

      IMPAIRMENT LOSS ON FIXED ASSETS. At the end of 1996, it was determined that assets held for sale at our Sturgis, Kentucky facility would be disposed of at a loss of $170,000. The loss was recorded in 1996 and actually realized in 1997 when the property was sold. The net realizable value of the assets was determined using estimated selling prices less sale costs based on an independent appraisal.

      INTEREST EXPENSE. Interest expense for 1997 decreased by 25.0% to $1.5 million from $2.0 million for 1996, due primarily to lower outstanding principal balances resulting from improved operating cash flow.

      INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY ITEM. Income (loss) before income taxes and extraordinary item for 1997 increased to $600,000 from $(500,000) for 1996, due to lower cost of sales and decreases in selling, general and administrative expenses.

      EXTRAORDINARY ITEM. There was no extraordinary item for 1997 as compared to an extraordinary item of $3.2 million for 1996. This item resulted from an agreement between the owners of a predecessor company of MS Pietrafesa, L.P. to forgive its subordinated indebtedness in exchange for an equity interest in a limited partnership that is a limited partner of MS Pietrafesa, L.P.

      NET INCOME. As a result of the above factors, net income for 1997 decreased by 77.8% to $600,000 from $2.7 million for 1996.

      GLOBAL SOURCING NETWORK

      The following table sets forth financial data as a percentage of net revenues for Global Sourcing Network. This information may not be indicative of the future results of Global Sourcing Network's business. For more information, see the financial statements of Global Sourcing Network, including the Notes thereto, appearing elsewhere in this prospectus.



                                                                                     FOR THE
                                                   FOR THE YEAR ENDED          THREE MONTHS ENDED
                                                      DECEMBER 31,                  MARCH 31,
                                                -------------------------   -------------------------
                                                    1997          1998          1998          1999
                                                -----------   -----------   -----------   -----------
                                                                                   (UNAUDITED)
Net revenues ................................      100.0%        100.0%         100.0%        100.0%
Cost of sales ...............................       93.4          92.8           92.1          93.1
                                                   -----         -----          -----         -----
Gross profit ................................        6.6           7.2            7.9           6.9
Selling, general and administrative .........        1.5           1.7            0.9           0.9
Royalties and commissions ...................        5.2           6.1            4.7           3.4
                                                   -----         -----          -----         -----
Operating (loss) income .....................      ( 0.1)        ( 0.6)           2.3           2.6
Provision for income taxes ..................         --         ( 0.3)            --            --
                                                   -----         -----          -----         -----
Net loss ....................................      ( 0.1)%       ( 0.3)%          2.3%          2.6%
                                                   =====         =====          =====         =====



THREE MONTHS ENDED MARCH 31, 1999 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1998

      NET REVENUES. Net revenues for the three months ended March 31, 1999 increased by 3.4% to $6.0 million from $5.8 million for the three months ended March 31, 1998. The increase in net revenues was due principally to earlier sales of spring season products to S&K Famous Brands through March 31, 1999.

      COST OF SALES. Cost of sales for the three months ended March 31, 1999 increased by 3.7% to $5.6 million from $5.4 million for the three months ended March 31, 1998 consistent with our increased net revenues. Cost of sales as a percentage of net revenues for the three months ended March 31, 1999 increased to 93.1% from 92.1% for the three months ended March 31, 1998, due primarily to a sale of higher margin product during the three months ended March 31, 1998.


      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the three months ended March 31, 1999 increased by 17.4% to $54,000 from $46,000 for the three months ended March 31, 1998, due to increased legal and accounting expenses associated with the sale of Global Sourcing Network.

      ROYALTIES AND COMMISSIONS. Royalties and commissions for the three months ended March 31, 1999 decreased by 33.3% to $200,000 from $300,000 for the three months ended March 31, 1998. Royalties and commissions decreased due to the termination of the remaining commission relationship early in the three months ended March 31, 1999. Historically, Global Sourcing Network has paid significant royalties and commissions on its total net revenues. All such royalties and commission costs were eliminated upon our acquisition, with no anticipated adverse effect on the generation of sales.

      PROVISION FOR INCOME TAXES. A provision for income taxes for the three months ended March 31, 1999 was not established due to the anticipated sale of the business. A provision for income taxes for the three months ended March 31, 1998 was $2,000.

      NET INCOME. As a result of the above factors, net income for the three months ended March 31, 1999 increased by 23.1% to $160,000 from $130,000 for the three months ended March 31, 1998.

YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997

      NET REVENUES. Net revenues for 1998 decreased by 4.7% to $18.1 million from $19.0 million for 1997, due principally to a decline in sales to Global Sourcing Network's primary customer, S&K Famous Brands.

      COST OF SALES. Cost of sales for 1998 decreased by 5.6% to $16.8 million from $17.8 million for 1997. Cost of sales as a percentage of net revenues for 1998 decreased to 92.8% from 93.4% for 1997. The reduction in cost of sales was due to reduced revenues.


      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for 1998 remained constant at $300,000.

      ROYALTIES AND COMMISSIONS. Royalties and commissions for 1998 increased by 10.0% to $1.1 million from $1.0 million for 1997. Royalties and commissions increased due to an increase in commission rate. Historically, Global Sourcing Network has paid significant royalties and commissions on its total net revenues. All such royalties and commission costs were eliminated upon our acquisition, with no anticipated adverse effect on the generation of sales.


      NET LOSS. As a result of the above factors, the net loss for 1998 increased to $(50,000) from a loss of $(10,000) for 1997.

      COMPONENTS

      The following table sets forth financial data as a percentage of net revenues for Components. This information may not be indicative of the future results of Components' business. For more information, see the financial statements of Components, including the Notes thereto, appearing elsewhere in this prospectus.



                                                                                     FOR THE
                                                   FOR THE YEAR ENDED             THREE MONTHS
                                                      DECEMBER 31,               ENDED MARCH 31,
                                                -------------------------   -------------------------
                                                    1997          1998          1998          1999
                                                -----------   -----------   -----------   -----------
                                                                                   (UNAUDITED)
Net revenues ................................       100.0%        100.0%        100.0%        100.0%
Cost of sales ...............................        78.8          75.1          73.9          76.6
                                                    -----         -----         -----         -----
Gross profit ................................        21.2          24.9          26.1          23.4
Selling, general and administrative .........        14.1          15.5          10.5          11.2
                                                    -----         -----         -----         -----
Operating income ............................         7.1           9.4          15.6          12.2
Interest expense ............................         1.6           1.5           1.4           1.4
                                                    -----         -----         -----         -----
Income before taxes .........................         5.5           7.9          14.2          10.8
Provision for income taxes ..................         0.5           0.8           0.3            --
                                                    -----         -----         -----         -----
Net income ..................................         4.9%          7.1%         13.9%         10.8%
                                                    =====         =====         =====         =====


THREE MONTHS ENDED MARCH 31, 1999 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1998

      NET REVENUES. Net revenues for the three months ended March 31, 1999 increased by 10.2% to $5.4 million from $4.9 million for the three months ended March 31, 1998. The increase in net revenues was due principally to increased volume of sportswear sales through existing distribution channels.

      COST OF SALES. Cost of sales for the three months ended March 31, 1999 increased by 13.9% to $4.1 million from $3.6 million for the three months ended March 31, 1998 due primarily to our increased net revenues. Cost of sales as a percentage of net revenues for the three months ended March 31, 1999 increased to 76.6% from 73.9% for the three months ended March 31, 1998, due primarily to an increase in sales allowances and discounts. Sales allowances and discounts increased $128,000 due to increases in sales discounts and advertising allowances associated with sales.


      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the three months ended March 31, 1999 increased by 20.0% to $600,000 from $500,000 for the three months ended March 31, 1998, due to increased commission and travel expenses.

      OPERATING INCOME. Operating income for the three months ended March 31, 1999 decreased by 12.5% to $700,000 from $800,000 for the three months ended March 31, 1998, due primarily to increased sales volume offset by increases in sales allowances and selling expenses.

      PROVISION FOR INCOME TAXES. A provision for income taxes for the three months ended March 31, 1999 was not established due to immateriality. Provision for income taxes for the three months ended March 31, 1998 was $20,000.


      NET INCOME. As a result of the above factors, net income for the three months ended March 31, 1999 decreased by 14.3% to $600,000 from $700,000 for the three months ended March 31, 1998.

YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997


      NET REVENUES. Net revenues for 1998 increased by 34.2% to $20.0 million from $14.9 million for 1997, due principally to increased sales to Brooks Brothers.


      COST OF SALES. Cost of sales for 1998 increased by 27.1% to $15.0 million from $11.8 million for 1997, due primarily to overall increased sales. Cost of sales as a percentage of net revenues for 1998 decreased to 75.1% as compared to 78.8% for 1997, due primarily to cost efficiencies in sourcing larger quantities of products.


      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for 1998 increased by 47.6% to $3.1 million from $2.1 million for 1997, due primarily to a $400,000 increase in salary payable to the business owner, as well as bad debt expense and advertising expense. Historically, such owner's salary has varied considerably because, as an S-corporation, all year-end net cash balances were paid as salary. Selling, general and administrative expenses as a percentage of net revenues for 1998 increased to 15.5% from 14.1% for 1997.


      OPERATING INCOME. Operating income for 1998 increased by 72.7% to $1.9 million from $1.1 million for 1997. The increase was due to increases in net revenues and gross profit.

      NET INCOME. As a result of the above factors, net income for 1998 increased by 100% to $1.4 million from $700,000 for 1997.


      WINDSONG


      The following table sets forth financial data as a percentage of net revenues for Windsong. This information may not be indicative of our future results. For more information, see the financial statements of Windsong, including the notes thereto, appearing elsewhere in this prospectus.


                                                                                                   FOR THE
                                                          FOR THE YEAR ENDED                 THREE MONTHS ENDED
                                                             DECEMBER 31,                         MARCH 31,
                                                ---------------------------------------   -------------------------
                                                    1996          1997          1998          1998          1999
                                                -----------   -----------   -----------   -----------   -----------
                                                                                                 (UNAUDITED)
Net revenues ................................       100.0%        100.0%        100.0%        100.0%        100.0%
Cost of sales ...............................        87.8          78.7          78.4          79.0          76.8
                                                    -----         -----         -----         -----         -----
Gross profit ................................        12.2          21.3          21.6          21.0          23.2
Selling and distribution expenses ...........         6.4           6.1           7.1           5.8           5.9
General and administrative expenses .........         5.5          12.8          10.3           6.5           8.3
                                                    -----         -----         -----         -----         -----
Operating income ............................         0.3           2.4           4.2           8.7           9.0
Interest expense ............................       ( 0.2)        ( 1.3)        ( 2.7)        ( 2.6)        ( 2.3)
Other income ................................          --           0.2           0.1            --            --
                                                    -----         -----         -----         -----         -----
Income before taxes .........................         0.1           1.3           1.6           6.1           6.7
Provision for income taxes ..................       ( 0.1)          0.1           0.1           0.3           0.3
                                                    -----         -----         -----         -----         -----
Net income ..................................         0.0%          1.2%          1.5%          5.8%          6.4%
                                                    =====         =====         =====         =====         =====



THREE MONTHS ENDED MARCH 31, 1999 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1998

      NET REVENUES. Net revenues for the three months ended March 31, 1999 decreased by 15.6% to $14.6 million from $17.3 million for the three months ended March 31, 1998. The decrease in net revenues was a result of a management decision to reduce low margin private label sales and reduce certain department store sales due to the increased markdowns and allowances associated with these customers. During the last quarter of 1998, Windsong's management decided to reduce sales to department stores that took large markdowns and sales allowances resulting from the department stores lower than anticipated retail margins on these products. Windsong's decision to reduce sales to these stores was based on the lower profitability of sales to these customers after taking account of the markdowns and sales allowances, which totalled approximately $1.4 million in 1998. Overall, sales to the most significant customer in the three months ended March 31, 1999 amounted to 57.8% of total net revenues, as compared to 33.8% for the three months ended March 31, 1998.

      COST OF SALES. Cost of sales for the three months ended March 31, 1999 decreased by 18.2% to $11.2 million from $13.7 million for the three months ended March 31, 1998. This decline resulted from decreased net revenues. Cost of sales as a percentage of net revenues for the three months ended March 31, 1999 decreased to 76.8% from 79.0% for the three months ended March 31, 1998, due primarily to the reduction in low margin private label sales and a decrease in markdowns and allowances in the three months ended March 31, 1999 compared to the three months ended March 31, 1998. The reduction in discounts and allowances was due to the discontinuation of sales to department store customers which accounted for a disproportionate amount of the March 31, 1998 discounts and allowances.

      SELLING AND DISTRIBUTION EXPENSES. Selling and distribution expenses for the three months ended March 31, 1999 decreased by 10.0% to $900,000 from $1.0 million for the three months ended March 31, 1998. Selling and distribution expenses as a percentage of net revenues for the three months ended March 31, 1999 increased to 5.9% from 5.8% for the three months ended March 31, 1998 as a result of decreased sales, a net increase in royalty fees on license sales offset by a decrease in warehouse expense due to less labor intensive department store sales which decreased in the quarter compared to 1998.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for the three months ended March 31, 1999 increased by 9.1% to $1.2 million from $1.1 million for the three months ended March 31, 1998. General and administrative expenses as a percentage of net revenues for the three months ended March 31, 1999 increased to 8.3% from 6.5% for the three months ended March 31, 1998. This percentage increase was primarily due to a general increase in the payroll and payroll-related expenses and lower sales.

      OPERATING INCOME. Operating income for the three months ended March 31, 1999 decreased by 13.3% to $1.3 million from $1.5 million for the three months ended March 31, 1998 due to the factors described above. Operating income as a percentage of net revenues for the three months ended March 31, 1999 increased to 9.0% from 8.7% for the three months ended March 31, 1998. The 0.3% improvement in operating income as a percentage of net revenues is attributable to a 2.2% increase in gross profit margin compared to a 1.9% increase in operating expenses for the three months ended March 31, 1999.

      INTEREST EXPENSE. Interest expense for the three months ended March 31, 1999 decreased by 25.0% to $300,000 from $400,000 for the three months ended March 31, 1998, due primarily to interest expense on accounts payable-subordinated debt. Effective January 1, 1998, Windsong's management agreed to pay a supplier interest at a rate of 8.5% per year on a subordinated loan balance related to goods purchased prior to 1998 that Windsong owed to such supplier. The interest was to accrue on Windsong's balance as of May 15, 1996. Accordingly, the liability for 1996 and 1997 interest expense was not incurred or known before 1998 and is reflected as a retroactive interest expense adjustment. In addition, commencing in 1998, Windsong agreed to pay interest to the same supplier on Windsong's open accounts payable balance at an interest rate equal to the supplier's bank borrowing rate.

      INCOME BEFORE INCOME TAXES. As a result of the above factors, income before income taxes remained constant at $1.0 million for the three months ended March 31, 1999 and the three months ended March 31, 1998.

      NET INCOME. As a result of the above factors, net income for the three months ended March 31, 1999 decreased by 10.0% to $900,000 from $1.0 million for the three months ended March 31, 1998.

YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997

      NET REVENUES. Net revenues for 1998 increased by 109.9% to $63.6 million from $30.3 million in 1997. The increase in net revenues included an aggregate increase in sales of $21.0 million to the most significant customer, $10.2 million to department stores, and $3.2 million to the second most significant customer, primarily as a result of an increased volume of unit sales.


      COST OF SALES. Cost of sales for 1998 increased by 108.8% to $49.9 million from $23.9 million for 1997 which is consistent with increased net revenues. Cost of sales as a percentage of net revenues for 1998 decreased to 78.4% from 78.7% for 1997 due to a management decision to reduce low margin private label sales and increase licensed product sales that carry higher margins.

      SELLING AND DISTRIBUTION EXPENSES. Selling and distribution expenses for 1998 increased by 136.8% to $4.5 million from $1.9 million in 1997. Selling and distribution expenses as a percentage of net revenues for 1998 increased to 7.1% from 6.1% for 1997. This percentage increase is primarily due to the opening of a new, expanded, computerized warehouse facility, higher royalty expenses due to increased sales volume for all customers, and in particular, increased sales with department stores that required increased expenses as compared to other customers.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for 1998 increased by 66.7% to $6.5 million from $3.9 million for 1997. General and administrative expenses as a percentage of net revenues for 1998 decreased to 10.3% from 12.8% for 1997. Overall, general and administrative expenses for 1998 included increases in officer bonus accruals, increased staffing, insurance, travel and entertainment, computer costs, and training, offset by a decrease in the pension expense. The allowance for bad debts includes an allowance for returns and discounts as well as bad debt expense. Special officers' bonus accruals for 1998 were $1.6 million, including payroll taxes, as compared to $0 for 1997. Windsong's management decided in 1998 to convert stockholder loans receivable into officers' bonuses at the end of 1998 due to Windsong's profitability. Accordingly, the officers' bonuses reflected in 1998 are higher than those in previous years.

      OPERATING INCOME. Operating income for 1998 increased by 285.7% to $2.7 million from $700,000 for 1997, due to increased sales to significant customers and management's decision to reduce low margin private label sales and increase licensed product sales that carry higher margins. Operating income as a percentage of net revenues for 1998 increased to 4.2% from 2.4% for 1997. This increase in operating income as a percentage of net revenues was due to the increase in gross profit, which amounted to $7.3 million reduced by an increase in selling and distribution expenses, which amounted to a $2.7 million and an increase in general and administrative expenses of $2.7 million.

      INTEREST EXPENSE. Interest expense for 1998 increased by 325.0% to $1.7 million from $400,000 for 1997, due primarily to increased borrowings and factor costs consistent with sales growth.

      INCOME BEFORE INCOME TAXES. Income before income taxes for 1998 increased by 150.0% to $1.0 million from $400,000 for 1997 due to the factors described above. Income before income taxes as a percentage of net revenues for 1998 increased to 1.6% from 1.3% for 1997 due to the factors described above.

      NET INCOME. As a result of the above factors, net income for 1998 increased by 150.0% to $1.0 million from $400,000 for 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

      NET REVENUES. Net revenues for 1997 increased by 388.7% to $30.3 million from $6.2 million for 1996. The increase in net revenues included an aggregate increase in sales of $19.0 million to the primary customers.

      COST OF SALES. Cost of sales for 1997 increased by 342.6% to $23.9 million from $5.4 million for 1996, and is consistent with increased net revenues. Cost of sales as a percentage of net revenues for 1997 decreased to 78.7% from 87.8% for 1996 due to better margins with significant customers.

      SELLING AND DISTRIBUTION EXPENSES. Selling and distribution expenses for 1997 increased by 375.0% to $1.9 million from $400,000 for 1996. Selling and distribution expenses as a percentage of net revenues for 1997 decreased to 6.1% from 6.4% for 1996. The increase of $1.5 million is primarily due to an increase in royalty and commission expenses, which amounted to 2.6% and 1.8% of net revenues, respectively.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for 1997 increased by 1,200.0% to $3.9 million from $300,000 for 1996. General and administrative expenses as a percentage of net revenues for 1997 increased to 12.8% from 5.5% for 1996. This increase was primarily due to the significant increase in sales growth in 1997.

      OPERATING INCOME. Operating income for 1997 increased to $700,000 from $17,000 for 1996. Operating income as a percentage of net revenues for 1997 increased to 2.4% from 0.3% for 1996 due to the factors described above.

      INTEREST EXPENSE. Interest expense for 1997 increased to $400,000 from $15,000 for 1996. Interest expense as a percentage of net revenues for 1997 increased to 1.3% from 0.2% for 1996. This increase is primarily the result of increased borrowings in working capital due to growth in 1997.

      INCOME BEFORE INCOME TAXES. Income before income taxes for 1997 increased to $400,000 from $3,000 for 1996. Income before income taxes as a percentage of net revenues for 1997 increased to 1.3% from 0.1% for 1996. This increase in income before income taxes as a percentage of net revenues was due to factors discussed previously.

      NET INCOME. Net income for 1997 increased to $400,000 from $0 for 1996 as a result of the above factors.

LIQUIDITY AND CAPITAL RESOURCES


      The following discussion of liquidity and capital resources is derived from our historical consolidated financial statements.

      Our primary capital requirements are the funding of operations and capital expenditures. MS Pietrafesa, L.P. historically financed its growth in sales and the resulting increases in inventory and receivables through a combination of operating cash flow and borrowings under its working capital facilities.


      During the three months ended March 31, 1999, we used $600,000 for operating activities. This was primarily the result of net income of $800,000 offset by a $1.0 million decrease in current liabilities and a $500,000 increase in accounts receivable.


      During the year ended December 31, 1998, we generated negative cash from operations of $1.4 million. This was primarily the result of a $3.9 million increase in accounts receivable and a $4.8 million increase in inventories offset by net income of $1.4 million and a $4.6 million increase in other current liabilities. The increase in accounts receivable was primarily the result of a 51.0% increase in net revenues for the year ended December 31, 1998 as compared to the year ended December 31, 1997. The increases in other current liabilities and inventories were due primarily to the sourcing of product for Jos.A.Bank and other customers at manufacturing facilities managed by an affiliate.


      On April 15, 1999, we, together with our subsidiaries, entered into a senior secured credit facility with PNC Bank, National Association. The PNC Bank credit facility consists of an $18.0 million revolving credit line, $1.0 million of which can be utilized for the issuance of letters of credit, and a $7.0 million term note. The amount available for borrowing under the revolving credit line at any given time is determined by a formula based upon levels of accounts receivable and inventory. The term note is payable in 33 monthly payments of $116,667 which commenced on May 1, 1999, with a final payment of all unpaid principal on April 15, 2002. As of June 30, 1999, $11.8 million was outstanding under the revolving credit line and $6.8 million was outstanding under the term note. The credit facility is secured by a senior lien on substantially all of our assets. We have also pledged all of the stock of our subsidiaries as collateral.

      Borrowings under the PNC Bank credit facility bear interest, at our option, based upon either domestic interest rates or Euro interest rates. Under the revolving credit line, the domestic interest rate is 0.5% per annum above the higher of (a) PNC Bank's base commercial lending rate and (b) 0.5% per annum above the Fed Funds rate. Under the revolving credit line, the Euro interest rate is a multiple of 2.75% above LIBOR, where the multiple is equal to 1.00 minus the Federal Reserve's reserve requirement percentage. Under the term note, the domestic interest rate is 1.0% higher than the domestic interest rate calculated under the revolving credit line, and the Euro interest rate is 0.75% higher than the Euro interest rate calculated under the revolving credit line. Upon consummation of the offering, all of the foregoing domestic and Euro interest rates will decrease by 0.25% if we receive net proceeds of at least $20 million from the offering.

      The PNC Bank credit facility includes significant financial and operating covenants, including prohibitions on our ability to pay dividends, to make capital expenditures of more than $750,000, to assume additional indebtedness exceeding $500,000 in total, except for trade debt and permitted capital expenditures, and requirements that we maintain a minimum fixed charge coverage ratio. The fixed charge coverage ratio requires us to maintain EBITDA plus capital expenditures of at least 110% of required debt payments under the PNC Bank credit facility. We are currently in compliance with all covenants under the PNC Bank credit facility. The PNC Bank credit facility also contains customary events of default, including a cross-default provision which provides that if we or any of our subsidiaries fail to perform our obligations under the Diversified Apparel and Global Sourcing Network acquisition agreements, then it would result in a default under the PNC Bank credit facility.

      In November 1996, Windsong entered into a factoring agreement with FINOVA Capital Corporation whereby Windsong receives monthly advances from FINOVA. The amount of these advances outstanding at any time may not exceed $20.0 million and is primarily determined based upon the net face amount of Windsong's receivables and inventory. Windsong repays the advances to FINOVA as the receivables are collected. As of June 30, 1999, $8.0 million was outstanding under the FINOVA agreement.

      FINOVA earns a factoring commission for services rendered under the FINOVA agreement equal to 0.5% of assigned receivables. FINOVA also receives customary charges in connection with letters of credit issued for Windsong's account to its suppliers and the servicing of assigned receivables. The amounts of outstanding balances due to or from FINOVA currently bear interest at a rate of prime plus 0.5%, except that over-advances bear interest at a rate of prime plus 1.0%. All amounts due to FINOVA, as well as any outstanding letters of credit, are secured by Windsong's trade receivables and inventory. Upon our acquisition of Windsong, we will become a party to the FINOVA agreement. The FINOVA agreement terminates on December 31, 2000 and is terminable by FINOVA at will prior to that date on thirty days prior notice.

      In November 1995, MS Pietrafesa, L.P. entered into a loan agreement with the New York State Urban Development Corporation ("UDC"), pursuant to which MS Pietrafesa, L.P. borrowed $1.0 million from UDC to finance the purchase of machinery and equipment. As of June 30, 1999, $500,000 of the UDC loan was outstanding. The UDC loan matures January 2003, bears interest at 1.0% and is secured by a senior lien on specified machinery and equipment and a subordinate mortgage on the Liverpool facility. The UDC loan agreement contains restrictive covenants similar to those contained in the PNC Bank credit facility. We are currently in compliance with all covenants under the UDC loan agreement.

      Our capital expenditures were $600,000 for 1998, primarily for replacing manufacturing equipment. We expect capital expenditures to be approximately $700,000 during 1999. Capital expenditure spending in 1999 will primarily fund technology investments and replacement in kind of manufacturing equipment. We anticipate that operating income and the amounts available under the PNC Bank credit facility will be sufficient to fund our capital expenditures in 1999.

      We had working capital of $10.5 million at March 31, 1999 and $9.2 million at December 31, 1998. The increase in working capital was due primarily to a $1.0 million decrease in current liabilities, a $500,000 increase in accounts receivable offset by a $400,000 decrease in inventory. We expect that our working capital needs will continue to fluctuate based on seasonal increases in sales and accounts receivable and seasonal decreases in trade accounts payable.


      We had working capital of $9.2 million at December 31, 1998 and $4.6 million at December 31, 1997. The increase in working capital was due primarily to a $3.9 million increase in accounts receivable. In addition, inventories increased by $4.8 million, which was offset by a $4.6 million increase in accounts payable. In part, the new sourcing/manufacturing services arrangement with Jos.A.Bank accounted for the changes in accounts receivable, inventories and other current liabilities. We expect that our working capital needs will continue to fluctuate based on seasonal increases in sales and accounts receivable and seasonal decreases in trade accounts payable.


      Management believes that the combination of existing working capital, funds anticipated to be generated from operating activities, the borrowing availability under the PNC Bank credit facility, advances under the FINOVA factoring agreement and the anticipated net proceeds of the offering will be sufficient to fund both our short-term and long-term capital and our liquidity needs, other than in respect of future acquisitions. As part of our growth strategy, we intend to seek out and acquire merchandising/sourcing businesses. These acquisitions may require additional capital in the form of equity, debt or a combination of the two. We cannot assure you that additional capital will be available to us if and when required, or, if available, that the terms of such additional capital will be acceptable to us.


MARKET RISK

      Our earnings are affected by changes in short-term interest rates as a result of our variable rate debt instruments. If market interest rates for similar debt obligations had averaged 10% more in 1998, interest expense for The Pietrafesa Corporation, excluding any of the acquired businesses, would have increased, and income before income taxes would have decreased by $103,803. This analysis does not consider the effects of the reduced level of borrowings that could exist in such an environment if management took actions to mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this sensitivity analysis assumes no change in our debt structure.

BACKLOG


      Our backlog of orders is affected by a number of factors, including revisions in the scheduling of manufacturing and shipment of product which, in some instances, depends on the demands of the retail consumer. Accordingly, a comparison of unfilled orders from period to period is not necessarily meaningful, and the level of unfilled orders at any given time may not be indicative of actual shipments.


SEASONALITY

      Some of our principal products are organized into seasonal lines in response to the seasonal marketing of such products by our customers. As a result, our net revenues and net income may fluctuate on a seasonal basis. A disproportionate amount of our net revenues and a majority of our net income are typically realized during the third quarter. Given that orders are usually placed six to nine months in advance of shipping, net revenues and net income are generally weakest during the second and fourth quarters, the two peak retail seasons of our customers. Our greatest cash requirements occur in the later part of the first and third quarters to support production and sales costs and a buildup in customer receivables, resulting in reductions in working capital in each of those quarters. If we are unable to finance our seasonal cash requirements adequately, our ability to conduct business will be restricted. Moreover, as a result of this seasonality of net revenues, a substantial decrease in our net revenues in the third quarter of the year could have a material adverse effect on our liquidity and on our profitability for the entire year. See "Risk Factor -- Seasonal Fluctuations in Revenue and Net Income may Affect our Cash Flow, Liquidity and Profitability."

EFFECTS OF INFLATION AND FOREIGN CURRENCY FLUCTUATIONS

      We believe that inflation has not had a material impact on our results of operations for the periods discussed herein. Because a significant portion of our purchases of raw materials are denominated in U.S. dollars, to date we have not been materially adversely affected by foreign currency fluctuations. See "Risk Factors -- Our Foreign Sourcing of Products Exposes us to Delays in Production, which may Result in Increased Costs and Reduced Profitability" and " -- Our International Sourcing of Products and Raw Materials may Subject us to Increased Costs and Unprofitable Transactions."

NEW ACCOUNTING PRONOUNCEMENTS


      In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement amends the accounting for derivatives and hedging activities effective for fiscal years beginning after June 15, 1999. We have not historically engaged in hedging activities to mitigate foreign currency risk. In the event that we engage in hedging activities in the future, SFAS No. 133 may have an impact on the accounting treatment of these hedging activities.


IMPACT OF THE YEAR 2000 ISSUE


      Many institutions around the world are currently reviewing and modifying their computer systems to ensure that they are Year 2000 compliant. The issue, in general terms, is that many existing computer systems and microprocessors with date functions use only two digits to identify a year in the date field with the assumption that the first two digits are always "19." Consequently, on January 1, 2000, any computers that are not Year 2000 compliant may read the year as 1900. The failure to correct any computers that calculate, compare or sort using the incorrect date could result in system failures or malfunctions causing disruptions of operations, including a temporary inability to process transactions, send invoices or engage in similar normal business activities.

      Our computerized production and sourcing systems are not reliant on date-sensitive information. We are working to resolve the potential impact of the Year 2000 on the ability of our computerized financial information systems to accurately process date-sensitive information. We engaged Arthur Andersen & Co. for a fee of $33,400 to conduct an analysis of our financial information processing systems to determine whether we are Year 2000 compliant. Based on their study it was determined that we need to upgrade, modify or replace portions of our financial systems to make them Year 2000 compliant.

      Modifications to our in-house software programs have been completed and are Year 2000 compliant. Certain software programs of third parties require installation of new versions that are Year 2000 compliant. All third party software, except financial systems and production systems, has been installed with Year 2000 compliant programs that are currently in use. We are in the process of installing a new Year 2000 compliant version of our production system. We have installed Year 2000 compliant software in our AS400 system, completed systems testing, trained our staff and have tested our conversion process. We have developed a detailed implementation plan and intend to complete our conversion and implementation prior to September 30, 1999. We believe that completing the program within the time-frame we have set will avoid any adverse impact on our operating systems. We currently estimate that the total cost of implementing our Year 2000 program will be approximately $200,000, of which $160,000 had been spent as of June 30, 1999. We believe, however, that such Year 2000 compliance costs will not have a material adverse impact on our financial condition. Year 2000 compliance costs are expected to be funded from our working capital.

      We do not believe that there will be a need to outsource financial systems and therefore we have not made detailed contingency plans. However, in the event that we fail to correct our computerized financial information systems prior to December 31, 1999, we intend to out-source appropriate aspects of our financial systems and manually execute any functions we retain. We will implement standardized financial controls and back-office functions of Diversified Apparel, Global Sourcing Network, Components and Windsong and hope to resolve all Year 2000 issues with regard to these acquired businesses at the same time we resolve our own issues.


      During 1997, MS Pietrafesa, L.P. initiated formal communications with its customers to determine the business risk to it related to customer Year 2000 compliance issues. Communications with other third parties, such as suppliers, commenced in 1998. The majority of our customers and suppliers have responded positively to our Year 2000 inquiries. Contingency plans are in the process of being formalized with customers and suppliers to assure the continuance of business. We believe the majority of our customers and suppliers will be Year 2000 compliant and that any non-compliant customers or suppliers would have minimal impact on our business.


      In the worst case scenario in which our computer systems or the computer systems of any of our suppliers or customers are not Year 2000 compliant and are unable to recover from the resulting system failure or interruption, we will engage alternative suppliers to manufacture and deliver products to our customers. The founders of Diversified Apparel, Global Sourcing Network, Components and Windsong have initiated formal communications with their customers and other third parties to determine their business risks related to Year 2000 compliance issues. Our failure, the failure of such founders or the failure of third parties with which we do business or upon which we rely, to address Year 2000 compliance issues in a timely manner could cause system failures or a disruption in operations and could adversely affect our ability to process or fulfill orders from our customers, deliver products in a timely manner, send invoices or engage in similar normal business activities for an indefinite period of time. Such a disruption in operations could result in a loss of revenues and a reduction of our profitability.

                                    BUSINESS


GENERAL


      The Pietrafesa Corporation develops and manages men's dress apparel programs for proprietary and third party brands. Our brand development and management programs include comprehensive design, merchandising and sourcing services for apparel covering a broad range of price points and products, including suits, sport jackets, dress shirts, woven sport shirts, casual pants, knitwear, neckwear and topcoats.


      We have been a contract manufacturer for branded tailored clothing since 1922 and started producing directly for large retailers after entering into a contract with Brooks Brothers in the 1970s. As a result of this experience, we have identified and responded to two significant trends among our customers:

      o     Retailers of private label apparel are experiencing increased sales;
            and



      o Retailers are concentrating more business with fewer suppliers to achieve greater efficiency in merchandising, purchasing and inventory management.

      By capitalizing on these trends, we believe that we are positioned to best address the men's dress apparel needs of national retailers and to increase our market share across all price points and distribution channels.


      One of our key strengths is our ability to satisfy our customers' cost, quality, construction and delivery requirements through a worldwide network of third party manufacturers. This capability is referred to as sourcing.

INDUSTRY OVERVIEW


      Retail sales of men's apparel in the United States in 1998 were approximately $54 billion, an increase of 6.8% over the prior year, as compared to retail sales increases of 3.7% in women's apparel and 4.7% in all apparel. The following important trends in the apparel industry have redefined the manner in which our business must be conducted:


      PRIVATE LABEL SALES ARE INCREASING. Based upon our 1998 sales and the announced store opening plans of our customers, we believe that there is an increased consumer acceptance of and demand for high quality, private label apparel such as that sold by Brooks Brothers and Jos.A.Bank. Private label apparel bears the retailer's own name or a brand name exclusive to the retailer.

      RETAILERS ARE CONCENTRATING MORE BUSINESS WITH FEWER SUPPLIERS TO ACHIEVE GREATER EFFICIENCY IN MERCHANDISING, PURCHASING AND INVENTORY MANAGEMENT. Many larger retailers are concentrating more business with fewer suppliers to achieve greater efficiency in distribution and quality control, to reduce the retailers' merchandising costs and to ensure that their most important requirements are satisfied with reliable and financially stable organizations. Retailers are also requiring higher levels of service from all suppliers, such as operating through network computer systems through which retailers electronically submit purchase orders, receive invoices and pay bills, maintaining strict quality control procedures, creating a system for maintaining inventories of private label products at specified levels, as well as placing size and price information on products and shipping to the retail outlet. We believe that many merchandising/sourcing businesses, however, lack the systems, capital or scale to comply with the increasing demands of larger retailers.


      SPECIALTY CHAINS ARE ACHIEVING STRONG SALES GROWTH. Over the last five years, sales of clothing by chain retailers and high-end specialty chains, many of which sell private label brands primarily or exclusively, have grown significantly due to both new store openings and comparable store sales increases. In 1998, specialty chains reported dollar increases in sales of men's clothing of 6.5% and captured 10.5% of all dollars spent on men's clothing. This growth is evidenced by the growth of men's apparel retailers such as The Men's Wearhouse and Today's Man and the publicly announced national store opening plans of Brooks Brothers and Jos.A.Bank.


BUSINESS STRATEGY


      Our business strategy is to become the global leader in developing and managing branded men's apparel products for major retailers and for companies that license independent brands by offering:

      o THE ABILITY TO DEVELOP COLLECTIONS of men's apparel that are customized to each retailer's quality, composition, styling and other needs. The collections we develop span styles ranging from the traditional tailored look of Savile Row to FUBU's urban contemporary look, at a full range of price points;


      o THE LOWEST AVAILABLE COST for each product line, by using third party manufacturers throughout the world to satisfy the specifications, country of origin and delivery requirements of each customer. Unlike traditional clothing manufacturers, this strategy permits us to seek the best manufacturer worldwide for a specific product at the lowest marginal cost, and minimizes our investments in plant and equipment;

      o VALUABLE SERVICES such as design and merchandising services, statistical quality control and inventory management, which permit major retailers to achieve greater efficiency by outsourcing many aspects of their private label product offerings;

      o TECHNOLOGICAL INNOVATIONS, such as interactive sales software and inventory management and replenishment systems, that enable us to compress delivery schedules and better manage product selection for our customers; and

      o THE SCALE AND FINANCIAL STABILITY required of vendors by major retailers in connection with long-term supply arrangements.

      We believe that our business strategy is unique in its focus on the constantly changing merchandising and sourcing needs of retailers. By contrast, our competitors continue to emphasize product lines and sourcing options that are tied to the capabilities of their own manufacturing facilities.


GROWTH STRATEGY

      We believe that our business strategy will create numerous growth opportunities. The principal components of our growth strategy include:

      o ACHIEVING GREATER PENETRATION among our existing customers. In particular, we believe that our ability to develop a broad range of product lines, as well as our sophisticated services, scale and financial stability, will result in increased sales to our existing customers;

      o DEVELOPING NEW CUSTOMER RELATIONSHIPS by aggressively marketing our capabilities. We believe that our development of new relationships will be enhanced by the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions, each of which has unique customer relationships;

      o ACQUIRING, DEVELOPING AND LICENSING BRANDS in order to leverage our existing merchandising and sourcing capabilities. We believe that licensed brands such as Alexander Julian, FUBU, the Greg Norman Collection and DKNY and acquired brands such as Pivot Rules have significant growth potential and will complement our private label business;

      o EXPANDING INTERNATIONALLY by offering our merchandising/sourcing services to foreign retailers. We believe that our strong global sourcing relationships, along with our merchandising and production expertise, position us to capitalize on the fundamental dynamics of the menswear market in Europe both through securing foreign retailers as customers in Europe and through participation in global distribution arrangements involving merchandise supplied to our customers; and

      o GROWING REVENUES THROUGH SELECTIVE ACQUISITIONS. Our acquisition strategy is to identify and acquire leading merchandising/sourcing companies that specialize in specific menswear products and specific quality or price segments. In addition to increasing revenues, these acquisitions will increase the range of products, price points and sourcing options available to our customers and add new customers. We believe this will lead to significant opportunities to sell products to, and source products for, customers of one business unit that were previously sold to or sourced for customers of another business unit, thereby increasing the value of each customer and sourcing relationship.

ACQUISITION STRATEGY


      We believe that the merchandising and sourcing industry is highly fragmented. Our growth strategy includes selective strategic acquisitions within this industry that expand and complement our product lines and sourcing and distribution capabilities. Major elements of our acquisition strategy include:

      o identifying and acquiring leading merchandising and sourcing companies that specialize in specific menswear products and specific quality or price segments, in order to increase the range of products, price points and sourcing options available to our customers and to add new customers;

      o including in each acquisition, when possible, incentives for the sellers of each acquired business that are realized only if the acquired business meets or exceeds growth and profitability targets subsequent to the closing of the acquisition, including by conditioning payment of a substantial portion of the purchase price on the achievement of such targets for several years;

      o allowing newly acquired businesses to operate as an independent operating unit, while holding each accountable for its profitability, utilization of capital and overhead; and


      o improving and standardizing the financial controls, quality control practices and back-office functions of each acquired business and eliminating duplicative operational facilities, such as leased office and warehouse space and personnel, whenever possible.


      We believe that many of our potential acquisition candidates are unable to fully serve the needs of their customers or effectively market product lines developed for one retailer to other customers. We believe that these limitations are often due to their narrow product offerings, limited systems expertise, capital constraints and lack of an industry-wide reputation. Our acquisition strategy is intended to address these limitations and to provide acquisition candidates with a compelling opportunity to leverage their existing customer base and to build new customer relationships. Our acquisition strategy offers each candidate:

      o the opportunity to be a part of a diversified apparel products company, thereby enhancing the candidate's competitive position in its particular product segment through an expansion of distribution channels and improved production and distribution capacities;

      o greater purchasing power of raw materials and other supplies and services, and other economies of scale;

      o enhanced financial strength and visibility as part of a public company;

      o the opportunity for its management to remain involved in, and to profit from, future operations; and

      o an opportunity for liquidity through the receipt of cash or securities.

      See "Risk Factors -- Risks Relating To Our Acquisition Strategy And Future Acquisitions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Significant Acquisitions."

PRODUCTS

      We produce high quality men's tailored clothing, trousers, outerwear, sportswear and accessories across a variety of fashion directions, price points and distribution channels. We focus primarily on developing a style for each private label or licensed product line that is distinctive to the relevant brand, yet not susceptible to fashion obsolescence. Key fabrics include 100% wool, camel hair, cashmere, silk, cotton and linen. Key fabric constructions include 100% mechanical stretch, 4-ply worsteds, storm proof wovens and worsted camel hair. The table below sets forth our sales by product category, expressed as a percentage of net revenues:



                                               FOR THE YEAR ENDED
                                                  DECEMBER 31,
                                             -----------------------
                                                1997         1998
                                             ----------   ----------
       Sport shirts ......................       28.4%        38.2%
       Men's suits .......................       33.6         25.7
       Men's sport jackets ...............       13.5         14.0
       Suit separates (trousers) .........        7.9          7.9
       Outerwear .........................        4.2          5.1
       Suit separates (jackets) ..........        4.4          4.8
       Women's tailored ..................        3.4          2.3
       Dress Shirts ......................        1.3          1.1
       Other .............................        3.3          0.9
                                                -----        -----
                                                100.0%       100.0%
                                                =====        =====


      Our design staff examines domestic and international trends in the apparel industry to determine trends in styling, color, consumer preferences and lifestyle. Virtually all of our products are designed by our in-house staff, utilizing computer-aided design technology, through which we can quickly generate samples in response to customer input. The use of computer-aided design technology minimizes the time and costs associated with producing sewn samples prior to production and allows us to create custom designed products meeting the specific needs of each customer.


DISTRIBUTION CHANNELS, CUSTOMERS AND SALES AND MARKETING

      DISTRIBUTION CHANNELS. We market our products across all major apparel retail channels. Because we market private label products designed specifically for each of our customers, our sales are not constrained by competition among our customers.

      During 1997 and 1998, we generated our net revenues from the following distribution channels:



                                                          FOR THE YEAR ENDED
                                                             DECEMBER 31,
                                                        -----------------------
                                                           1997         1998
                                                        ----------   ----------
       Mass merchandise chains ......................       37.2%        37.7%
       National chains ..............................       16.7         22.9
       Department stores ............................       14.5         16.2
       High-end specialty stores and chains .........       19.0         13.3
       Other ........................................       12.6          9.9
                                                           -----        -----
                                                           100.0%       100.0%
                                                           =====        =====

      CUSTOMERS. We sell to a variety of customers within each of the distribution channels discussed above. The following table summarizes the percentage of our net revenues attributable to each of our customers that accounted for more than 5% of our net revenues in 1997 and 1998 after giving effect to the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions:



                                     FOR THE YEAR ENDED
                                        DECEMBER 31,
                                     -------------------
                                       1997       1998
                                     --------   --------
       Sam's Club ................       10%        20%
       S&K Famous Brands .........       18         11
       Brooks Brothers ...........        8         11
       Dillards ..................       12         10
       Jos.A.Bank ................       --          9
       Polo Retail ...............       12          6
       Nordstrom .................        8          3
                                         --         --
        Total ....................       68%        70%
                                         ==         ==


      SALES AND MARKETING. In contrast to traditional apparel companies, which attempt primarily to sell customers product that they manufacture, we apply our sourcing relationships and contacts and our ability to provide sophisticated design, raw material procurement, merchandising, statistical quality control and other services to solve customer problems and/or create new retail opportunities for our customers. We believe that this consultative approach to sales and marketing results in long-term relationships with successful retailers.

      Our flexibility in sourcing products does not restrict us to offering solutions that are dependent on our manufacturing capabilities. Our consultative approach to sales and marketing has evolved over the last decade, and involves providing both products and services. For example, in 1991 MS Pietrafesa, L.P. analyzed a manufacturing facility owned by a major national retailer, and we concluded that there were structural barriers that precluded that facility from ever becoming an efficient manufacturing source. We proposed closing the facility and moving the relevant production to our Liverpool facility, where production lines were established specifically for that product. In 1994, MS Pietrafesa, L.P. performed a similar analysis for a major brand, resulting in the closure of the brand's manufacturing facility and the sourcing of its product between the Liverpool facility and two other contractors. Most recently, MS Pietrafesa, L.P. assisted a national chain in phasing out its manufacturing division and its exclusive reliance on its in-house merchandisers.

      We assign each of our major customers their own sales teams -- which include design, specification, quality control and sales administration personnel -- focused on the needs and requirements of that particular customer. In order to maintain exclusivity for each customer, all products remain unique to their respective sales team. On a seasonal basis, merchandising concepts, including exclusive or special fabrics, model enhancements and marketing ideas, are presented to customers. When a customer adopts one of our merchandising strategies, that strategy is executed exclusively for that customer unless otherwise agreed.


MERCHANDISING TECHNOLOGY

      SYSTEMS EXPERTISE. We continually develop new systems, services and production methods that make buying from us more attractive to retailers. We generally use computer-aided design systems to develop products and program fabric cutting for all products to ensure color consistency and maximize material yield. We employ a proprietary system to insure consistency of products among production facilities. In addition, our interactive ordering, invoicing and payment system significantly enhances customer order execution and inventory tracking. All such systems are intended to enhance customer profitability and loyalty. In addition, our sales forecasting, production planning and logistics and inventory management are performed on systems that are unique to us.


      MADE-TO-MEASURE SOFTWARE. In November 1998, we launched a point-of-sale made-to-measure system at two retail stores and introduced the system in five Brooks Brothers stores in the first quarter of 1999. This system, which uses software developed exclusively by us, offers retailers the opportunity simultaneously to electronically capture a customer profile and a made-to-measure suit order, automatically alter a standard computer-aided design pattern based on the customer's measurements, and is intended to deliver a custom suit to the customer in less than four weeks.

PRODUCT SOURCING, RAW MATERIALS SOURCING AND MANUFACTURING

      PRODUCT SOURCING. During 1998, we sourced approximately 72% (by sales dollar volume) of our products with over 50 independent manufacturers worldwide. Further, 66% (by sales dollar volume) of our products were produced outside the United States in 1998, principally in Italy, the Dominican Republic, Mexico, Eastern Europe and the Far East. No manufacturer accounted for more than 10% of our total production in 1998. We monitor our selection of independent factories to attempt to minimize the instances in which one manufacturer or country is the source of a disproportionate amount of our merchandise. These manufacturers are selected, monitored and coordinated by our employees located in regional offices to assure conformity to strict quality standards. We believe the use of dedicated sourcing personnel rather than independent agents reduces our sourcing costs and cycle times. Personnel who are focused narrowly on our interests are more responsive to our needs than independent agents would be, and are more likely to build long-term relationships with key vendors. We believe that the use of these independent manufacturers increases our production capacity and delivery flexibility, reduces our costs and allows us to match each of these criteria to specific customer needs. See "Risk Factors -- Our Foreign Sourcing of Products Exposes us to Delays in Production, which may Result in Increased Costs and Reduced Profitability."

      We have long-standing relationships with our most important independent manufacturers. In a number of cases, we are the largest customer of our independent manufacturers, providing as much as 50% of such manufacturers' annual order volume (by unit). As a result, we are able to pass through to our customers the benefits of the significant leverage we have with such manufacturers and the resulting production, delivery and cost flexibility. For many of our lower priced products, we have established numerous alternative manufacturing sources. As a result, production of such products can be placed on the most competitive delivery and price terms on a season-by-season basis, and significant dependence on single manufacturers of such products is minimized. We believe that our sourcing relationships enable us to offer our customers valuable brand management services, including risk reduction achieved through decreasing reliance on particular product sources.

      RAW MATERIALS SOURCING. We obtain our raw materials, which include fabric, linings, thread, buttons and labels, from domestic and foreign sources based on quality, pricing, customer requirements and availability. Our principal raw material is fabric, including woolens, cashmere, camel hair, silks, linen, cotton and blends of wool with other fibers, as well as thread, trim and labeling and packaging materials. Whenever practicable, fabric is procured by our contract manufacturers directly but in accordance with our specifications, thus reducing capital employed by us in work-in-process inventory. For some of our product offerings, we select fabric suppliers to jointly develop fabric for our exclusive use. In order to assure quality control, we send samples of all new fabrics to laboratories in order to test their sewing characteristics. For a significant portion of the products we sell, the customer or manufacturer purchases the raw materials. A substantial portion of these purchases are denominated in U.S. dollars. We purchased 54% (by dollar value) of our total fabric requirements in 1998 from two suppliers. No other supplier accounted for more than 10% of our purchases. As is customary in our industry, we do not have long-term contracts with our suppliers. We believe that there are alternative sources of supply available to satisfy our raw material requirements.

      MANUFACTURING. We have over 75 years of experience as a leading domestic manufacturer of premium tailored clothing. As a result, unlike many of our competitors, we have the expertise to offer retailers private label services that include styling developments, quick replenishment, statistical quality control, delivery reliability and systems integration that are competitive with the largest domestic manufacturers. In addition, we believe that we can improve retailer margins by leveraging our experience in manufacturing technology. In particular, we believe that our fabric-maximizing manufacturing technology, our unit production process, and "just-in-time" inventory and distribution management systems, which reduce customers' working capital costs by lowering stocking and warehousing requirements, will lower raw material and inventory costs, and result in better customer order fulfillment.

      In 1998, approximately 28% of our products (by sales dollar volume) were produced at our manufacturing facility, located in Liverpool, New York, and at two facilities in Baltimore, Maryland. The Baltimore facilities are operated by SourceOne, L.L.C., a subsidiary of the general partner of MS Pietrafesa, L.P. See "Certain Relationships and Related Transactions." Our business and growth strategies focus on growth through worldwide sourcing and diminished reliance on manufacturing facilities owned and operated by us. See "Risk Factors -- Our Foreign Sourcing of Products Exposes us to Delays in Production, which may Result in Increased Costs and Reduced Profitability."


      SourceOne took over operation of the Baltimore facilities in April 1998. We are not financially liable, or otherwise obligated, for any overhead or other operating expenses or liabilities of the Baltimore facilities. We source approximately one-third of our production for Jos.A.Bank with SourceOne pursuant to a subcontractor agreement. Under that agreement, SourceOne is paid based on the production costs of the agreement, without mark-up. None of our employees receive additional compensation from SourceOne. The Baltimore facilities were formerly operated by Jos.A.Bank. As part of its announced plan to phase out its domestic manufacturing operations and focus on a publicly announced national five-year store opening plan, Jos.A.Bank sought our assistance in executing this plan. SourceOne was established to ensure an orderly continuation of the operations of the Baltimore facilities, without exposing us to any associated overhead or other operating liabilities. SourceOne is obligated to operate the Baltimore facilities through February 2000. In addition, SourceOne's obligations are contingent on Jos.A.Bank satisfying its minimum order commitments to us for the corresponding period.


      QUALITY CONTROL. As of June 30, 1999 we had eight quality control personnel in three foreign centers, as well as five additional inspectors for United States and Caribbean based manufacturing contractors. In addition, as of such date, we had nine people in our headquarters facility overseeing and coordinating global quality control standards and efforts. We believe our quality control program is an important component of our private label and licensed brand product capabilities.


      Our quality control program is designed to ensure that our products meet high quality standards. This program is based on the "green seal/black seal" process to ensure that all garments we source or produce meet specifications and original expectations for the production of such garments. Before a new product order is placed, an exact sample garment is sent to the customer. Upon customer approval, a "green seal" tag is placed on the garment to indicate acceptance by both us and the customer and to provide a standard for future reference. Prior to shipping the first production unit of the green sealed product, a size run from the order is shipped to the customer for "black seal" approval. If the items sufficiently match the "green seal" garment, "black seal" approval is given, and the balance of the order is completed and distributed.

      We also monitor the quality of fabrics and inspect each roll before production runs are commenced. We perform in-line inspections during and after production before garments leave the factory. Our quality control personnel visit most of our independent manufacturers' facilities at least once every two weeks.

      DELIVERY AND CUSTOMER ORDERS. In most cases, our independent manufacturers are at risk for the quality and timely delivery of the products. Our international production requirements are financed with letters of credit or under open credit terms. Whenever possible, we push related financing requirements down to our contractors, matching payment terms to the contractor with payment terms from our customers. This minimizes inventory financing and keeps the contractors vested in the process.


      We transact business on an order-by-order basis and do not maintain any long-term or exclusive commitments or arrangements to purchase from any vendor other than SourceOne in respect of minimum product quantities for Jos.A.Bank. We receive most of our customers' orders prior to placing our manufacturing orders, except in instances where our customers have agreed to purchase specific amounts of products in order to maintain desired inventory levels on a continuing basis.

OPERATING UNITS

      Upon the consummation of the offering, our operations will be divided into five business units: the Windsong Unit, the Pietrafesa Unit, the Components Unit, the Global Sourcing Network Unit and the Diversified Apparel Unit. Each of our current business units operates, and it is intended that each new business unit will operate, as a separate unit accountable for its own profitability, utilization of capital and overhead. Each business unit's operations will conform to our standardized financial controls, quality practices and back-office functions.

      The following table summarizes the percentage of our 1998 net revenues attributable to each operating business unit on a pro forma basis giving effect to the acquisition of Diversified Apparel, Global Sourcing Network, Components and Windsong as of January 1, 1998.


                                            PERCENTAGE OF PRO
                                            FORMA COMBINED NET
                                                 REVENUES
                                            FOR THE YEAR ENDED
BUSINESS UNIT                               DECEMBER 31, 1998
----------------------------------------   -------------------
       Windsong ........................           39.5%
       Pietrafesa ......................           35.2
       Components ......................           12.4
       Global Sourcing Network .........           11.2
       Diversified Apparel .............            1.7
                                                  -----
        Total ..........................          100.0%
                                                  =====



      The Windsong Unit supplies designer label and private label sportswear to department stores, specialty stores and mass merchandise chains. This unit will be headed by Joseph Sweedler, with whom we will enter into a five-year employment contract upon the consummation of the offering. Windsong supplies knit shirts at retail price points from $28 to $75, woven shirts from $35 to $65 and sweaters from $55 to $150 to customers that include major retailers such as Belk, Dillards and Sam's Club. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Significant Acquisitions."


      The Pietrafesa Unit, our oldest unit, merchandises, sources and manufactures tailored clothing, including suits, suit separates, sport coats, dress trousers and formal wear. The Pietrafesa Unit consists primarily of a Men's Division which is headed by Joseph J. Pietrafesa II, the brother of our Chief Executive Officer. Mr. Pietrafesa joined the predecessor of MS Pietrafesa, L.P. in 1979 as Director of Sales, becoming Vice President of Sales and Merchandising when MS Pietrafesa, L.P. was formed in 1990. For the years 1993 through 1996 Mr. Pietrafesa served as President of our Polo Clothing Unit. The Pietrafesa Unit also operates a Women's Division. The Women's Division is headed by Alisa Rothstein, who joined MS Pietrafesa, L.P. in October 1991 as President of the Women's Division. Ms. Rothstein is responsible for product design, merchandising, and marketing of all products promoted by this Division. Prior to joining MS Pietrafesa, L.P., Ms. Rothstein spent eight years as President of Pincus Brothers-Maxwell's women's unit.


      The Components Unit merchandises and sources tailored clothing, as well as sportswear, dress shirts, neckwear, topcoats and casual slacks in Italy. This unit will be headed by John McCoy with whom we will enter into a six-year employment contract upon the consummation of the offering. Customers of Components are the highest tier retailers including Bergdorf Goodman, Saks Fifth Avenue, Brooks Brothers and Sulka, at retail price points from $695 to $3,000 for men's suits, $125 to $400 for dress shirts and $65 to $95 for silk neckwear. Mr. McCoy founded Components in 1985 after spending three years as an independent sales representative for a variety of imported apparel lines. Mr. McCoy served as President of Fitzgerald, Inc., a men's clothing unit of Warren Sewell, for the years 1977 through 1979, and a unit of the Palm Beach Company for the years 1979 through 1982. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Significant Acquisitions."

      The Global Sourcing Network Unit designs and imports men's suits. This unit is headed by Peter Lister with whom we have entered into a five-year employment contract. Using manufacturers in Slovakia, the Czech Republic, Bulgaria, Moldova, Indonesia, the Philippines, India and China, Global Sourcing Network contracts for the production and delivery of men's suits. In all cases, Global Sourcing Network takes ownership of products while in transit, but ships directly to customers against firm orders. Global Sourcing Network's largest customer is S&K Famous Brands. Typical retail price points are $99 to $295 for men's suits. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Significant Acquisitions."

      The Diversified Apparel Unit merchandises and sources apparel, including lower to mid-priced suits and dress shirts, to value-priced apparel retailers. This unit is headed by Jarrod Nadel with whom we have entered into a five year employment contract. Using manufacturers in the United States, Italy, the Dominican Republic and Korea, Diversified Apparel merchandises a specific product around a customer's need and executes the production and delivery, typically on a commission basis without owning inventory. Customers of Diversified Apparel include The Men's Wearhouse, Bloomingdales, S&K Famous Brands, K&G Men's Center, Bachrach and Filene's Basement. Typical retail price points are $195 to $495 for men's suits and $29.95 to $39.95 for dress shirts. Mr. Nadel founded Diversified Apparel in 1994 as a full service sourcing, merchandising and design company with offices in New York City and Italy. Prior to 1994, Mr. Nadel spent two years as Director of Sourcing for After Six Ltd. For the years 1988 to 1992, Mr. Nadel served as Vice President of Sales and Merchandising for the Pierre Balmain Division of Capital Fashions Corporation. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Significant Acquisitions."

IMPORTS AND IMPORT REGULATIONS


      We presently import garments under four separate scenarios having distinct customs consequences: (1) imports of finished goods mostly from the Pacific Rim and the Middle East; (2) imports from the Caribbean Basin and Central America;
(3) imports from Mexico and Canada; and (4) imports from Europe.

      For direct importations, mostly from the Pacific Rim and the Middle East, imported garments are normally assessed with customs duties at "most favored nation" tariff rates. The tariffs for most of the countries from which we currently import or intend to import have been set by international negotiations under the auspices of the World Trade Organization and implemented into U.S. law. These tariffs generally range between 17% and 35%, depending upon the nature of the garment, such as shirt or pants, its construction and its chief weight by fiber. Currently, the only countries not enjoying "most favored nation" treatment are Afghanistan, Cuba, Laos, North Korea, and Vietnam.

      In addition to tariffs, merchandise from virtually all of the countries from which we import is also subject to bilateral quota restraints, pursuant to U.S. domestic law or the Multi-Lateral Agreement on Textile and Clothing, which exists under the auspices of the World Trade Organization. Most bilateral quotas are negotiated on a calendar year basis. After the United States and a particular country agree to a particular level of exports in a particular quota category (for instance, wool men's suits), the country that receives the quota has the right to determine the method by which such quota is assigned to its manufacturers. Some jurisdictions, such as Hong Kong, have a free market under which quotas are bought and sold. Most countries, however, assign it to the factories that actually produce the garments. Shipments which are exported to the United States must, in addition to the usual commercial documentation, have appropriate and official textile visas, in either an electronic or paper format, which confirm their quota status. This documentation must be filed prior to the admission and clearance of the merchandise into the United States. Accordingly, we usually demand that this paperwork be submitted prior to payment.

      We also import garments from countries in the Caribbean Basin and Central America, most notably the Dominican Republic and Costa Rica. Although merchandise imported from these jurisdictions is potentially subject to tariffs and quotas of the kind described for Far Eastern importations, there are special programs which provide for reduced tariffs for some merchandise sourced from the Caribbean Basin and Central America. The principal program is the so-called "807" program. Under this program, merchandise described by tariff subheading 9802.00.80, Harmonized Tariff Schedule ("HTS"), is admitted into the United States with a substantial tariff reduction when the standards of subheading 9802.00.80 are met. Specifically, in qualifying circumstances, the provision exempts from collection that duty which would be based on the value of exported U.S. components assembled into a product in a foreign jurisdiction which is subsequently re-imported into the United States. In essence, the duty reduction is equal to the duty that would otherwise be assessed on the value of the components incorporated into these assembled goods plus southbound international freight and insurance. For apparel products, such U.S. components normally consist of cut-to-shape U.S. fabric parts, finishing and trim, such as buttons or thread.

      In addition, if the fabric which is cut to create the cut component parts is also knitted, woven or formed in the United States, there is a special program which provides for more liberalized access to the U.S.

marketplace. This program is applicable only to some Caribbean Basin, Central American and northern Latin American countries which have signed special agreements with the United States known as Guaranteed Access Level ("GAL") agreements. Under these agreements, qualifying products, known in the trade as "807A" or "Super 807" or GAL products, are eligible to enter the United States free of any quota restraints. Accordingly, a country such as the Dominican Republic would have the normal advantages of the "807" process, as well as the advantages of the GALS program if the GAL standards are met. We produce a significant amount of garments that qualify for one or both of these particular programs. In circumstances where garments qualify for both preferences, i.e., "807" and "807A," the merchandise is accorded both substantial and significant quota and tariff advantage over Pacific Rim, Middle Eastern or non-qualifying Western hemisphere goods.


      We also import finished goods from Mexico and Canada under the North American Free Trade Agreement, commonly known as NAFTA. Under NAFTA, merchandise which qualifies, is accorded reduced or duty-free access, depending upon the type of merchandise involved. For many garments, the key requirement for NAFTA qualification is that the yarn, cloth, cut, sew and finish of the garments all take place within North America. This is commonly known as the "yarn-forward rule," which is a general guideline, not a legal rule. Merchandise qualifying under NAFTA enters the United States at a preferential or zero rate and is not subject to any quota.


      In addition to our imports eligible for entry under the NAFTA program, some imports made by us are also subject to a tariff preference which was created and enacted as part of the NAFTA-enabling legislation. This tariff provision, subheading 9802.00.90, HTS, provides for immediate duty-free entry into the United States from Mexico of garments made from components which are cut to shape in the United States from U.S. knit, woven or formed cloth. Such articles enter quota-free. This duty-free, quota-free entry would be available for articles produced in Mexico from U.S. components cut from U.S. knitted/woven fabric. This merchandise, therefore, has an even more favorable treatment than merchandise being imported from the Caribbean Basin. We currently import a limited amount of such merchandise from Mexico.

      Finally, non-NAFTA qualifying goods may be imported from Mexico. As noted, this merchandise could be imported with reduced duties under the 807 program, as well as under special tariff rate quotas called "TPLs." Otherwise, it is subject to full "most favored nation" duty. Such merchandise may also be subject to Mexican quotas which are effective for some products until 2004.


COMPETITION

      The apparel industry in the United States is highly competitive and characterized by a relatively small number of multi-line manufacturers and a larger number of specialty manufacturers, including brand name and private label producers. We have the ability to compete with internal product development and sourcing capabilities of retailers. Our products also compete with a substantial number of designer and non-designer product lines. Some of our competitors and potential competitors have greater financial, manufacturing and distribution resources than us. We believe that we compete favorably based on the quality and value of our programs and products, price, the production flexibility resulting from of our cutting and sourcing network, and the long-term customer relationships we have developed. See "Risk Factors -- We may be Unable to Compete Successfully in the Highly Competitive Apparel Industry."

INTELLECTUAL PROPERTY

      In connection with the Windsong acquisition, Windsong's exclusive license to the "Colours by Alexander Julian" trademark will be assigned to us. The Alexander Julian license covers sales of sport shirts, knit shirts and sweaters in the United States. The initial term of the Alexander Julian license agreement ends on December 31, 2001, but if our net sales of specified items of "Colours by Alexander Julian" apparel exceed a specified sales target for the twelve-month period ending December 31, 2000, we will have the option to extend the term of the Alexander Julian license agreement until December 31, 2006. Windsong's sales of such apparel were substantially in excess of this sales target in 1998. We will be obligated under the license agreement to make annual minimum payments to Alexander Julian, Inc., as well as royalty payments based on net sales of Colours by Alexander Julian apparel. Sales of Alexander Julian products represent 27% of our pro forma combined revenues and 24% of our pro forma combined net income for 1998.

      Our exclusive sublicense of the FUBU trademark covers the sale of men's tailored clothing and specified accessories in the United States and Canada. The FUBU sublicense will terminate on June 30, 2004. We are entitled to renew the FUBU sublicense for an additional five-year term if our net sales of sublicensed products exceed a specified target during the twelve months preceding our sending of a renewal notice. We will be obligated under the FUBU sublicense to make royalty payments based on net sales of FUBU apparel.

      In connection with the Components acquisition, Components' nonexclusive sublicense to the DKNY trademark covering the sale of overcoats in the United States, Canada, Mexico and the Caribbean will be assigned to us. The initial term of the DKNY sublicense agreement will terminate on December 31, 2000, but if our net sales of specified items of DKNY apparel as of June 30, 2000 exceed a specified target in connection with the Fall/Winter 1999 and Spring/Summer 2000 seasonal collections, we will have the option to extend the term of the DKNY license agreement until December 31, 2002. We will be obligated under this sublicense to make annual minimum payments, as well as royalty payments based on net sales of DKNY apparel.


      Our exclusive license of the Greg Norman Collection trademark covers the sale of men's tailored clothing in the United States and Canada. The Greg Norman Collection license will terminate on December 31, 2004, but we will have the right to elect two three-year extensions so long as we obtain minimum sales targets and make minimum royalty payments. We will be obligated under the Greg Norman collection license to make royalty payments based on net sales of Greg Norman Collection apparel.

      Although we have applied for a number of registered U.S. trademarks, including the Pietrafesa name and the Pivot Rules brand name, such trademarks do not represent a material asset of ours. In addition, we own the software used in our point-of-sale made-to-measure programs.

PROPERTIES

      We own our corporate headquarters, principal manufacturing facility and warehouse facility, all of which are located in Liverpool, New York. Such facilities are the subject of a lease and lease-back transaction with the Onondaga County Industrial Development Authority, pursuant to which we received a Payment In Lieu Of Taxes agreement which significantly reduced real estate taxes on the facility, and fixed the assessment for a period of 18 years. Our Liverpool facility is also subject to mortgages held by PNC Bank and the UDC securing indebtedness owed to such parties. See "Management's Discussion and Analysis of Results of Operations -- Liquidity and Capital Resources." During 1998, our Liverpool facility operated at approximately 62.5% of space capacity and 75% of current machine capacity. We also lease one retail store in Syracuse, New York, at which we operate under the name Learbury Clothes. This store has been in continuous operation since 1941. The Learbury lease expires in 2007. We also maintain an office in New York City. The lease on this space commenced in July 1999 and expires in July 2009, with escalating annual rental payments of $243,000 in year one and $345,000 in year ten.


      Diversified Apparel, Global Sourcing Network, Components and Windsong each lease office space in New York City and Windsong leases office space in Connecticut, in each case to conduct administrative and sales operations. In addition, Windsong leases warehouse space in New Jersey. None of these businesses own any real property.


      We believe that our existing facilities are adequate to meet our current and forseeable needs. We also believe our existing facilities are well maintained and in good operating condition.

EMPLOYEES

      As of June 30, 1999, we had 523 employees. Of the total, 55 hold executive and administrative positions, eight are engaged in design and merchandising, 406 are engaged in production activities such as marking, cutting and labeling, 45 are engaged in sales, 17 are engaged in distribution and 22 are engaged in quality control. Approximately 70% of our work force is covered under collective bargaining agreements, which expire in 2002. We have not experienced work stoppages in the past and believe that our relations with our employees are satisfactory.

LEGAL PROCEEDINGS


      From time to time, we are a party to litigation arising in the ordinary course of our business. We are not currently a party to any litigation that, if determined adversely to us, we believe would have a material adverse effect on us.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information as of June 30, 1999 with respect to the members of our Board of Directors and our executive officers:



NAME                                AGE                  POSITIONS
----------------------------------  ---   --------------------------------------
Richard C. Pietrafesa, Jr.(1) ....  42    President, Chief Executive Officer,
                                           Director
Sterling B. Brinkley, Jr.(1) .....  47    Chairman of the Board
Thomas A. Minkstein(1) ...........  52    Chief Operating Officer, Director
Eugene R. Sunderhaft .............  51    Vice President -- Finance, Chief
                                           Financial Officer, Secretary,
                                           Treasurer
David McDonough ..................  35    Vice President -- Business Development
Mark C. Pickup(2) ................  47    Director
Robert J. Bennett(2)(3) ..........  58    Director
Paul M. McNicol(2)(3) ............  43    Director


----------
(1) Member of Executive Committee

(2) Member of Audit Committee

(3) Member of Compensation Committee


      RICHARD C. PIETRAFESA, JR. has served as our President, Chief Executive Officer and Director since June 1990. Mr. Pietrafesa is also a member of our Executive Committee. Mr. Pietrafesa joined our predecessor in 1979 and became Director of Operations in 1981. Over his 20 years in the men's apparel industry, Mr. Pietrafesa has been awarded the U.S. Senate Medal for Productivity in 1984, the Apparel Industry Magazine All Star Award in 1985 and again in 1991, the Bobbin Magazine C.E.O. of the Year Award in 1994, and, along with his brother Joseph J. Pietrafesa II, the President of the Pietrafesa for Men Unit, the Sales and Marketing Association Award for Innovation in 1997. Mr. Pietrafesa earned an honors degree in Economics and Government from Harvard College.

      STERLING B. BRINKLEY, JR. serves as our Chairman of the Board of Directors and Chairman of our Executive Committee and has been a Director since June 1990. Mr. Brinkley was a Managing Director of Morgan Schiff & Co., Inc., one of the underwriters of this offering, for the years 1986 to 1990. Since 1990, Mr. Brinkley has been a consultant to Morgan Schiff. Prior to 1986, Mr. Brinkley was a Managing Director in the Corporate Finance Department of Shearson Lehman Brothers, Inc. Mr. Brinkley is also Chairman of the Board of Directors of EZCORP, Inc., a publicly-traded pawnshop chain, and Friedman's Inc., a publicly-traded retail jewelry chain, and Chairman of the Executive Committee of the Board of Directors of The Farm Journal Corporation, a publisher of agricultural information. All three companies are affiliates of The Pietrafesa Corporation and Morgan Schiff. Mr. Brinkley also serves on the boards of directors of various privately held companies that are affiliates of The Pietrafesa Corporation and Morgan Schiff. Mr. Brinkley received a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

      THOMAS A. MINKSTEIN joined us in August 1998 as Chief Operating Officer and Director. Mr. Minkstein is also a member of our Executive Committee. Prior to joining us, Mr. Minkstein served for 10 years as Chief Operating Officer of Empire Vision, a division of Highmark, Inc., and the thirteenth largest optical retailer in the United States. In this position, Mr. Minkstein was responsible for the operation of over 4,000 distribution points and six manufacturing facilities throughout the United States, and managed that division's rapid growth and earnings expansion through acquisitions and the operations of large managed care programs. For the years 1973 through 1988, Mr. Minkstein held various management positions with Frank's Nursery & Craft, a division of General Host, a publicly-traded company.

      EUGENE R. SUNDERHAFT joined us in August 1998 as Vice President -- Finance, Chief Financial Officer, Secretary, Treasurer. Prior to joining us, Mr. Sunderhaft served for four years as Senior Vice President-Finance, Chief Financial Officer and Secretary of The Penn Traffic Company, a publicly-traded $3.2 billion retail, wholesale and manufacturing company, where he was responsible for all accounting activities, treasury functions, strategic and tactical planning, SEC compliance, investor relations and information technology. For the years 1972 through 1993, Mr. Sunderhaft served P&C Foods, a subsidiary of Penn Traffic, in a variety of management positions including controller for the years 1982 through 1989, and Chief Financial Officer for the years 1989 through 1993. Prior to joining P&C, Mr. Sunderhaft was employed by Ernst & Ernst, the predecessor of Ernst & Young LLP. Mr. Sunderhaft is a graduate of the University of Dayton.


      DAVID MCDONOUGH currently serves as our Vice President -- Business Development. In this position, Mr. McDonough is responsible for financial and structural analysis of all acquisitions, and implementation of consolidation efficiencies and back office integration efforts. Mr. McDonough joined us in January 1995 as Controller, and became Chief Financial Officer in 1996, a position held until August of 1998. Prior to joining us, Mr. McDonough was Vice President-Finance of Ferris Industries, a $14 million equipment manufacturer for two years. Prior to that, Mr. McDonough was Corporate Finance Manager at CIS Corporation, a publicly-traded company, where he worked for six years. Mr. McDonough holds a B.S. in Economics from Cornell University.

      MARK C. PICKUP serves as a Director and Chairman of our Audit Committee. Mr. Pickup is also a director of EZCORP, Inc., Friedman's Inc. and The Farm Journal Corporation, each an affiliate of ours and Morgan Schiff. Since 1995, he has served as an independent business consultant with a variety of companies. Mr. Pickup served as Vice Chairman of Crescent Jewelers, a privately-held retail jewelry chain which is an affiliate of ours and Morgan Schiff, from December 1994 until February 1995, and served as President and Chief Executive Officer of Crescent Jewelers from August 1993 to December 1994. >From October 1992 until August 1993, Mr. Pickup served as the Senior Vice President and Chief Financial Officer for Crescent Jewelers. For more than five years prior to October 1992, Mr. Pickup held various positions with the predecessors of Ernst & Young LLP, leaving as a partner in its San Francisco, California office in October 1992. Mr. Pickup received a B.S. in mathematics from Brigham Young University.

      ROBERT J. BENNETT serves as a Director and member of our Audit Committee and as Chairman of our Compensation Committee. Mr. Bennett is also Chairman of the Board of M&T Bank Corporation, Vice-Chairman of the Board of Manufacturers and Traders Trust Company and a director of Traders Mutual Life Insurance Co. He also serves as Director for the Syracuse University School of Management, Crouse Hospital, the Federal Home Loan Bank of New York, the Metropolitan Development Association of Syracuse and Central NY, the Pan African Business Association and the New York Bankers Association. Mr. Bennett was also the Chairman, President and CEO of ONBANCorp, Inc. for the years 1987 until April 1998 when it merged with M&T Bank Corporation. Mr. Bennett received his B.S. from Babson College and his M.B.A. from the University of Massachusetts, Amherst, and holds a graduate degree from the Harvard Business School Advanced Management Program.

      PAUL M. MCNICOL serves as a Director and member of our Audit and Compensation Committees. Mr. McNicol is also Senior Vice President-Legal, Cendant Corporation. For the years 1994 to 1996, Mr. McNicol served as Senior Vice President-General Counsel of Six Flags Theme Parks, Inc. Mr. McNicol received his B.A. from Harvard College and his J.D. from Fordham University School of Law.


      Our directors are currently elected annually, 25% by the holders of the Class A Common Stock and 75% by the holders of the Class B Common Stock, to serve during the ensuing year or until their respective successors are duly elected and qualified. Officers serve at the discretion of our Board of Directors. For a description of class voting rights see "Description of Capital Stock."


COMMITTEES OF THE BOARD OF DIRECTORS

      Our Board of Directors currently has three committees: (1) the Audit Committee; (2) the Executive Committee; and (3) the Compensation Committee.


      The Audit Committee is comprised of Messrs. Pickup, Bennett and McNicol, with Mr. Pickup as Chairman. The Audit Committee recommends the independent accountants appointed by the Board to audit our financial statements which includes an inspection of our books and accounts. The Audit Committee reviews with such accountants the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or our internal accounting and auditing procedures.

      The Executive Committee is comprised of Messrs. Pietrafesa, Minkstein and Brinkley, with Mr. Brinkley as Chairman. The Executive Committee exercises the authority of the Board, to the extent permitted by law, in the management of our business between meetings of the Board. The Executive Committee of the Board also serves as the nominating committee in connection with annual meetings of stockholders.

      The Compensation Committee is comprised of Messrs. Bennett and McNicol, with Mr. Bennett as Chairman. The function of the Compensation Committee is to review and approve the compensation of executive officers and establish targets and incentive awards under our incentive compensation plans.


COMPENSATION OF THE BOARD OF DIRECTORS


      Sterling Brinkley, the Chairman of the Board and Chairman of our Executive Committee, will receive fees of $100,000 per year. All other directors who are not our current employees will receive an annual retainer of $10,000 payable quarterly, plus an additional fee of $1,500 per meeting, and will be eligible to receive stock option grants under our Stock Option Plan. See " -- Stock Option Plan." Committee members, other than Mr. Brinkley, who are not our current employees will receive an additional fee of $500 for each committee meeting attended. In addition, our directors may be eligible to participate in other incentive arrangements from time to time.

      We will reimburse directors for travel and other out-of-pocket expenses incurred in connection with their services as directors.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


      To date, executive compensation has been determined by our Chief Executive Officer. Upon completion of this offering, the Compensation Committee will make all compensation decisions. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company.

COMPENSATION OF EXECUTIVE OFFICERS


      The following table presents summary information concerning compensation that we paid or accrued for services rendered in all capacities during the last three years for our Chief Executive Officer, our other most highly compensated executive officer and one additional individual who served as one of our executive officers for a portion of the last completed year. With respect to the persons and periods covered in the following table, we made no restricted stock awards and had no long-term incentive plan pay-outs. Our contributions to our 401(k) retirement plan, as well as premium amounts paid for Mr. Pietrafesa's life insurance benefits, are included under "All Other Compensation." 1998 bonus amounts include payments related to performance in prior years.


                           SUMMARY COMPENSATION TABLE



                                                              ANNUAL COMPENSATION
                                                   -----------------------------------------
                                                                                 ALL OTHER
NAME AND PRINCIPAL POSITIONS               YEAR       SALARY        BONUS       COMPENSATION
---------------------------------------   ------   -----------   -----------   -------------
Richard C. Pietrafesa, Jr. ............   1998      $100,000      $255,600        $38,729
 PRESIDENT, CHIEF EXECUTIVE OFFICER       1997       100,000       100,000         33,650
 AND DIRECTOR                             1996       100,000        40,000         34,602

David McDonough .......................   1998      $ 90,000      $ 30,000        $ 1,698
 VICE PRESIDENT OF BUSINESS DEVELOPMENT   1997        90,000        20,000          1,683
                                          1996        90,000        10,000          1,050

Ross W. Stefano(1) ....................   1998      $ 50,000      $155,000        $ 1,689
 CHIEF OPERATING OFFICER AND DIRECTOR     1997       100,000       100,000          1,171
                                          1996       100,000       100,000          1,546


----------

(1) Mr. Stefano ceased to be an employee and director on June 22, 1998.

STOCK OPTION PLAN


      We intend to establish our 1999 Stock Option Plan for key employees and directors prior to the closing of the offering. Under the Stock Option Plan, awards of options to purchase shares of Class A Common Stock may be made to our key employees and directors, including employees who are also our officers or directors. We may award options to purchase a number of shares equal to 10% of our outstanding capital stock immediately following the offering. Options awarded under the Stock Option Plan may be either "incentive stock options," as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options.

      The Stock Option Plan will be administered by our Compensation Committee. The Compensation Committee will have the authority to establish the terms and conditions of the options in any manner not inconsistent with the terms of the Stock Option Plan, adopt any rules it considers appropriate for the administration of the Stock Option Plan, make interpretations of the Stock Option Plan that it deems consistent with its provisions, and take any other action it considers appropriate in connection with the Stock Option Plan. Each option granted under the Stock Option Plan will be evidenced by an agreement between The Pietrafesa Corporation and the employee and/or director to whom the option is granted.

      Prior to the adoption of the Stock Option Plan, we have made no provision for the grant of options to purchase equity interests in The Pietrafesa Corporation and no executive officer named in the above table holds or has ever exercised any stock appreciation rights.

      At the time of the offering, no options will have been granted to our executive officers, employees or directors under the Stock Option Plan.


RETIREMENT PLANS


      Our 401(k) Retirement Plan, as restated and amended, is a qualified retirement plan available to all of our eligible employees (together, the "Participants").

      Annual contributions to employees, if any, are declared by the Board at the end of each year. Pursuant to the Retirement Plan, employees may also make non-matching contributions. The contribution amounts for the executive officers named in the Summary Compensation Table are included under "All Other Compensation."

      Contributions to the Retirement Plan are made to a trust where the funds are invested in available investment options selected by the Participant and managed by the trustee. The trust may be invested and reinvested in common or preferred stocks, bonds, mortgages, leases, notes, debentures, mutual funds, guaranteed investment contracts and other contracts and funds of insurance companies, other securities and other real or personal property. The account balances grow until finally distributed. Employee contributions to the Retirement Plan are 100% vested upon contribution, and employer contributions to the Retirement Plan vest over five years. Upon the occurrence of a distributive event, a Participant may elect to receive funds according to the respective plans' provisions. Pursuant to these provisions, a Participant is also entitled to rollover eligible distribution amounts into another eligible retirement plan.

      We may amend the Retirement Plan and our associated trusts, retroactively or prospectively, in our sole discretion, except where prohibited by the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, and so long as such amendment does not exclude a Participant, reduce a Participant's account, reduce a Participant's vested percentage or modify the vesting schedule for a Participant eligible under the Retirement Plan prior to the effective date of the amendment. The Retirement Plan may be merged or consolidated, or its assets and liabilities may be transferred, in whole or in part, to another qualified retirement plan. We also reserve the right to terminate the Retirement Plan and our associated trusts, or to cease or suspend further contributions, upon which occurrence accounts of Participants shall become nonforfeitable. The Retirement Plan is a qualified retirement plan and trust under Section 401 of the Code, ERISA and all regulations issued thereunder.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      In October 1998, MS Pietrafesa, L.P. transferred all of its assets and liabilities to us in exchange for 100 shares of Class B Common Stock. To establish our initial capital structure as a public company, immediately prior to the consummation of the offering, we will issue an additional 3,775,567 shares of Class B Common Stock to our sole stockholder, MS Pietrafesa, L.P., in exchange for nominal consideration.

      We are controlled by Phillip Ean Cohen through his sole ownership of MS Pietrafesa Acquisition Corporation, the general partner of MS Pietrafesa, L.P. (the "General Partner"). See "Risk Factors -- The Interests of our Controlling Stockholder may Conflict with the Interests of the Holders of our Class A Common Stock." Morgan Schiff, which is owned by Mr. Cohen, is one of the managing underwriters of the offering. We reimbursed Morgan Schiff for expenses incurred, principally employee salary, legal and accounting fees of $192,300 in 1998, in connection with our formation and will continue to reimburse Morgan Schiff for ongoing administrative expenses, principally legal and accounting services rendered to us. In the future, we may engage Morgan Schiff for business and financial advisory services. Mr. Brinkley, a consultant to Morgan Schiff, is our Chairman of the Board. Morgan Schiff is acting as one of the underwriters in the offering and, in such capacity, will receive an underwriter's discount equal to 7.0% of the gross proceeds of the shares of Class A Common Stock allocated to it.

      Mr. Brinkley, Richard C. Pietrafesa, Jr., Mr. Minkstein and Joseph J. Pietrafesa, II own indirect limited partnership interests in MS Pietrafesa, L.P. through their ownership of limited partnership interests in MSJP, L.P., a limited partner of MS Pietrafesa, L.P. See "Principal Stockholders." In addition, Messrs. Pietrafesa own indirect limited partnership interests in MS Pietrafesa, L.P. through their ownership of limited partnership interests in RJP Investment Assoc., L.P. ("RJP"), a limited partner of MS Pietrafesa, L.P. See "Principal Stockholders." In the event that the limited partners of MS Pietrafesa, L.P. receive a specified minimum investment return, RJP, and, as a result, Messrs. Pietrafesa will be allocated by MS Pietrafesa, L.P. shares of Class B Common Stock and/or other property that would otherwise be allocated to the other limited partners. MS Pietrafesa, L.P.'s Partnership Agreement contains similar provisions in favor of the General Partner, which is owned by Mr. Cohen. None of the foregoing provisions require that we issue additional shares of Class A or Class B Common Stock or other securities of any kind.

      We lease a retail store facility in Syracuse, New York from Robert D. Pietrafesa and Richard C. Pietrafesa, uncle and father, respectively, of our President and Chief Executive Officer, under a 10-year lease expiring in 2007 requiring rental payments totaling $145,000 per year. A portion of this retail store facility is subleased to a third party. The sublease will expire in 2000 and provides minimum rental income of $30,000 per year.

      We source customer orders, including a substantial volume of the aggregate orders for Jos.A.Bank, with an affiliate, SourceOne. SourceOne is owned by the General Partner. SourceOne operates two manufacturing facilities in Baltimore, Maryland of 54,000 and 125,000 square feet. SourceOne leases, directly and through a sublease, these facilities from Jos.A.Bank. All production performed for us by SourceOne is performed on a "cost" basis, without mark-up. None of our employees receive compensation from SourceOne.


      Morgan Schiff, an affiliate of the General Partner, provides financial advisory and strategic consulting services to us under an agreement requiring monthly retainer payments of $25,000. The agreement also requires us to pay specified fees to Morgan Schiff when we consummate various acquisitions, capital raising and financing transactions. The agreement may be terminated annually by either party upon 30 days notice. Morgan Schiff has waived all retainer payments otherwise payable to it for financial advisory services for 1996, 1997, 1998 and 1999, as well as all fees associated with the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions, the PNC Bank credit facility and this offering. No such services were provided to us by Morgan Schiff during those periods and in respect of those transactions, other than investment banking and financial analyst services for which Morgan Schiff was paid, and we received no benefit under the agreement during those periods.

      Our agreement with Morgan Schiff does not compel Morgan Schiff to provide any actual services in return for the $25,000 monthly retainer payment. However, it was in our interest to enter into the agreement at the time of our acquisition by MS Pietrafesa, L.P., an affiliate of Morgan Schiff, because it was anticipated that we would be financially successful and that Morgan Schiff would provide meaningful services in the form of merger and acquisition advice and assistance in private capital raising activities and that the cost of those services would be less than or equal to the cost of procuring those services from an unaffiliated third party. However, after we were acquired in the early 1990s, our revenues increased rapidly, but our profitability declined. As a result, during the period from 1995 through 1997, we divested our non-core manufacturing assets, refinanced our secured lending arrangements and negotiated the forgiveness of our subordinated indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview." Financial analysis related to these transactions was provided by our financial management and consultants and not by Morgan Schiff.

      In April 1998, MS Pietrafesa, L.P. made a distribution of $207,000 to its partners in accordance with its Amended and Restated Agreement of Limited Partnership dated January 1, 1996, for the payment of income taxes incurred by such partners on the portion of partnership income attributable to their respective interests during 1997. In May 1999, we paid $1.5 million to MS Pietrafesa, L.P. from amounts borrowed under the PNC Bank credit facility to cover the tax distribution to be made by MS Pietrafesa, L.P. to its partners in accordance with its Partnership Agreement for the payment of income taxes incurred by such partners on the portion of partnership income attributable to their respective interests during the period from January 1, 1998 through September 30, 1998. A portion of the net proceeds of the offering will be applied toward the repayment of the PNC Bank credit facility.


      We reimburse, on a per-flight basis, operating expenses of an aircraft owned by Twins Aviation, Inc., a corporation owned by our President and Chief Executive Officer. We use this aircraft on a regularly scheduled, weekly basis to fly staff to production meetings in New York City, as well as for customer and contractor visits. Such reimbursements amounted to $225,000 for the year ended December 31, 1996, $223,000 for the year ended December 31, 1997 and $454,000 for the year ended December 31, 1998.

      We believe that each of the affiliate transactions described above are on terms no less favorable than would be generally available to us from unaffiliated third parties. After the closing of the offering, all related party transactions will be approved by our independent, disinterested directors. See also "Management," "Principal Stockholders" and "Underwriting."

                             PRINCIPAL STOCKHOLDERS


      The table below sets forth information as of June 30, 1999 regarding the beneficial ownership of Class A Common Stock and Class B Common Stock, as well as the percentage ownership of our Class A Common Stock and Class B Common Stock. Shares of Class B Common Stock are convertible into Class A Common Stock on a one-for-one basis, as described under "Description of Capital Stock." Percentage ownership numbers are based on shares of Class A Common Stock and shares of Class B Common Stock outstanding immediately following the offering and, in the case of Class B Common Stock, immediately prior to the offering. Although shares of Class B Common Stock may be converted into shares of Class A Common Stock at any time, the table below does not reflect the shares of Class A Common Stock issuable to holders of Class B Common Stock upon conversion as being beneficially owned by those holders.


      Information is provided as to each of our directors, the executive officers named in the Summary Compensation Table under "Management -- Compensation of Executive Officers," each person we know to own beneficially more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock and all of our directors and executive officers as a group. Except as described below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


      MS Pietrafesa Acquisition Corporation is the general partner of MS Pietrafesa, L.P. and has the sole right to vote the shares of Class B Common Stock owned by MS Pietrafesa, L.P. and to direct the disposition of such shares. Philip Ean Cohen is the sole stockholder of MS Pietrafesa Acquisition Corporation. See "Risk Factors -- The Interests of our Controlling Stockholder may Conflict with the Interests of the Holders of our Class A Common Stock."


      MSJP, L.P. and RJP Investments Assoc., L.P. indirectly own shares of Class B Common Stock through their respective ownership of limited partnership interests in MS Pietrafesa, L.P. Neither MSJP nor RJP has any right to vote or to direct the disposition of their respective shares. Shares of Class B Common Stock indicated below as beneficially owned by MSJP and RJP exclude additional shares of Class B Common Stock that MSJP and RJP are entitled to receive pursuant to MS Pietrafesa, L.P.'s Partnership Agreement. See "Certain Relationship and Related Transactions."

      Shares of Class B Common Stock indicated below as beneficially owned by Sterling B. Brinkley, Jr. and Thomas A. Minkstein are owned indirectly through their ownership of limited partnership interests in MSJP, L.P. Such individuals have no right to vote or to direct the disposition of these shares. Shares of Class B Common Stock indicated below as beneficially owned by Richard C. Pietrafesa, Jr. and Joseph J. Pietrafesa II are owned indirectly through their ownership of limited partnership interests in MSJP, L.P. and RJP Investments Assoc., L.P. Such individuals have no right to vote or to direct the disposition of these shares.


                                                     SHARES OF CLASS A          SHARES OF CLASS B         PERCENTAGE OF
                                                       COMMON STOCK                COMMON STOCK            CLASS A AND
                                                  -----------------------   --------------------------       CLASS B
BENEFICIAL OWNER                                   NUMBER     PERCENTAGE       NUMBER      PERCENTAGE     COMMON STOCK
-----------------------------------------------   --------   ------------   -----------   ------------   --------------
MS Pietrafesa, L.P. ...........................     --           --          3,775,667        100.0%          46.6%

MSJP, L.P. ....................................     --           --          3,151,549         83.5%          38.9%

MS Pietrafesa Acquisition Corporation .........     --           --          3,775,667        100.0%          46.6%

Phillip Ean Cohen .............................     --           --          3,775,667        100.0%          46.6%
 350 Park Avenue, 8th Floor
 New York, NY 10022

Richard C. Pietrafesa, Jr. ....................     --           --            504,683         13.4%           6.2%

Thomas A. Minkstein ...........................     --           --             94,231          2.5%           1.2%

David McDonough ...............................     --           --                 --           --             --

                                                SHARES OF CLASS A         SHARES OF CLASS B        PERCENTAGE OF
                                                  COMMON STOCK               COMMON STOCK           CLASS A AND
                                            -------------------------  ------------------------       CLASS B
BENEFICIAL OWNER                            NUMBER       PERCENTAGE      NUMBER     PERCENTAGE     COMMON STOCK
-----------------------------------------   ----------   ------------  ---------   ------------   ---------------
RJP Investments Assoc., L.P. ............         --           --       586,361        15.5%            7.2%
 7400 Morgan Road
 Liverpool, NY 13090

Sterling B. Brinkley, Jr. ...............         --           --       245,077         6.5%            3.0%
 350 Park Avenue, 8th Floor
 New York, NY 10022

Mark C. Pickup ..........................         --           --            --          --              --
 6734 Corte Segunda
 Martinez, CA 94553

Robert J. Bennett .......................         --           --            --          --              --
 M&T Bank Corp.
 101 South Salina Street
 Syracuse, NY 13202

Paul M. McNicol .........................         --           --        47,131         1.3%              *
 305 Oakley Court
 Mill Neck, NY 11765

Ross W. Stefano .........................         --           --            --          --              --
 30 The Orchard
 Fayetteville, NY 13066

Windsong, Inc. ..........................    333,333          7.7%           --          --             4.1%
 1599 Post Road East
 Westport, CT 06880

All executive officers and directors as a
 group (eight persons) ..................         --           --       891,122        23.6%           11.0%

----------
* Represents less than 1.0%.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

      The following summary describes the material provisions of our capital stock and is subject to, and qualified in its entirety by, our Certificate of Incorporation and By-laws that are included as exhibits to the Registration Statement of which this prospectus is a part and by the provisions of applicable law.


      We have filed our Certificate of Incorporation to (1) authorize 12,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock and 5,000,000 shares of Preferred Stock; and (2) set forth the rights and privileges of the Class A Common Stock, Class B Common Stock and Preferred Stock as described below. Upon completion of the offering, 4,333,333 shares of Class A Common Stock, 3,775,667 shares of Class B Common Stock and no shares of Preferred Stock will be issued and outstanding. The discussion herein describes our capital stock, Certificate of Incorporation and By-laws in effect upon effectiveness of the Registration Statement of which this prospectus is a part.

CLASS A AND CLASS B COMMON STOCK


      The holders of shares of Class A Common Stock and Class B Common Stock have identical rights and privileges on a per share basis, except as set forth below. The holders of shares of Common Stock have no preemptive rights to maintain their respective percentage ownership interest in or other subscription rights for our other securities. Shares of Common Stock are not redeemable or subject to further calls or assessments. The shares of Common Stock to be outstanding after the offering, including the shares of Class A Common Stock to be issued hereby, when paid for and issued, will be fully paid and non-assessable. Holders of shares of Common Stock are entitled to share pro rata in dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor; provided, however, that any dividend upon the Common Stock that is payable in Common Stock shall be paid only in Class A Common Stock to the holders of Class A Common Stock, but is payable in Class A or Class B Common Stock to the holders of Class B Common Stock. Upon our liquidation, dissolution and winding up, holders of shares of Common Stock are entitled to share ratably in the net assets available for distribution to such holders. The consent of the holder or holders of a majority of the Class B Common Stock is required to authorize the issuance of additional Class B Common Stock.

      LIMITED VOTING RIGHTS. The holders of Class A Common Stock have the right as a class to elect that minimum number of directors constituting 25% of the members of the Board, which presently represents two of the six directors. The minimum number of directors shall be rounded to the next highest whole number if such percentage is not equal to a whole number of directors. Directors elected by the holders of Class A Common Stock will first be elected at the annual meeting of stockholders to be held in 1999.

      Other than the right to elect directors and as otherwise required by Delaware law, the holders of Class A Common Stock will have very limited voting rights until all of the shares of Class B Common Stock are converted into shares of Class A Common Stock or otherwise cease to be issued and outstanding. At such time, the holders of Class A Common Stock will be entitled to vote on all matters submitted to a vote of the stockholders and will be entitled to one vote per share held. Generally, the vote of the majority of the shares represented at a meeting of the stockholders and entitled to vote is sufficient for actions that require a vote of the stockholders. Our Certificate of Incorporation does not provide for cumulative voting. Because sole voting power has been granted to the holders of Class B Common Stock, except as stated above and as otherwise required by Delaware law, substantially all corporate actions can be taken without any vote by the holders of the Class A Common Stock including, without limitation:

      o amending our Certificate of Incorporation or By-laws, including authorizing the issuance of additional shares of Class A Common Stock;

      o authorizing stock options, restricted stock and other compensation plans for employees, executives and directors;

      o     authorizing a merger or disposition or change in control;

      o approving indemnification of our directors, officers and eligible employees; and

      o approving conflict of interest transactions involving our affiliates which are approved by our disinterested directors.


      The holders of the outstanding shares of Class A Common Stock will be entitled, however, to vote as a class upon any proposed amendment to our Certificate of Incorporation which would increase or decrease the par value of the shares of Class A Common Stock, or alter or change the powers, preferences or special rights of the shares of the Class A Common Stock so as to affect them adversely. See "Risk Factors -- The Interests of our Controlling Stockholder may Conflict with the Interests of the Holders of our Class A Common Stock."


      All of the shares of the Class B Common Stock are owned by MS Pietrafesa, L.P. and can be voted by the General Partner, which is wholly-owned by Mr. Cohen. See "Principal Stockholders" and "Underwriting."

      CONVERSION RIGHTS. At the option of any holder of shares of Class B Common Stock, such holder may, at any time and from time to time, convert all or part of such holder's shares of Class B Common Stock into an equal number of shares of Class A Common Stock. The shares of Class B Common Stock are also subject to mandatory conversion into an equal number of shares of Class A Common Stock, in whole or in part, at any time and from time to time, at the option of the holder or holders of a majority of the outstanding shares of Class B Common Stock. If, and only if, all the outstanding shares of Class B Common Stock converted into Class A Common Stock or are otherwise no longer outstanding, the holders of the Class A Common Stock will have general voting power in the election of all members of the Board and in all other matters upon which our stockholders are entitled to vote. Holders of shares of Class A Common Stock have no right to convert Class A Common Stock into any of our other securities.


PREFERRED STOCK


      Our Certificate of Incorporation authorizes 5,000,000 shares of Preferred Stock. Upon the affirmative vote or the written consent of the holders of a majority of the outstanding shares of Class B Common Stock, shares of Preferred Stock may be issued in one or more series. Each such series will have such distinctive designation as stated in resolutions adopted by the Board. Authority is expressly vested in the Board to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the stockholders. The Preferred Stock may be granted voting powers provided, however that (1) so long as any Class B Common Stock is outstanding, the holders of the Class B Common Stock will always have the absolute right to elect a majority of the Board and (2) if voting powers are granted, the holders of shares of Preferred Stock will be entitled to vote together with the holders of the Class A Common Stock as a class on all matters on which holders of Class A Common Stock are entitled to vote. At present, we have no plans to issue any shares of the Preferred Stock.


INDEMNIFICATION AND LIMITATION OF LIABILITY


      Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law as currently or hereafter in effect. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duty as a director, except for liability

      (1) for breach of their duty of loyalty to the corporation or its stockholders;

      (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware (the "DGCL"); or

      (4) for any transaction from which the director derives an improper personal benefit.

      Our Certificate of Incorporation provides for the mandatory indemnification of, and advancement of expenses to our directors and officers.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

      We are subject to Section 203 of the DGCL, which prevents an "interested stockholder" from engaging in a "business combination" with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, unless

      (1) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

      (2) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

      (3) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 662/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

      The DGCL defines an "interested stockholder" as a person owning 15% or more of a corporation's outstanding voting stock. A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.


      The disproportionate voting rights between the Class A Common Stock and the Class B Common Stock and the provisions of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in control. See "Risk Factors -- The Interests of our Controlling Stockholder may Conflict with the Interests of the Holders of our Class A Common Stock."

TRANSFER AGENT


      The transfer agent and registrar for the Class A Common Stock is American Stock Transfer & Trust Company.

                         SHARES ELIGIBLE FOR FUTURE SALE


      Upon completion of the offering, we will have a total of 4,333,333 shares of Class A Common Stock, 4,933,333 if the Underwriters' over-allotment option is exercised in full, and 3,775,667 shares of Class B Common Stock outstanding. All shares of Class A Common Stock sold in the offering and, after the expiration of the 180 day lock-up period, described below, the 58,333 shares of Class A Common Stock being registered for resale, from time to time, by Windsong, Inc. will be freely tradable under the Securities Act unless they are purchased or held by "affiliates" of ours as defined in Rule 144. The balance of the shares of Class A Common Stock issued to Windsong, Inc. in connection with the Windsong acquisition will be "restricted securities" within the meaning of Rule 144 under the Securities Act and may, after the expiration of the 180 day lock-up period, be sold in compliance with Rule 144 under the Securities Act, subject to additional resale restrictions under the Windsong acquisition agreement. In addition, all shares of Class B Common Stock and the 3,775,667 shares of Class A Common Stock issuable upon conversion thereof, all of which are subject to the 180 day lock-up period, will be "restricted" securities within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.


      In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person, or persons whose shares are aggregated, who has beneficially owned "restricted" shares for at least one year, including a person who may be deemed our affiliate, is entitled to sell within any three-month period a number of shares of Class A Common Stock that does not exceed the greater of 1% of the then-outstanding shares of our Class A Common Stock or the average weekly trading volume of the Class A Common Stock on the Nasdaq National Market during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to restrictions relating to manner of sale, notice and the availability of current public information about us. A person who is not our affiliate and has not been such at any time during the 90 days preceding a sale, and who has beneficially owned "restricted" shares for at least two years, would be entitled to sell such shares immediately following the offering without regard to the volume limitations, manner of sale provisions or notice or other requirements of Rule 144 of the Securities Act. However, the transfer agent, American Stock Transfer & Trust Company, may require an opinion of counsel that a proposed sale of "restricted" shares comes within the terms of Rule 144 of the Securities Act prior to effecting a transfer of such shares. Such opinion would be provided by and at the cost of the transferor.


      Our officers and directors and certain other stockholders, including the principal officers of Diversified Apparel, Global Sourcing Network, Components and Windsong, have agreed, pursuant to the underwriting agreement and lock-up agreement, that they will not sell any shares of our capital stock owned by them, either publicly or privately, without the prior consent of Janney Montgomery Scott Inc., as representative of the underwriters, for a period of 180 days from the date of this prospectus. See "Underwriting."

      MS Pietrafesa, L.P. has offered its limited partners the right to withdraw from the partnership under its Partnership Agreement and receive a distribution of Class A Common Stock. Such right to withdraw may be exercised by a limited partner at any time between the consummation of the offering and 14 days before the expiration of the lock-up period. The withdrawal will be effective at the end of the month in which the lock-up period expires. The shares acquired through a limited partner's withdrawal will be subject to the resale limitations under Rule 144.


      Limited partners electing to withdraw from MS Pietrafesa, L.P. will generally be deemed to have held the shares of Class A Common Stock distributed to them from the date they acquired their partnership interest. Accordingly, original investors in MS Pietrafesa, L.P. will be entitled to sell such shares pursuant to Rule 144 immediately upon distribution of such shares from MS Pietrafesa, L.P., subject to volume, manner of sale and other limitations.

      Prior to the offering, there has been no public market for either class of our Common Stock and no predictions can be made of the effect, if any, that the sale or availability for sale of additional shares of our Common Stock or our other securities, or the development of a public trading market for the Class B Common Stock, will have on the market price of the Class A Common Stock. Nevertheless, sales of substantial amounts of shares of Class A Common Stock in the public market, the perception that such sales could occur, the development of a public trading market for the Class B Common Stock or the issuance of other securities, could adversely affect the market price of the Class A Common Stock and could impair our future ability to raise capital through an offering of our equity securities.

                                  UNDERWRITING

      Subject to the terms of an underwriting agreement among Janney Montgomery Scott Inc., First Security Van Kasper, Morgan Schiff & Co., Inc., as representatives of the underwriters and The Pietrafesa Corporation, the underwriters have each severally agreed to purchase from us and we have agreed to sell to the underwriters the number of shares of Class A Common Stock set forth opposite their respective names below. The underwriters will not be purchasing any of the shares which may be offered, from time to time, by the selling stockholder. Pursuant to the terms of the underwriting agreement, the commitments of non-defaulting underwriters may be increased.


          UNDERWRITER                                NUMBER OF SHARES
          -----------                                ----------------
          Janney Montgomery Scott Inc. ..........
          First Security Van Kasper .............
          Morgan Schiff & Co., Inc. .............
           Total ................................       4,000,000
                                                        =========


      The underwriting agreement provides that obligations of the underwriters to pay for and accept delivery of the Class A Common Stock are subject to the approval of specific conditions. The underwriters are obligated to take and pay for all of the shares of the Class A Common Stock offered by this prospectus, other than shares of Class A Common Stock covered by the over-allotment option described below, if any shares are taken.


      The underwriters propose to offer the shares of Class A Common Stock to the public initially at the offering price per share shown on the cover page of this prospectus and to dealers at such price, less a concession not in excess of $___ per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $___ per share to other dealers. After this offering of the Class A Common Stock, the public offering price and the concessions may be changed by the Representatives.

      In addition to the discounts and commissions shown on the cover page of this prospectus, we will pay to Janney Montgomery Scott Inc. a financial advisory fee of $100,000 upon completion of the offering. In addition, we have agreed to pay to Klehr, Harrison, Harvey, Branzburg & Ellers LLP, underwriters' counsel, legal fees and expenses incurred in connection with the preparation of a preliminary Blue Sky memorandum and the qualification of the securities for sale in any state and in connection with securing any review or approvals by the National Association of Securities Dealers.

      We have granted to the underwriters an option for 30 days after the date of this prospectus to purchase up to 600,000 additional shares of Class A Common Stock, at the same price per share as the public offering price, less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriters may exercise the option only to cover over-allotments in the sale of the shares of Class A Common Stock offered by this prospectus. To the extent the underwriters exercise this option, each of the underwriters has a firm commitment, subject to certain conditions, to purchase a number of the additional shares of Class A Common Stock proportionate to such underwriter's initial commitment as indicated in the preceding table.


      In connection with this offering and in compliance with applicable securities laws, the underwriters may over-allot, or sell more shares of Class A Common Stock than is shown on the cover page of this prospectus, and may effect transactions on the Nasdaq National Market which stabilize, maintain or otherwise affect the market price of the Class A Common Stock at prices above those which might otherwise prevail in the open market. Such transactions may include placing bids for the Class A Common Stock or effecting purchases of the Class A Common Stock for the purpose of pegging, fixing or maintaining the price of the Class A Commons Stock or for the purpose of reducing a short position created in connection with the offering. A short position may be covered by exercise of the over-allotment option described above in place of or in addition to open market purchases. The underwriters are not required to engage in any of these activities and if the underwriters commence any of these activities, they may discontinue them at any time.

      We and the underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Common Stock. In addition, we and the underwriters make no representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The underwriters do not intend to confirm sales of the Class A Common Stock to any accounts over which they exercise discretionary authority.


      Our directors and executive officers and the sole holder of Class B Common Stock have agreed that they will not, directly or indirectly, sell or otherwise dispose of any Class A Common Stock or Class B Common Stock for a period of 180 days after the completion of this offering, without Janney Montgomery Scott Inc.'s prior written consent. Together, this group directly and indirectly owns, prior to the offering, all of the outstanding shares of the Class B Common Stock.


      We have agreed to indemnify the underwriters and persons who control the underwriters against, or contribute to losses arising out of, some liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act of 1933, as amended.


      Morgan Schiff, one of the underwriters, is owned by Philip Ean Cohen. Mr. Cohen has voting power over all of our outstanding Class B Common Stock and, accordingly, has the power to determine virtually all matters submitted to our stockholders and to appoint 75% of the members of our board of directors. See "Certain Relationships and Related Transactions" and "Description of Capital Stock." As a result of our affiliation with Morgan Schiff, the offering is being conducted in accordance with the provisions of Rule 2720 of the National Association of Securities Dealers, Inc. Conduct Rules. Rule 2720 requires that the initial public offering price of the shares be no higher than the price recommended by a "qualified independent underwriter" meeting specified standards. In accordance with this requirement, Janney Montgomery Scott Inc. is assuming the responsibilities of acting as a qualified independent underwriter in pricing the offering and conducting due diligence. The price of the shares will be no higher than the price recommended by Janney Montgomery Scott Inc.


      There is no established trading market for the shares. The offering price for the shares has been determined through negotiations between us and the Representatives, based on the following factors:


      o     prevailing market conditions;

      o     our past and present operations;

      o market capitalizations and stages of development of other companies which we and the Representatives believe to be comparable to us;

      o     an assessment of our management;

      o the history of, and prospects for, our business and the industry in which it competes; and

      o     our prospects for future earnings.


                                  LEGAL MATTERS

      The validity of the Class A Common Stock offered hereby will be passed upon by Roberts, Sheridan & Kotel, a Professional Corporation, which firm provides legal services from time to time for Morgan Schiff and its affiliates. The validity of the shares of Class A Common Stock will be passed upon for the underwriters by Klehr, Harrison, Harvey, Branzburg & Ellers LLP.

                                     EXPERTS

      The Consolidated Financial Statements and schedule of The Pietrafesa Corporation at December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and the registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The Financial Statements of Components at December 31, 1997 and 1998, and for each of the two years in the period ended December 31, 1998 included elsewhere in this prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Lawrence
B. Goodman & Co., P.A., independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and are included in reliance upon such report given upon their authority of such firm as experts in accounting and auditing.

      The Financial Statements of Global Sourcing Network at December 31, 1997 and 1998, and for each of the two years in the period ended December 31, 1998 included elsewhere in this prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Pasquale & Bowers, LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and are included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

      The Financial Statements of Windsong at December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998 included elsewhere in this prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Weissbarth, Altman & Michaelson LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and are included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      We have filed with the Commission a Registration Statement on Form S-1, including all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Class A Common Stock being offered in the offering. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to The Pietrafesa Corporation and the securities offered hereby, reference is made to the Registration Statement. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, may be inspected, without charge, and copies may be obtained, at prescribed rates, at the public reference facilities of the Commission maintained at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of the Registration Statement may also be inspected, without charge, at the Commission's regional office at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. In addition, copies of the Registration Statement may be obtained by mail at prescribed rates, from the Commission's Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a Web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

      Upon completion of the offering, we will become subject to the informational requirements of the Exchange Act, and in accordance therewith will be required to file periodic reports and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities, regional offices and Web site referred to above.

      We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by independent certified public accountants.

                   THE PIETRAFESA CORPORATION AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----


THE PIETRAFESA CORPORATION
 Report of Independent Auditors ...........................................  F-2
 Consolidated Balance Sheets as of December 31, 1997 and 1998 .............  F-3
 Consolidated Statements of Operations for the years ended December 31,
  1996, 1997 and 1998 .....................................................  F-5
 Consolidated Statements of Changes in Partners' Capital and
  Shareholder's Equity for the years ended December 31, 1996, 1997 and 1998 ................................................................  F-6
 Consolidated Statements of Cash Flows for the years ended
  December 31, 1996, 1997 and 1998 ........................................  F-7
 Notes to Consolidated Financial Statements ...............................  F-8
 Consolidated Balance Sheets as of December 31, 1998 and at
  March 31, 1999 (unaudited) .............................................. F-16
 Consolidated Statements of Operations for the three months ended
  March 31, 1998 and 1999 (unaudited) ..................................... F-17
 Consolidated Statements of Cash Flows for the three months ended
  March 31, 1998 and 1999 (unaudited) ..................................... F-18
 Notes to Quarterly Consolidated Financial Statements ..................... F-19
GLOBAL SOURCING NETWORK, LTD.
 Independent Auditors' Report ............................................. F-21
 Balance Sheets as of December 31, 1997 and 1998 .......................... F-22
 Statements of Operations and Accumulated Deficit for the years ended
  December 31, 1997 and 1998 .............................................. F-23
 Statements of Cash Flows for the years ended December 31, 1997 and 1998 .. F-24
 Notes to Financial Statements ............................................ F-25
 Balance Sheets as of December 31, 1998 and March 31, 1999 (unaudited) .... F-28
 Statements of Operations and Accumulated Deficit for the three months ended March 31, 1998 and 1999 (unaudited) ............................... F-29
 Statements of Cash Flows for the three months ended March 31,
  1998 and 1999 (unaudited) ............................................... F-30
 Notes to Quarterly Financial Statements .................................. F-31
COMPONENTS BY JOHN MCCOY, INC.
 Report of Independent Auditors ........................................... F-32
 Balance Sheets as of December 31, 1997 and 1998 .......................... F-33
 Statements of Income and Retained Earnings for the years ended
  December 31, 1997 and 1998 .............................................. F-34
 Statements of Cash Flows for the years ended December 31, 1997 and 1998 .. F-35
 Notes to Financial Statements ............................................ F-36
 Balance Sheets as of December 31, 1998 and March 31, 1999 (unaudited) .... F-39
 Statements of Income and Retained Earnings for the three months ended
  March 31, 1998 and 1999 (unaudited) ..................................... F-40
 Statements of Cash Flows for the three months ended March 31, 1998 and 1999 (unaudited) .................................................... F-41
 Notes to Quarterly Financial Statements .................................. F-42
WINDSONG, INC.
 Independent Auditors' Report ............................................. F-43
 Balance Sheets as of December 31, 1997 and 1998 .......................... F-44
 Statements of Income and Retained Earnings (Accumulated Deficit) for
  the years ended December 31, 1996, 1997 and 1998 ........................ F-46
 Statements of Cash Flows for the years ended December 31, 1996,
  1997 and 1998 ........................................................... F-47
 Notes to Financial Statements ............................................ F-50
 Balance Sheets as of December 31, 1998 and March 31, 1999 (unaudited) .... F-63
 Statements of Income and Retained Earnings (Accumulated Deficit) for
  the three months ended March 31, 1998 and 1999 (unaudited) .............. F-64
 Statements of Cash Flows for the three months ended March 31, 1998 and 1999 (unaudited) .................................................... F-65
 Notes to Quarterly Financial Statements .................................. F-66

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
The Pietrafesa Corporation

      We have audited the accompanying consolidated balance sheets of The Pietrafesa Corporation (formerly MS Pietrafesa, L.P.) as of December 31, 1997 and 1998, and the related consolidated statements of operations, changes in partners' capital and shareholder's equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Pietrafesa Corporation at December 31, 1997 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP


Syracuse, New York

February 12, 1999, except as to Note 12
as to which the date is July 15, 1999

                           THE PIETRAFESA CORPORATION


                           CONSOLIDATED BALANCE SHEETS


                                                                                 AS OF
                                                                             DECEMBER 31,
                                                                       -------------------------
                                                                           1997          1998
                                                                       -----------   -----------
                                                                            (IN THOUSANDS)
ASSETS
Current assets
 Cash ..............................................................    $      3      $     14
 Accounts receivable, less allowance for doubtful accounts of $35 in
   1997 and 1998 ...................................................       4,066         7,967
 Inventories:
   Finished goods ..................................................       3,510         4,273
   Work-in-process .................................................       1,902         3,865
   Raw materials ...................................................       3,319         4,979
                                                                        --------      --------
                                                                           8,731        13,117
 Prepaid expenses ..................................................         143           193
 Deferred taxes ....................................................          --           938
                                                                        --------      --------
Total current assets ...............................................      12,943        22,229
Property, plant, and equipment, at cost:
 Land ..............................................................         297           297
 Buildings and improvements ........................................       3,157         3,215
 Machinery and equipment ...........................................       6,199         6,485
 Furniture and fixtures ............................................         699           708
 Construction in progress ..........................................          --           290
                                                                        --------      --------
                                                                          10,352        10,995
 Accumulated depreciation ..........................................       3,806         4,409
                                                                        --------      --------
                                                                           6,546         6,586
Other assets .......................................................         184           560
                                                                        --------      --------
                                                                        $ 19,673      $ 29,375
                                                                        ========      ========

                           THE PIETRAFESA CORPORATION

                           CONSOLIDATED BALANCE SHEETS


                                                                                  AS OF
                                                                              DECEMBER 31,
                                                                        -------------------------
                                                                           1997          1998
                                                                        ----------   ------------
                                                                             (IN THOUSANDS,
                                                                           EXCEPT SHARE DATA)
LIABILITIES, PARTNERS' CAPITAL AND SHAREHOLDER'S EQUITY
Current liabilities:
 Accounts payable ...................................................    $  6,610      $  7,893
 Other current liabilities ..........................................       1,204         3,054
 Tax distribution payable ...........................................          --         1,516
 Current maturities of long-term debt ...............................         487           527
                                                                         --------      --------
Total current liabilities ...........................................       8,301        12,990
Deferred tax liability ..............................................          --         1,441
Long-term debt, net of current maturities ...........................       8,663        12,561
Partners' capital and shareholder's equity:
 Partners' capital:
   General partner ..................................................          27            --
   Limited partners .................................................       2,682            --
                                                                         --------      --------
    Total partners' capital .........................................       2,709            --
 Shareholder's equity:
   Preferred stock, $.001 par value: ................................
    Authorized shares -- 5,000,000 ..................................
    Issued shares -- none
   Common stock:
    Authorized shares -- 12,000,000 Class A, $.001 par value ........
                      -- 10,000,000 Class B, $.0002 par value .......
    Issued shares -- 3,775,667 Class B ..............................          --            --
                                                                         --------      --------
   Additional paid-in capital .......................................          --         2,941
   Retained earnings (accumulated deficit) ..........................          --          (558)
    Total shareholder's equity ......................................                     2,383
                                                                         --------      --------
                                                                         $ 19,673      $ 29,375
                                                                         ========      ========


                 See notes to consolidated financial statements.

                           THE PIETRAFESA CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                      FOR THE
                                                                              YEAR ENDED DECEMBER 31,
                                                                     -----------------------------------------
                                                                         1996          1997           1998
                                                                     -----------   -----------   -------------
                                                                        (IN THOUSANDS, EXCEPT SHARE AND PER
                                                                                    SHARE DATA)
Net revenues .....................................................    $ 44,000      $ 37,582      $   56,763
Cost of sales ....................................................      34,769        29,218          47,062
                                                                      --------      --------      ----------
Gross profit .....................................................       9,231         8,364           9,701
Operating expenses:
 Selling, general, and administrative expenses ...................       7,427         6,150           5,536
 Impairment loss on fixed assets .................................         170            --              --
 Depreciation and amortization expense (excludes amounts
   in cost of sales) .............................................         165           151             222
                                                                      --------      --------      ----------
                                                                         7,762         6,301           5,758
                                                                      --------      --------      ----------
Operating income .................................................       1,469         2,063           3,943
Public offering costs ............................................          --            --             823
                                                                      --------      --------      ----------
Income (loss) before income taxes and extraordinary item .........        (493)          556           1,911
Provision for income taxes .......................................          --            --             514
                                                                      --------      --------      ----------
Income (loss) before extraordinary item ..........................        (493)          556           1,397
Extraordinary item ...............................................       3,150            --              --
                                                                      --------      --------      ----------
Net income .......................................................    $  2,657      $    556      $    1,397
                                                                      ========      ========      ==========
Pro forma net income data (Note 2):
 Income before income taxes, as reported above ...................                                $    1,911
 Pro forma provision for income taxes ............................                                       764
                                                                                                  ----------
 Pro forma net income ............................................                                $    1,147
                                                                                                  ==========

Pro forma basic and diluted earnings per share (Notes 2
 and 12) .........................................................                                $     0.30
                                                                                                  ==========
Pro forma basic and diluted weighted average number of
 common shares outstanding .......................................                                 3,775,667
                                                                                                  ==========


                 See notes to consolidated financial statements.

                           THE PIETRAFESA CORPORATION
             CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                            AND SHAREHOLDER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                                                                 ADDITIONAL
                                            GENERAL       LIMITED     COMMON      PAID-IN      RETAINED
                                            PARTNER      PARTNERS      STOCK      CAPITAL      EARNINGS       TOTAL
                                          -----------   ----------   --------   -----------   ----------   -----------
                                                                         (IN THOUSANDS)
Balance at December 31, 1995 ..........      $ (6)       $   (698)     $ --       $    --      $    --      $   (704)

YEAR ENDED DECEMBER 31, 1996

Net income ............................        26           2,631        --            --           --         2,657

Capital contribution ..................         2             198        --            --           --           200
                                             ----        --------      ----       -------      -------      --------
Balance at December 31, 1996 ..........        22           2,131        --            --           --         2,153

YEAR ENDED DECEMBER 31, 1997

Net income ............................         5             551        --            --           --           556

Balance at December 31, 1997 ..........        27           2,682        --            --           --         2,709

YEAR ENDED DECEMBER 31, 1998

Net income (loss) .....................        19           1,936        --            --         (558)        1,397
Distributions to partners for income
 taxes ................................       (17)         (1,706)       --            --           --        (1,723)
Incorporation of the Company ..........       (29)         (2,912)       --         2,941           --            --

Issuance of 3,775,567 shares of Class B
 Common Stock for par value
 (Note 12) ............................        --              --        --            --           --            --
                                             ----        --------      ----       -------      -------      --------
Balance at December 31, 1998 ..........      $ --        $     --      $ --       $ 2,941      $  (558)     $  2,383


                 See notes to consolidated financial statements.

                           THE PIETRAFESA CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    FOR THE
                                                                            YEAR ENDED DECEMBER 31,
                                                                 ----------------------------------------------
                                                                      1996             1997            1998
                                                                 --------------   --------------   ------------
                                                                                 (IN THOUSANDS)
OPERATING ACTIVITIES
 Net income ..................................................     $  2,657         $    556        $   1,397
 Adjustments to reconcile net income to net cash provided by
   (used in) operating activities:
   Extraordinary item ........................................       (3,150)              --               --
   Depreciation and amortization .............................          946              802              788
   Provision for doubtful accounts ...........................         (179)              --               10
   Impairment loss on fixed assets ...........................          170               --               --
   Loss on fixed asset disposals .............................           24              149               16
   Deferred taxes ............................................           --               --              503
   Changes in operating assets and liabilities:
    Accounts receivable ......................................         (392)           1,549           (3,911)
    Inventories, prepaid expenses and other assets ...........        3,267            1,533           (4,847)
    Accounts payable and accrued expenses ....................         (898)          (1,533)           4,649
                                                                   --------         --------        ---------
 Net cash provided by (used in) operating activities .........        2,445            3,056           (1,395)
INVESTING ACTIVITIES
 Purchases of property, plant, and equipment .................         (105)             (59)            (592)
 Proceeds from disposal of fixed assets ......................          524            2,244               29
                                                                   --------         --------        ---------
 Net cash provided by (used in) investing activities .........          419            2,185             (563)
FINANCING ACTIVITIES
 Borrowings under credit line ................................       51,854           39,981           46,639
 Repayments of credit line ...................................      (52,419)         (42,516)         (43,348)
 Proceeds from long-term debt ................................        2,530               --            1,115
 Principal payments on long-term debt ........................       (4,581)          (2,666)            (596)
 Payment of debt issuance costs ..............................         (250)             (41)             (77)
 Principal payments under capital lease obligations ..........           --               --              (41)
 Distributions payable to partners for income taxes ..........           --               --           (1,723)
                                                                   --------         --------        ---------
 Net cash (used in) provided by financing activities .........       (2,866)          (5,242)           1,969
                                                                   --------         --------        ---------
 (Decrease) increase in cash .................................           (2)              (1)              11
 Cash at beginning of period .................................            6                4                3
                                                                   ========         ========        =========
 Cash at end of period .......................................     $      4         $      3        $      14
                                                                   ========         ========        =========

                 See notes to consolidated financial statements.

                           THE PIETRAFESA CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       THREE YEARS ENDED DECEMBER 31, 1998
                        (IN THOUSANDS, EXCEPT SHARE DATA)

1. THE COMPANY AND BASIS OF PRESENTATION

      The Pietrafesa Corporation (the "Company") was formed on October 1, 1998 through the issuance of 3,775,667 shares of Class B common stock in exchange for the net assets of MS Pietrafesa, L.P. (the "Partnership"). The exchange was recorded at the Partnership's historical cost basis as both entities were under common control.

      The accompanying financial statements include the financial position and operations of the Partnership for 1996 and 1997 and the Company and the Partnership combined for 1998.

      The Company operates principally in one business segment, the sourcing of proprietary brands of men's and women's clothing for major domestic retailers. Sourced products are manufactured by the Company and third parties. Approximately 77% of the Company's work force is represented under collective bargaining agreements. The Company also has one retail outlet whose operations are not significant.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


CONSOLIDATION

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions are eliminated.

REVENUE RECOGNITION

      Revenue is recognized when products are shipped or services have been provided and is net of returns and allowances.

CASH

      Cash consists of demand deposits at banks.

INVENTORIES

      Inventories are stated at the lower of standard costs (which approximate cost determined on a first in, first out basis) or market.

PROPERTY, PLANT, AND EQUIPMENT


      Depreciation is provided using the straight line method over the estimated useful lives of the respective assets (buildings and improvements -- 25 years; machinery and equipment -- 15 years; and furniture and fixtures -- 10 years). The Company recorded losses on disposals of machinery and equipment in the normal course of business of $24, $149 and $16 as of December 31, 1996, 1997 and 1998, respectively. These losses are recorded in the selling, general and administrative expenses caption of the income statement.


LONG-LIVED ASSETS


      The Company accounts for long-lived assets pursuant to Statement of Financial Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded on long-lived assets used in operations when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management reviews long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the assets may be

                           THE PIETRAFESA CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       THREE YEARS ENDED DECEMBER 31, 1998
                        (IN THOUSANDS, EXCEPT SHARE DATA)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

impaired. When such circumstances exist, the Company estimates expected future cash flows to determine whether an asset is impaired by grouping assets at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets.

      The Company recorded an impairment loss of $170 as of December 31, 1996. The impairment loss of $170 relates to the reduction of the book value to net realizable value of equipment which was to be disposed of at the Sturgis, Kentucky facility. The net realizable value was determined based on estimated selling price minus the costs to sell. The property was sold in 1997.


OTHER ASSETS

      Other assets include debt issuance costs which are amortized over the terms of the related debt using the interest method.

INCOME TAXES AND TAX DISTRIBUTIONS

      Prior to October 1, 1998, the Company operated as a limited partnership and income or loss of the Partnership was included in the taxable income of the individual partners. The Company is required under the Partnership Agreement to distribute cash to the partners which approximates the tax on taxable income reported by the Partnership through September 30, 1998. The Company has accrued a liability of $1,516 related to distributions for taxable income for the nine month period ended September 30, 1998.

      As of October 1, 1998, effective with the net asset transfer discussed in
Note 1, the Company is subject to federal and state corporate income taxes. The Company accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the tax basis of assets and liabilities and are measured using currently enacted tax laws and rates.

USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such differences could be material.


PRO FORMA NET INCOME AND EARNINGS PER SHARE

      Pro forma net income and earnings per share for 1998 reflect adjustments for federal and state income taxes as if the Company were subject to these taxes for the entire year. The weighted average number of shares issued and outstanding includes the 3,775,567 shares of Class B Common Stock issued subsequent to year for the nominal consideration of par value (see Note 12).


RECLASSIFICATIONS


      Certain prior year amounts have been reclassified to conform with the 1998 presentation.

3. BORROWING ARRANGEMENTS


      Long-term debt consisted of the following:

                           THE PIETRAFESA CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                       THREE YEARS ENDED DECEMBER 31, 1998
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                        AS OF
                                                                                    DECEMBER 31,
                                                                                ---------------------
                                                                                   1997        1998
                                                                                ---------   ---------
Revolving credit agreements due June 30, 2001 ...............................    $6,147      $ 9,439
Equipment notes with monthly principal and interest payments ranging from $7
 to $13 through December of 2002 ............................................       762          612
Capital equipment leases with monthly principal and interest payments ranging
 from $1 to $4 through July 2002 ............................................       107          234
Term notes with monthly principal payments of $16 and $10 through June 2005.      2,134        2,803
                                                                                 ------      -------
                                                                                  9,150       13,088
Less current maturities .....................................................       487          527
                                                                                 ------      -------
                                                                                 $8,663      $12,561
                                                                                 ======      =======


      Substantially all of the Company's debt bears interest at variable rates which range between prime plus .5% and prime plus 1% (8.25% and 8.75% at December 31, 1998).

      Under terms of a revolving credit agreement with a bank, the Company may borrow up to $12,500, limited by levels of accounts receivable and inventory. The unused credit line totaled approximately $2,311 at December 31, 1998. Interest on the line is based on prime plus .5% or LIBOR plus 2.75% (8.25% at December 31, 1998). The weighted average borrowing rate on the credit lines was 9.91% and 9.26% at December 31, 1997 and 1998, respectively. During the year ended December 31, 1996, 1997 and 1998, the highest outstanding balance on the credit line was $12,283, $10,787 and $11,782, respectively, and the average outstanding balance was $10,344, $8,338 and $8,701, respectively. The credit line is subject to renewal in 2001 and has been classified as long-term.

      On June 19, 1998, the Company refinanced certain mortgage, equipment and term loans with principal balances of $2,134 at December 31, 1997. The refinanced loans are payable over 5 and 7 years with interest ranging from prime plus 1% to prime plus .75%.

      The Company's borrowing arrangements include certain restrictive covenants which limit, among other things, additional indebtedness, capital expenditures and dividends, and require that the Company maintain specified levels of working capital, tangible net worth, debt-to-equity, debt service coverage and net income. Amounts outstanding under these arrangements, including the working capital facility, are secured by substantially all of the Company's assets.

      Aggregate principal payments on long-term debt for each of the next five years and thereafter are as follows as of December 31, 1998:


                       1999 ...............  $   527
                       2000 ...............      539
                       2001 ...............    9,987
                       2002 ...............      497
                       2003 ...............      660
                       Thereafter .........      878
                                             -------
                                             $13,088
                                             =======

                          THE PIETRAFESA CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      THREE YEARS ENDED DECEMBER 31, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)


3. BORROWING ARRANGEMENTS -- (CONTINUED)

      As further discussed in Note 9, certain subordinated indebtedness were forgiven in June 1996.

      Interest paid for the years ended December 31, 1996, 1997 and 1998 amounted to $1,630, $1,205 and $1,156, respectively.


      The Company acquired $109 and $169 in assets under capital lease obligations in 1997 and 1998, respectively.


4. SHAREHOLDER'S EQUITY

      The Company is authorized to issue two classes of common stock designated Class A and Class B. The Class B elects 75% of the Board of Directors, has voting rights on all corporate matters and is convertible, at any time, at the option of the holder, into an equal number of Class A shares. The shares of Class B common stock are also subject to mandatory conversion into an equal number of Class A common stock at the option of the majority of the holder or holders of Class B common stock. In connection with the incorporation of the Company, 3,775,667 Class B shares were issued to the Partnership. Except in limited instances, Class A shares will be non-voting except as to the election of 25% of the Board of Directors. No Class A shares have been issued.

      The Company is also authorized to issue up to, in one or more series, 5,000,000 shares of preferred stock upon the consent of the holders of a majority of the outstanding shares of Class B common stock. The Board is authorized to fix the rights, preferences, privileges and restrictions of each series, without further vote or action by the stockholders. The preferred stock may be granted voting powers provided that the Class B common stock will always have the right to elect a majority of the Board and the preferred stock will be entitled to vote with the Class A common stock as a class on any matters on which holders of Class A common stock are entitled to vote.

5. RETIREMENT PLANS

      The Company sponsors contributory defined contribution plans for employees not covered by multi-employer plans. Employer contributions to the plans range from no contribution to 50% of each participant's elective deferral for the plan year, subject to certain restrictions as defined in the Plan documents. Contributions for the years ended December 31, 1996, 1997 and 1998 were $97, $125 and $141, respectively. The Company also contributes to two multi-employer pension funds which cover certain union employees under a collective bargaining agreement. Contributions for the years ended December 31, 1996, 1997, and 1998 were approximately $323, $173 and $156, respectively. Provisions of the Multi-Employer Pension Plan Amendments Act of 1980 require participating employers to assume a proportionate share of a multi-employer plan's unfunded vested benefit in the event of withdrawal from or termination of the Plan.

6. RELATED PARTY TRANSACTIONS


      The Company leases a retail store facility from a related party under a ten-year lease ending June 30, 2000 requiring rental payments totaling $146 per year. A portion of this facility is subleased and provides minimum rental income of $30 per year.

      Beginning in 1998, the Company sources certain customer orders through SourceOne, L.L.C, an affiliate of the General Partner of the Partnership. SourceOne has no significant assets or liabilities and neither the Company nor its employees receive any compensation from SourceOne. The Company purchased approximately $10,614 of services from SourceOne during 1998 and has a net payable to SourceOne of $591 at December 31, 1998.

                          THE PIETRAFESA CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      THREE YEARS ENDED DECEMBER 31, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)


6. RELATED PARTY TRANSACTIONS -- (CONTINUED)

      The Company has an agreement with an affiliate of the Partnership whereby the affiliate would provide financial advisory and strategic consulting services. The agreement contains a monthly retainer fee of $25 per month. This agreement may be terminated annually by either party upon 30 days' notice. The affiliate provided certain investment banking and financial analyst services to the Company during 1998. Total expenses for these services were $192. Since no other services were provided to the Company during 1996, 1997 and 1998, the affiliate agreed to amend the agreement to eliminate the monthly retainer payment in 1996, 1997 and 1998. Accordingly, no expense has been recognized in the financial statements related to the monthly retainer payments.


      The Company reimburses on a per-flight basis certain operating expenses of an aircraft owned by a corporation owned by the Company's President and Chief Executive Officer. Payments amounted to $225, $223 and $454 for the years ended December 31, 1996, 1997 and 1998, respectively.


7. REVENUE AND SUPPLIER CONCENTRATIONS

      The Company grants credit without collateral to customers and performs periodic credit evaluations of their financial condition. The Company's products are primarily sold to specialty retail stores. The Company makes substantial sales to a relatively few, large customers. The following table presents the percentage of net sales concentrated with certain customers:

                                       FOR THE
                               YEAR ENDED DECEMBER 31,
                            ------------------------------
                              1996       1997       1998
                            --------   --------   --------
     Customer A .........       27%        22%        26%
     Customer B .........       24         24         16
     Customer C .........       15         22          9
     Customer D .........       --         --         25
                                --         --         --
                                66%        68%        76%
                                ==         ==         ==




      In April 1998, the Company entered into a five-year sourcing agreement with a domestic clothing retailer and became the retailer's primary source for tailored clothing. The Company's affiliate, SourceOne, manages the retailer's manufacturing operations. The Company will receive an annual management fee for the first three years of the agreement and purchased certain inventory owned by the retailer at market value ($2,140), payable in installments. The agreement requires the retailer to purchase a minimum number of units during the 5-year term of the agreement.


      The Company purchases a significant volume of fabric from two suppliers. In 1996, 1997 and 1998, 51%, 54% and 62% of total purchases were purchased from these two suppliers, respectively.

8. INCOME TAXES

      On October 1, 1998, the Company recorded deferred income taxes due to its incorporation. The recording of the deferred tax liability at October 1, 1998 resulted in additional tax expense of $516 in 1998.

                          THE PIETRAFESA CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      THREE YEARS ENDED DECEMBER 31, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)


8. INCOME TAXES -- (CONTINUED)


     The provision for income taxes is as follows:


                                                                 FOR THE
                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                          1996     1997     1998
                                                         ------   ------   -----
Current
 Federal ..............................................   $--      $--      $ 8
 State ................................................    --       --        3
                                                          ---      ---      ---
Total current .........................................    --       --       11
                                                          ===      ===      ===

                                                                FOR THE
                                                        YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                        1996     1997      1998
                                                       ------   ------   -------
Balance brought forward .............................   $ --     $ --     $ 11
Deferred:
 Federal ............................................     --       --      428
 State ..............................................     --       --       75
                                                        ----     ----     ----
Total deferred ......................................     --       --      503
                                                        ----     ----     ----
Total tax expense ...................................   $ --     $ --     $514
                                                        ====     ====     ====

      The difference between the United States federal statutory income tax rate and the Company's effective tax rate were as follows:

                                                                                      FOR THE
                                                                              YEAR ENDED DECEMBER 31,
                                                                     ------------------------------------------
                                                                         1996           1997           1998
                                                                     ------------   ------------   ------------
U.S. federal statutory rate ......................................        34.0%          34.0%          34.0%

Income attributed to period the Company was a partnership
 that is not subject to federal or state corporate income tax            (34.0%)        (34.0%)        (34.0%)
Deferred taxes related to the change to a taxable entity .........                                      27.0%
                                                                         -----          -----          -----
Effective tax rate ...............................................         0.0%           0.0%          27.0%
                                                                         =====          =====          =====


      Deferred tax assets and liabilities are comprised of the following:


                                                        AS OF
                                                     DECEMBER 31,
                                              --------------------------
                                               1996     1997      1998
                                              ------   ------   --------
Deferred tax assets: ......................
 Bad debt and chargeback reserves .........    $--      $--      $  131
 Inventory related reserves ...............     --       --         292
 Employee benefits ........................     --       --         236
 Other ....................................     --       --         279
                                               ---      ---      ------
Total deferred tax assets .................     --       --         938
Deferred tax liability:
 Depreciation .............................     --       --       1,441
                                               ---      ---      ------
 Net deferred tax liability ...............    $--      $--      $  503
                                               ===      ===      ======

                           THE PIETRAFESA CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      THREE YEARS ENDED DECEMBER 31, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)


9. FORGIVENESS OF DEBT

      In June 1996, the Company completed a transaction under which subordinated notes with an outstanding principal and interest balance of $3,350 were forgiven in exchange for a greater partnership interest in MSJP, L.P., a limited partner of the Partnership. The value of the partnership interest exchanged, $200, has been treated as a capital contribution, with the remainder recorded as an extraordinary item in the statement of operations.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS


      The carrying amounts of the Company's short-term borrowings and variable rate long-term debt approximate their fair value. The difference between carrying value and fair value on fixed rate long-term debt is not material.


11. PUBLIC OFFERING COSTS


      In 1998 the Company incurred costs related to a public offering that was delayed due to adverse market conditions. Costs amounting to $823 related to this offering have been charged off due to the extended delay of the offering.


12. ACQUISITIONS, PUBLIC OFFERING AND STOCK OPTION PLAN


      On April 15, 1999, the Company acquired the assets and assumed certain liabilities of Diversified Apparel Group, Ltd. for $3,500 in a transaction to be accounted for as a purchase. Diversified Apparel merchandises and sources apparel, including lower to mid-priced suits and dress shirts, to value-priced apparel retailers. On April 15, 1999, the Company acquired all of the common stock of Global Sourcing Network, Ltd. for $3,700 in a transaction to be accounted for as purchase. Global Sourcing Network designs and imports men's suits. Concurrent with the public offering, the Company will also acquire the assets and assume certain liabilities of Components by John McCoy, Inc. for $11,100 in a transaction to be accounted for as a purchase. Components merchandises and sources tailored clothing, as well as sportswear, dress shirts, neckwear, topcoats and casual slacks in Italy.

      The Company has entered an agreement to acquire the assets and assume certain liabilities of Windsong, Inc. for $43,300 in a transaction to be accounted for as a purchase. Windsong is a supplier of designer and private label sportswear to department store, specialty store and mass merchandising chains.


      The total purchase price of the acquired businesses is based upon an estimate of the liabilities to be assumed of $1,955, $1,121, $6,021 and $16,862 for Diversified Apparel, Global Sourcing Network, Components and Windsong, respectively. The Company does not believe the actual amount of liabilities assumed will be materially different from the estimated amount. The portion of the consideration assigned to goodwill in each transaction will represent the excess of the cost over the estimated fair value of the net assets acquired. The Company will amortize goodwill using the straight line method over a period ranging from 10 to 20 years.

      In each of the purchase agreements, there are specific contingent payments based upon achieving specified earning levels. These payments will be recognized as an adjustment to the purchase price when made.

      In connection with the offering, on July 15, 1999 the Company issued 3,775,567 additional shares of Class B common stock for the nominal consideration of the stock's par value. Shareholder's equity, earnings per share and other share information has been restated to reflect the additional shares of Class B Common Stock. Immediately prior to the closing of the offering, the Company may adjust

                           THE PIETRAFESA CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                      THREE YEARS ENDED DECEMBER 31, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)


through redemption or additional issuance of shares, the number of shares of Class B common stock outstanding to represent the percentage of the Company that will be owned by the Company's sole shareholder after the offering.

12. ACQUISITIONS, PUBLIC OFFERING AND STOCK OPTION PLAN - (CONTINUED)

      On July 15, 1999, the Company amended its Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 5,000,000 to 12,000,000 shares and to change the par value of the Class B Common Stock to $.0002, each of which has been reflected on the December 31, 1998 balance sheet.

      The Company intends to establish a Stock Option Plan for key employees and directors prior to the closing of the offering. Under the Stock Option Plan, awards of options to purchase shares of Class A Common Stock may be made to the Company's key employees and directors, including employees who are also the Company's officers or directors. The Company may award options to purchase a number of shares equal to 10% of our outstanding capital stock immediately following the offering. Options awarded under the Stock Option Plan may be either "incentive stock options," as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options.

      The Stock Option Plan will be administered by the Company's Compensation Committee. The Compensation Committee will have the authority to establish the terms and conditions of the options in any manner not inconsistent with the terms of the Stock Option Plan, adopt any rules it considers appropriate for the administration of the Stock Option Plan, make interpretations of the Stock Option Plan that it deems consistent with its provisions, and take any other action it considers appropriate in connection with the Stock Option Plan. Each option granted under the Stock Option Plan will be evidenced by an agreement between the Company and the employee and/or director to whom the option is granted.

      Prior to the adoption of the Stock Option Plan, the Company has made no provision for the grant of options to purchase equity interests in the Company.


      At the time of the offering, no options will have been granted by the Company to their executive officers, employees or directors under the Stock Option Plan.

                           THE PIETRAFESA CORPORATION

                           CONSOLIDATED BALANCE SHEET


                                                                         AS OF        AS OF
                                                                       MARCH 31,   DECEMBER 31,
                                                                         1999          1998
                                                                     ------------ -------------
                                                                      (UNAUDITED)
                                                                     (IN THOUSANDS EXCEPT SHARE
                                                                        AND PER SHARE DATA)
ASSETS
Current assets
 Cash ..............................................................    $    13     $     14
 Accounts receivable, net ..........................................      8,488        7,967
 Inventories:
   Finished goods ..................................................      4,862        4,273
   Work-in-process .................................................      3,224        3,865
   Raw materials ...................................................      4,596        4,979
                                                                        -------     --------
                                                                         12,682       13,117
 Prepaid expenses ..................................................        375          193
 Deferred Taxes ....................................................        938          938
                                                                        -------     --------
Total current assets ...............................................     22,496       22,229

Property, plant, and equipment, at cost:
 Land ..............................................................        297          297
 Buildings and improvements ........................................      3,216        3,215
 Machinery and equipment ...........................................      6,883        6,485
 Furniture and fixtures ............................................        709          708
 Construction in progress ..........................................         --          290
                                                                        -------     --------
                                                                         11,105       10,995
 Accumulated depreciation ..........................................      4,582        4,409
                                                                        -------     --------
                                                                          6,523        6,586
Other assets .......................................................        925          560
                                                                        -------     --------
                                                                        $29,944     $ 29,375
                                                                        =======     ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
 Accounts payable ..................................................    $ 7,166     $  7,893
 Other current liabilities .........................................      2,767        3,054
 Tax distribution payable ..........................................      1,516        1,516
 Current maturities of long-term debt ..............................        527          527
                                                                        -------     --------
Total current liabilities ..........................................     11,976       12,990
Deferred tax liability .............................................      1,441        1,441
Long-term debt, net of current maturities ..........................     13,054       12,561
Shareholder's equity:
 Preferred stock, $.001 par value:
   Authorized shares -- 5,000,000 ..................................
   Issued shares -- none ...........................................
 Common stock ......................................................
   Authorized shares -- 12,000,000 Class A, $.001 par value.........
                     -- 10,000,000 Class B, $.0002 par value........
   Issued shares -- 3,775,667 Class B ..............................
 Additional paid-in capital ........................................      3,191        2,941
 Retained earnings (accumulated deficit) ...........................        282         (558)
                                                                        -------     --------
    Total shareholder's equity .....................................      3,473        2,383
                                                                        -------     --------
                                                                        $29,944     $ 29,375
                                                                        =======     ========


                 See notes to consolidated financial statements.

                           THE PIETRAFESA CORPORATION


                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                                 FOR THE
                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                       ----------------------------
                                                                           1999            1998
                                                                       ------------   -------------
                                                                          (IN THOUSANDS, EXCEPT
                                                                        SHARE AND PER SHARE DATA)
Net revenues .......................................................    $   17,803     $    9,503
                                                                        ----------     ----------
Cost of sales ......................................................        14,833          7,028
                                                                        ----------     ----------
Gross profit .......................................................         2,970          2,475
                                                                        ----------     ----------
Operating expenses:
 Selling, general, and administrative expenses .....................         1,201          1,305
 Depreciation and amortization expense .............................            68             64
                                                                        ----------     ----------
                                                                             1,269          1,369
                                                                        ----------     ----------
Operating income ...................................................         1,701          1,106
                                                                        ----------     ----------
Interest expense ...................................................           296            253
                                                                        ----------     ----------
Income before taxes ................................................         1,405            853
                                                                        ----------     ----------
Provision for income taxes .........................................           565             --
                                                                        ==========     ==========
Net income .........................................................    $      840     $      853
                                                                        ==========     ==========
Basic and diluted earnings per share ...............................    $     0.22
                                                                        ==========
Weighted average number of common shares outstanding ...............     3,775,667
                                                                        ==========
Pro forma net income data:
 Income before income taxes, as reported above .....................                   $      853
                                                                                       ----------
 Pro forma provision for income taxes ..............................                          341
                                                                                       ----------
Pro forma net income ...............................................                   $      512
                                                                                       ==========
Pro forma basic and diluted earnings per share .....................                   $     0.14
                                                                                       ==========
Pro forma basic and diluted weighted average number of common shares
 outstanding .......................................................                    3,775,667
                                                                                       ==========


                 See notes to consolidated financial statements.

                           THE PIETRAFESA CORPORATION


                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                FOR THE
                                                                           THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                      ----------------------------
                                                                           1999            1998
                                                                      --------------   -----------
                                                                             (IN THOUSANDS)
OPERATING ACTIVITIES
 Net income .......................................................     $    840        $     853
 Adjustments to reconcile net income to net cash (used in) provided by operating activities:
   Depreciation and amortization ..................................          185              202
   Loss on sale of fixed assets ...................................           --               12
   Changes in operating assets and liabilities:
    Accounts receivable ...........................................         (521)            (269)
    Inventories, prepaid expenses and other assets ................         (103)          (2,018)
    Accounts payable and accrued expenses .........................       (1,014)           1,248
                                                                        --------        ---------
   Net cash (used in) provided by operating activities ............         (613)              28
INVESTING ACTIVITIES
 Purchases of property, plant, and equipment ......................         (109)             (90)
                                                                        --------        ---------
 Net cash used in investing activities ............................         (109)             (90)
FINANCING ACTIVITIES
 Borrowings under credit line .....................................       19,302           10,496
 Repayments of credit line ........................................      (18,679)         (10,329)
 Principal payments on long-term debt .............................         (117)            (105)
 Payment of debt issuance costs ...................................          (20)              --
 Principal payments under capital lease obligations ...............          (15)              --
 Capital contribution .............................................          250               --
                                                                        --------        ---------
 Net cash provided by financing activities ........................          721               62
                                                                        --------        ---------
 (Decrease) increase in cash ......................................           (1)              --
 Cash at beginning of period ......................................           14                3
                                                                        --------        ---------
 Cash at end of period ............................................     $     13        $       3
                                                                        ========        =========


                 See notes to consolidated financial statements.

                           THE PIETRAFESA CORPORATION


        NOTES TO QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                                 MARCH 31, 1999

1. ORGANIZATION AND BASIS OF PRESENTATION


      The accompanying financial statements include the accounts of the Company and its consolidated subsidiary. All significant intercompany transactions and balances have been eliminated.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results of operations for the periods presented have been included.

      The consolidated financial data at December 31, 1998 is derived from audited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements and should be read in conjunction with the audited financial statements and notes thereto. Interim results are not necessarily indicative of results to be expected for the full year.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

      Pro forma net income and earnings per share reflect adjustments for federal and state income taxes as if the Company were subject to these taxes for the entire period.


3. SUBSEQUENT EVENTS


      On April 15, 1999, the Company acquired the assets and assumed certain liabilities of Diversified Apparel Group, Ltd. for $3.5 million in a transaction to be accounted for as a purchase. Diversified Apparel merchandises and sources apparel, including lower to mid-priced suits and dress shirts, to value-priced apparel retailers. On April 15, 1999, the Company acquired all of the common stock of Global Sourcing Network, Ltd. for $3.7 million in a transaction to be accounted for as purchase. Global Sourcing Network designs and imports men's suits. Concurrent with the public offering, the Company will also acquire the assets and assume certain liabilities of Components by John McCoy, Inc. for $11.1 million in a transaction to be accounted for as a purchase. Components merchandises and sources tailored clothing, as well as sportswear, dress shirts, neckwear, topcoats and casual slacks in Italy.

      On May 12, 1999, the Company entered into an agreement to purchase the assets and assume certain liabilities of Windsong, Inc. for $43.3 million in a transaction to be accounted for as a purchase. Windsong is a supplier of designer and private label sportswear to department store, specialty store and mass merchandising chains.

      The portion of the consideration assigned to goodwill in each transaction will represent the excess of the cost over the estimated fair value of the net assets acquired. The Company will amortize goodwill using the straight line method over a period ranging from 10 to 20 years.


      In each of the purchase agreements, there are specific contingent payments based upon achieving specified earning levels. These payments will be recognized as an adjustment to the purchase price when made.

      On April 15, 1999, we entered into a senior secured credit facility with PNC Bank, National Association. This facility replaced the Company's current $12.5 million revolving credit facility. The PNC Bank credit facility consists of (1) an $18.0 million revolving credit line, $1.0 million of which can be utilized for the issuance of letters of credit, and (2) a $7.0 million term note. The amount available for

                           THE PIETRAFESA CORPORATION

                                 MARCH 31, 1999


3. SUBSEQUENT EVENTS -- (CONTINUED)

borrowing under the revolving credit line at any given time is determined pursuant to a formula based upon the levels of qualifying accounts receivable and eligible inventory and the credit balance owed to us under our factoring agreement, subject to the $18.0 million maximum. The term note is payable in 33 monthly payments of $116,667 commencing on May 1, 1999, with a final payment of all unpaid principal on April 15, 2002. The new credit facility was used to repay amounts due under the Company's former credit facility which had a balance of $12.8 million at March 31, 1999. Amounts outstanding under the credit facility are secured by a senior lien on substantially all of our assets. We have also pledged all of the stock of our subsidiaries as collateral. Borrowings under the PNC Bank credit facility bear interest, at our option, based upon either domestic interest rates or Euro interest rates. Under the revolving credit line, the domestic interest rate is 0.5% per annum above the higher of
(a) PNC Bank's base commercial lending rate and (b) 0.5% per annum above the Fed Funds rate. Under the revolving credit line, the Euro interest rate is a multiple of 2.75% above LIBOR, where the multiple is equal to 1.00 minus the Federal Reserve's reserve requirement percentage. Under the term note, the domestic interest rate is 1.00% higher than the domestic interest rate calculated under the revolving credit line, and the Euro interest rate is 0.75% higher than the Euro interest rate calculated under the revolving credit line. Upon consummation of the offering, all of the foregoing domestic and Euro interest rates shall decrease by 0.25%, provided that we receive net proceeds of at least $20 million from the offering. The PNC Bank credit facility includes significant financial and operating covenants, including requirements that we maintain a minimum fixed charge coverage ratio, prohibitions on our ability to incur additional indebtedness or to pay dividends and restrictions on our ability to make capital expenditures and acquisitions. We are currently in compliance with all covenants under the PNC Bank credit facility. The PNC Bank credit facility contains customary events of default, including a cross-default to our obligations under the Diversified Apparel and Global Sourcing Network acquisition agreements.

                          INDEPENDENT AUDITORS' REPORT

BOARD OF DIRECTORS AND SHAREHOLDER
GLOBAL SOURCING NETWORK, LTD.

      We have audited the accompanying balance sheets of GLOBAL SOURCING NETWORK, LTD. as of December 31, 1998 and 1997, and the related statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GLOBAL SOURCING NETWORK, LTD. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                            /s/ Pasquale & Bowers LLP
                                            -----------------------------------

Syracuse, New York
February 2, 1999

                          GLOBAL SOURCING NETWORK, LTD.

                                 BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997


                                                              1998           1997
                                                         -------------   ------------
                                     ASSETS
CURRENT ASSETS
Cash and cash equivalents ............................    $  153,598      $  84,348
Accounts receivable ..................................        19,148        338,304
Note receivable, net of allowance of $90,000 .........             0              0
Due from related party (Note 7) ......................             0         55,000
Inventories ..........................................       907,500              0
Deferred taxes (Note 5) ..............................        57,600              0
                                                          ----------      ---------
   TOTAL CURRENT ASSETS ..............................     1,137,846        477,652
                                                          ----------      ---------
PROPERTY AND EQUIPMENT-NET (Note 3) ..................        10,204         10,161
                                                          ----------      ---------
OTHER ASSETS
 Due from shareholder (Note 7) .......................             0        116,397
 Deferred taxes (Note 5) .............................             0         10,700
 Other ...............................................             0          5,142
                                                          ----------      ---------
                                                                   0        132,239
                                                          ----------      ---------
                                                          $1,148,050      $ 620,052
                                                          ==========      =========

                      LIABILITIES AND SHAREHOLDER'S DEFICIT
CURRENT LIABILITIES
 Accounts payable ....................................    $1,026,265      $ 275,828
 Royalty fees payable (Note 4) .......................       229,085        397,215
                                                          ----------      ---------
   TOTAL CURRENT LIABILITIES .........................     1,255,350        673,043
                                                          ----------      ---------
SHAREHOLDER'S DEFICIT
 Common stock
   No par value
   Authorized -- 200 Shares
   Issued and outstanding - 50 Shares ................         1,000          1,000
 Accumulated deficit .................................      (108,300)       (53,991)
                                                          ----------      ---------
                                                            (107,300)       (52,991)
                                                          ----------      ---------
                                                          $1,148,050      $ 620,052
                                                          ==========      =========

               See accompanying notes to the financial statements.

                          GLOBAL SOURCING NETWORK, LTD.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                      1998             1997
                                                 --------------   --------------

SALES ........................................    $18,062,322      $19,043,296
COST OF SALES ................................     16,767,880       17,781,789
                                                  -----------      -----------
GROSS PROFIT .................................      1,294,442        1,261,507
GENERAL AND ADMINISTRATIVE EXPENSES ..........        298,798          295,385
ROYALTIES AND COMMISSIONS ....................      1,095,873          985,975
                                                  -----------      -----------
LOSS FROM OPERATIONS .........................       (100,229)         (19,853)
PROVISION FOR INCOME TAXES (Note 5) ..........        (45,920)          (8,019)
                                                  -----------      -----------
NET LOSS .....................................        (54,309)         (11,834)
ACCUMULATED DEFICIT -- BEGINNING OF YEAR .....        (53,991)         (42,157)
                                                  -----------      -----------
ACCUMULATED DEFICIT -- END OF YEAR ...........    $  (108,300)     $   (53,991)
                                                  ===========      ===========


               See accompanying notes to the financial statements.

                          GLOBAL SOURCING NETWORK, LTD.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                           1998            1997
                                                                      -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss .........................................................    $  (54,309)     $  (11,834)
                                                                       ----------      ----------
 Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation ...................................................         4,421           3,574
   Bad debts ......................................................       149,017         102,000
   Deferred tax benefit ...........................................       (46,900)        (10,700)
   Offset of amounts due from shareholder .........................       116,397               0
   Changes in assets and liabilities affecting cash flows from operating activities:
      Accounts receivable .........................................       260,139        (225,022)
      Inventories .................................................      (907,500)              0
      Other assets ................................................         5,142           2,134
      Accounts payable ............................................       750,437         267,909
      Royalty fees payable ........................................      (168,130)          5,772
      Accrued expenses ............................................             0          (7,474)
                                                                       ----------      ----------
      Total adjustments ...........................................       163,023         138,193
                                                                       ----------      ----------
      Net cash provided by operating activities ...................       108,714         126,359
                                                                       ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property and equipment ..............................        (4,464)         (6,004)
 Advances on note receivable ......................................       (90,000)              0
 Repayments on notes receivable ...................................             0         144,000
                                                                       ----------      ----------
      Net cash provided by (used in) investing activities .........       (94,464)        137,996
                                                                       ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from related party ......................................        55,000               0
 Payments to related party ........................................             0        (313,200)
                                                                       ----------      ----------
      Net cash provided by (used in) financing activities .........        55,000        (313,200)
                                                                       ----------      ----------
      NET INCREASE (DECREASE) IN CASH AND CASH
       EQUIVALENTS ................................................        69,250         (48,845)
      CASH AND CASH EQUIVALENTS -- BEGINNING
       OF YEAR ....................................................        84,348         133,193
                                                                       ----------      ----------
      CASH AND CASH EQUIVALENTS -- END OF YEAR.....................    $  153,598      $   84,348
                                                                       ==========      ==========
      SUPPLEMENTAL DISCLOSURE OF CASH FLOW
       INFORMATION
 Cash paid during the period for:
  Income taxes: ...................................................    $      680      $    2,957
                                                                       ==========      ==========

              See accompanying notes to the financial statements.

                          GLOBAL SOURCING NETWORK, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

1. ORGANIZATION

      Global Sourcing Network, Ltd. (the "Company") imports men's apparel for distribution to retail apparel companies located principally throughout the United States. Substantially all of the Company's sales in 1997 and 1998 are to one customer.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


   Revenue Recognition

      Revenue is recognized when products are received by the customer. The Company estimates accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is recorded.

   Inventories

      Inventories are valued at the lower of cost, determined on the specific identification method, or market.

   Property and Equipment

      Property and equipment is recorded at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets.

   Income Taxes

      Income taxes have been provided using the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets are the result primarily of net operating loss carryforwards the Company has available to offset future taxable income and reserves for bad debts.

   Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash Equivalents

      The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

   Business Concentrations

      The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. At times, balances may be in excess of the FDIC insurance limit. Substantially all of the Company's sales are to one customer. Essentially all accounts receivable at December 31, 1998 and 1997 are from this customer.

3. PROPERTY AND EQUIPMENT

      Property and equipment, net of accumulated depreciation as of December 31, 1998 and 1997, consists of the following:

                                                       1998          1997
                                                   -----------   ------------
       Office equipment ........................    $  19,347     $  16,641
       Furniture and fixtures ..................        7,496         5,738
                                                    ---------     ---------
                                                       26,843        22,379
       Less: Accumulated depreciation ..........      (16,639)      (12,218)
                                                    ---------     ---------
                                                    $  10,204     $  10,161
                                                    =========     =========

                          GLOBAL SOURCING NETWORK, LTD.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

4. ROYALTY FEES PAYABLE

      The Company has a license agreement with Emerald Rise Trading, Ltd. (ERT), for technical knowledge and expertise in association with the sourcing, production and delivery of apparel. The Company pays royalties equal to 3% of gross sales. Royalty fees, included in general and administrative expenses, for the years ended December 31, 1998 and 1997, were approximately $542,000 and $571,000, respectively.

5. PROVISION FOR INCOME TAXES

      Income taxes for the years ended December 31, 1998 and 1997 are summarized as follows:

                                                1998           1997
                                            ------------   -----------
         Current:
           State and city ...............    $     980      $   2,681
                                             ---------      ---------
         Deferred:
           Federal ......................      (39,900)        (7,400)
           State ........................       (7,000)        (3,300)
                                             ---------      ---------
                                               (46,900)       (10,700)
                                             ---------      ---------
                                             $ (45,920)     $  (8,019)
                                             =========      =========

      The Company has unused net operating loss carryforwards available to offset against future taxable income of approximately $54,000 at December 31, 1998, which expire from 2010 through 2018.

      The components of the deferred tax asset as of December 31, 1998 and 1997 are as follows:

                                                1998         1997
                                            -----------   ----------
       Current deferred tax asset:
        Net operating losses ............    $ 21,600      $     0
        Allowance for bad debts .........      36,000            0
                                             --------      -------
                                             $ 57,600      $     0
                                             ========      =======
       Noncurrent deferred tax asset:
        Net operating losses ............    $      0      $10,700
                                             ========      =======

      The reconciliation of the effective income tax rate is as follows:

                                                                      1998         1997
                                                                   ----------   ----------
       Federal income tax rate .................................      (34)%        (34)%
       State taxes, net of federal income tax benefit ..........       (6)          (6)
       Adjustment to deferred tax rate .........................       (6)          (0)
                                                                      ----         ----
                                                                      (46)%        (40)%
                                                                      ====         ====

6. COMMITMENTS

      The Company leases office space under an agreement accounted for as an operating lease expiring July 31, 1999. The Company sublet a portion of its office to a related entity. Rent expense for the years ended December 31, 1998 and 1997, net of sublease income was approximately $22,000 and $38,000, respectively.

                          GLOBAL SOURCING NETWORK, LTD.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

7. RELATED PARTIES

   Due from Related Party

      The Company provides management services and subleases office space to Global Sourcing International (GSI), which is related through family attribution. Management fees, sublease income and amounts due from GSI are summarized as follows:

                                              1998         1997
                                           ----------   ----------
       Management fees .................    $ 36,000     $24,000
       Sublease income .................    $ 26,700     $ 4,700
       Due from related party ..........    $      0     $55,000

   Due from Shareholder

      The Company periodically makes advances to its president and sole shareholder. Approximately $116,000 in advances outstanding at December 31, 1997 has been written off as commission expense in 1998. No interest has been imputed on outstanding advances.

8. FINANCIAL STATEMENT PRESENTATION

      Certain amounts in the 1997 financial statements have been reclassified to conform to the 1998 presentation.

                          GLOBAL SOURCING NETWORK, LTD.
                                 BALANCE SHEETS
                      MARCH 31, 1999 AND DECEMBER 31, 1998

                                                              MARCH 31,     DECEMBER 31,
                                                                1999            1998
                                                            ------------   -------------
                                                             (UNAUDITED)
                                           ASSETS

CURRENT ASSETS
   Cash and cash equivalents ............................    $      200     $  153,598
   Accounts receivable ..................................       588,962         19,148
   Note receivable, net of allowance of $90,000 .........             0              0
   Inventories ..........................................       433,918        907,500
   Prepaid expenses .....................................        81,385              0
   Deferred taxes .......................................        57,600         57,600
                                                             ----------     ----------
      TOTAL CURRENT ASSETS ..............................     1,162,065      1,137,846
                                                             ----------     ----------

PROPERTY AND EQUIPMENT-NET ..............................         8,859         10,204
                                                             ----------     ----------
                                                             $1,170,924     $1,148,050
                                                             ==========     ==========

                        LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable .....................................    $  898,573     $1,026,265
   Royalty fees payable .................................       222,660        229,085
                                                             ----------     ----------
      TOTAL CURRENT LIABILITIES .........................     1,121,233      1,255,350
                                                             ----------     ----------
SHAREHOLDER'S EQUITY (DEFICIT)
Common stock
   No par value
   Authorized -- 200 Shares
   Issued and outstanding -- 50 Shares ..................         1,000          1,000
RETAINED EARNINGS (ACCUMULATED DEFICIT) .................        48,691       (108,300)
                                                             ----------     ----------
                                                                 49,691       (107,300)
                                                             ----------     ----------
                                                             $1,170,924     $1,148,050
                                                             ==========     ==========

               See accompanying notes to the financial statements.

                          GLOBAL SOURCING NETWORK, LTD.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (ACCUMULATED DEFICIT) (UNAUDITED)
              THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998

                                                        THREE MONTHS     THREE MONTHS
                                                            ENDED           ENDED
                                                          MARCH 31,       MARCH 31,
                                                            1999             1998
                                                       --------------   -------------
SALES ..............................................     $6,039,754      $5,831,482
COST OF SALES ......................................      5,622,094       5,371,979
                                                         ----------      ----------
GROSS PROFIT .......................................        417,660         459,503
GENERAL AND ADMINISTRATIVE EXPENSES ................         54,119          45,882
ROYALTIES AND COMMISSIONS ..........................        206,550         277,944
                                                         ----------      ----------
INCOME FROM OPERATIONS .............................        156,991         135,677
PROVISION FOR INCOME TAXES .........................              0           2,288
                                                         ----------      ----------
NET INCOME .........................................        156,991         133,389
ACCUMULATED DEFICIT -- BEGINNING OF PERIOD .........       (108,300)        (53,792)
                                                         ----------      ----------
RETAINED EARNINGS -- END OF PERIOD .................     $   48,691      $   79,597
                                                         ----------      ----------

               See accompanying notes to the financial statements.

                          GLOBAL SOURCING NETWORK, LTD.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
              THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                 THREE MONTHS   THREE MONTHS
                                                                                     ENDED         ENDED
                                                                                   MARCH 31,     MARCH 31,
                                                                                     1999           1998
                                                                                -------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income .................................................................   $  156,991    $  133,389
                                                                                  ----------    ----------
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depreciation ............................................................        1,345           199
      Changes in assets and liabilities affecting cash flows from operating activities:
         Accounts receivable ..................................................     (569,814)          261
         Inventories ..........................................................      473,582             0
         Prepaid expenses .....................................................      (81,385)       (8,500)
         Other assets .........................................................            0           594
         Accounts payable .....................................................     (127,692)      (31,298)
         Royalty fees payable .................................................       (6,425)     (100,000)
                                                                                  ----------    ----------
            Total adjustments .................................................     (310,389)     (138,744)
                                                                                  ----------    ----------
            Net cash used in operating activities .............................     (153,398)       (5,355)
                                                                                  ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment ........................................            0        (1,758)
   Advances to related party ..................................................            0       (18,000)
                                                                                  ----------    ----------
            Net cash used in investing activities .............................            0       (19,758)
                                                                                  ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Advances to shareholder ....................................................            0       (46,451)
                                                                                  ----------    ----------
            Net cash used in financing activities .............................            0       (46,451)
                                                                                  ----------    ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...........................     (153,398)      (71,564)
CASH AND CASH EQUIVALENTS -- BEGINNING OF PERIOD ..............................      153,598        84,348
                                                                                  ----------    ----------
CASH AND CASH EQUIVALENTS -- END OF PERIOD ....................................   $      200    $   12,784
                                                                                  ==========    ==========

               See accompanying notes to the financial statements.

                          GLOBAL SOURCING NETWORK, LTD.
               NOTES TO QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)
              THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


      The accompanying unaudited financial statements have been prepared in accordance with generally accepted principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results of operations for the periods presented have been included.

      The financial data at December 31, 1998 is derived from audited financial statements for the year ended December 31, 1998, and should be read in conjunction with the audited financial statements and notes thereto. Interim results are not necessarily indicative of results for the full year.


      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. SUBSEQUENT EVENTS

      On April 15, 1999, the Company was acquired by The Pietrafesa Corporation, as more fully set forth in the prospectus.

To the Board of Directors of
Components by John McCoy, Inc.
6040 Boulevard East -- Apt. 2G
West New York, New Jersey 07093

      We have audited the accompanying balance sheets of Components by John McCoy, Inc., a New Jersey corporation, as of December 31, 1998 and 1997, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Components by John McCoy, Inc., as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ Lawrence B. Goodman & Co., P.A.
                                        Certified Public Accountants

Fair Lawn, New Jersey
March 4, 1999

                         COMPONENTS BY JOHN MCCOY, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                     ASSETS

                                                 1998             1997
                                            --------------   --------------
CURRENT ASSETS
 Cash ...................................     $   45,358       $   10,335
 Accounts Receivable -- net .............      4,462,931        3,711,586
 Inventory ..............................      2,311,177          829,833
 Employee Loan ..........................             --            1,600
                                              ----------       ----------
   Total current assets .................      6,819,466        4,553,354
                                              ----------       ----------

PROPERTY & EQUIPMENT
 Furniture and fixtures .................          3,616            3,616
 Leasehold improvements .................        178,167               --
                                              ----------       ----------
                                                 181,783            3,616
 Less: Accumulated depreciation .........         (1,086)            (362)
                                              ----------       ----------
    Net property and equipment ..........        180,697            3,254
                                              ----------       ----------
OTHER ASSETS
 Security deposit .......................         28,032           28,032
                                              ----------       ----------
    Total Assets ........................     $7,028,195       $4,584,640
                                              ==========       ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                     1998              1997
                                                                -------------   -------------
CURRENT LIABILITIES
 Accounts payable and accrued expenses ......................    $2,459,127      $1,671,965
 Loan payable ...............................................     2,462,451       2,070,731
 Taxes payable ..............................................        48,868          66,890
                                                                 ----------      ----------
   Total current liabilities ................................     4,970,446       3,809,586
                                                                 ----------      ----------

STOCKHOLDERS' EQUITY
 Common Stock, no par value (authorized 200 shares,issued and
   outstanding 100 shares) ..................................       300,000         300,000
 Retained earnings ..........................................     1,757,749         475,054
   Total stockholders' equity ...............................     2,057,749         775,054
                                                                 ----------      ----------
    Total Liabilities and Stockholders' Equity ..............    $7,028,195      $4,584,640
                                                                 ==========      ==========

             See notes to financial statements and auditor's report.

                         COMPONENTS BY JOHN MCCOY, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                1998              1997
                                                          ---------------   ---------------
REVENUES
 Net Sales ............................................    $ 19,993,484      $ 14,916,695
                                                           ------------      ------------
COST OF SALES
 Beginning inventory ..................................         829,833           740,408
 Purchases ............................................      13,854,070         9,733,368
 Freight-in ...........................................         681,339           505,506
 Customs charges ......................................       1,953,422         1,606,554
                                                           ------------      ------------
                                                             17,318,664        12,585,836
 Less: Ending inventory ...............................       2,311,177           829,833
                                                           ------------      ------------
   Total cost of sales ................................      15,007,487        11,756,003
                                                           ------------      ------------
    Gross Profit ......................................       4,985,997         3,160,692

GENERAL AND ADMINISTRATIVE EXPENSES
 Advertising ..........................................         177,635            28,740
 Bad debt expense .....................................         253,565           113,856
 Commissions ..........................................         588,879           675,204
 Insurance ............................................          27,881            34,130
 Interest .............................................         292,676           241,225
 Professional services ................................          66,404            24,729
 Office supplies ......................................         166,449           155,159
 Outside services .....................................         212,392           131,951
 Payroll taxes ........................................          41,983            24,106
 Postage ..............................................         102,386            95,383
 Profit sharing .......................................          45,030            38,517
 Rent .................................................         166,951           110,792
 Repairs and maintenance ..............................             521            11,615
 Salaries -- Officer ..................................         606,154           180,000
 Salaries and wages -- other ..........................         287,532           185,138
 Storage ..............................................         108,694            64,092
 Telephone and utilities ..............................          50,674            43,077
 Travel and entertainment .............................         134,910           161,884
 Miscellaneous ........................................          69,865            25,141
                                                           ------------      ------------
   Total general and administrative expenses ..........       3,400,581         2,344,739
                                                           ------------      ------------
Income from operations ................................       1,585,416           815,953

OTHER INCOME AND (EXPENSES)
 State and local income taxes .........................        (157,711)          (81,595)
                                                           ------------      ------------
Net income ............................................       1,427,705           734,358
Retained earnings -- beginning ........................         475,054           118,854
Distributions of undistributed taxable income .........        (145,010)         (378,158)
                                                           ------------      ------------
Retained earnings -- ending ...........................    $  1,757,749      $    475,054
                                                           ============      ============

             See notes to financial statements and auditor's report.

                         COMPONENTS BY JOHN MCCOY, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                    1998              1997
                                                              ---------------   ---------------
Cash flows from operating activities:
Net income ................................................    $   1,427,705     $    734,358
                                                               -------------     ------------
Adjustments to reconcile net income to net cash provided by operating activities:
 Depreciation .............................................              724              362
Changes in assets and liabilities:
 Increase in accounts receivable ..........................         (751,345)      (1,264,338)
 Increase in inventory ....................................       (1,481,344)         (89,425)
 Increase in employee loan ................................               --           (1,600)
 Increase in security deposit .............................               --          (28,032)
 Increase in accounts payable .............................          787,162          179,879
 Increase/(Decrease) in taxes payable .....................          (18,022)          54,923
                                                               -------------     ------------
   Total adjustments ......................................       (1,462,825)      (1,148,231)
                                                               -------------     ------------

Net cash used by operating activities .....................          (35,120)        (413,873)
                                                               -------------     ------------
Cash flows from investing activities:
 Purchase of furniture and fixtures .......................         (178,167)          (3,616)
                                                               -------------     ------------

Cash flows from financing activities:
 Borrowing on loan payable ................................       19,494,135       10,120,000
 Repayments on loan payable ...............................      (19,102,415)      (9,359,340)
 Distributions to shareholder .............................         (143,410)        (382,468)
                                                               -------------     ------------

Net cash provided by financing activities .................          248,310          378,192
                                                               -------------     ------------
Net increase (decrease) in cash ...........................           35,023          (39,297)
Cash -- beginning of year .................................           10,335           49,632
                                                               -------------     ------------
Cash -- end of year .......................................    $      45,358     $     10,335
                                                               =============     ============
SUPPLEMENTAL INFORMATION
 Interest paid ............................................    $     292,676     $    241,225
 Taxes paid ...............................................    $     176,133     $     29,889

             See notes to financial statements and auditor's report.

                         COMPONENTS BY JOHN MCCOY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


DESCRIPTION OF BUSINESS

      Components by John McCoy, Inc. is a distributor of men's clothing. The Company was incorporated and commenced business on January 6, 1995. Its principal place of business is located at 20 West 55th Street, New York, New York.


NOTE 1: ACCOUNTING POLICIES


A) ACCOUNTS RECEIVABLE

      In the normal course of business, the Company discounts or sells trade accounts receivable without recourse to Heller Financial, Inc. At December 31, 1998 and 1997, the amount of such receivables was $3,239,184 and $3,162,716, respectively.

B) UNCOLLECTIBLE ACCOUNTS

      Uncollectible accounts receivable are estimated to be 4% for 1998 and 10% for 1997 of non-factored receivables, based upon management's evaluation of outstanding accounts receivable. At December 31, 1998 and 1997, uncollectible accounts are estimated to be $56,779 and $60,986, respectively.

C) INVENTORY

      Inventory is stated at the lower of cost determined by the first-in, first-out method, or market.

D) INCOME TAXES

      The shareholders have elected to be treated as a small business corporation (Sub-Chapter "S" of the Internal Revenue Code) for Federal income tax purposes as of January 6, 1995. Similarly, the shareholders have elected to be treated as a small business corporation for New York and New Jersey State income tax purposes. Accordingly, no provision has been made for Federal income taxes, a provision has been made for the State income taxes for New York and for New Jersey at the prevailing rates for 1998. Income will be reported by the shareholder in his individual income tax returns.

      New York City does not recognize Sub-Chapter "S" status, therefore, a tax provision has been made based upon the income tax rates in effect for 1998.

      There are no material differences in the calculation of net income for book and income tax purposes, therefore, deferred income taxes have not been recorded.

E) USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F) REVENUE RECOGNITION

      Revenue is recognized when products are shipped or services have been provided and is net of returns and allowances.


NOTE 2: LOAN PAYABLE

      Loan payable represents a Collection Factoring Agreement with Heller Financial, Inc., in which they "purchase" the receivables. However, the transaction is accounted for as a secured loan facility because the underlying structure is actually that of an asset-based loan. Specifically, the accounts receivable

                         COMPONENTS BY JOHN MCCOY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1998 AND 1997


purchase price is funded at a predetermined advance rate, Heller requires a security interest in all the assets of the Company and pays interest in all of the assets of the Company and pays interest on the amount advanced and final risk of collection lies with the Company.

      Under the Heller Factoring Agreement, the Company generates accounts receivable in the ordinary course of business and Heller purchases these accounts. The net purchase price is the face value of the receivable less factoring commissions, credits, returns, allowances, chargebacks and other allowances whose appropriateness is decided solely by Heller. Heller advances the Company 80% of the gross purchase price and pays the remaining net purchase price on the due date of each individual account.

      In practice, Heller only purchases and advances on approved accounts, determined by Heller in its sole discretion. Advances are wired to a non-Heller bank account. Heller provides collection services on approved accounts and collections on approved accounts are netted against amounts advanced by Heller.

      Heller does not advance against, pay when due or otherwise compensate the Company for the non-approved accounts. Non-approved do not appear on Heller's ledger. The Company, not Heller, collects receipts for non-approved accounts into a non-Heller bank account.

      Therefore, all of the Company's accounts receivable remain on the balance sheet and a loan payable equal to the amounts advanced by Heller also appears on the balance sheet. The Company records and pays monthly an interest expense computed daily at the rate of 2% over the current prime rate and factor fee expense. Collection on approved accounts is applied to the open account receivable and the Heller loan account.

      Rates in effect were as follows:

  01/01/96 through 03/26/97 .........       10.25%
  03/27/97 through 01/01/98 .........       10.25%
  02/02/98 through 09/29/98 .........       10.00%
  09/30/98 through 10/16/98 .........        9.75%
  10/17/98 through 11/17/98 .........        9.50%
  11/18/98 through 12/31/98 .........        9.25%

      Average outstanding loan balances for the years ended December 31, 1998 and 1997 were approximately $2.6 million and $1.9 million, respectively. The high outstanding balances for those years were $4.0 million and $3.2 million, respectively.

NOTE 3: STATE AND LOCAL INCOME TAXES

      Taxes consist of the following:


                                                    1998         1997
                                                -----------   ----------
     New York State income taxes ............    $  15,841     $  8,183
     New Jersey State income taxes ..........        3,182        2,735
     New York City income taxes .............      138,688       70,677
                                                 ---------     --------
                                                 $ 157,711     $ 81,595
                                                 =========     ========

                         COMPONENTS BY JOHN MCCOY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1998 AND 1997


NOTE 4: NET SALES

      Net sales consists of the following:

                                                    1998              1997
                                              ---------------   ---------------
            Sales ..........................   $ 20,340,045      $ 16,039,672
            Less: Sales, returns and
              discounts ....................        346,561         1,122,977
                                               ------------      ------------
                                               $ 19,993,484      $ 14,916,695
                                               ============      ============

NOTE 5: INTEREST

      Interest expense for 1998 and 1997 was $292,676 and $241,225, respectively, all of which was charged to operations.

NOTE 6: RENT


      The Company leases office space under a five-year operating lease which expires January 31, 2007. Future minimum rentals are as follows:


  1999 ...............  $  126,000
  2000 ...............     126,000
  2001 ...............     126,000
  2002 ...............     132,417
  2003 ...............     133,000
  Thereafter .........     410,083
                        ----------
                        $1,053,500
                        ==========

NOTE 7: PROFIT SHARING PLAN


      The Company has a defined contribution Profit-Sharing Plan beginning January 1, 1997, covering substantially all of its employees. Employees qualify based on age and hours of service. The amount of the contribution is determined by the Board of Directors. The profit sharing plan contributions for 1998 and 1997 were $45,030 and $38,517, respectively.

                         COMPONENTS BY JOHN MCCOY, INC.
                                 BALANCE SHEETS
                      MARCH 31, 1999 AND DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                   MARCH 31,     DECEMBER 31,
                                                                     1999            1998
                                                                 ------------   -------------
                                                                  (UNAUDITED)
                                                   ASSETS
CURRENT ASSETS
 Cash ........................................................      $  187          $   45
 Accounts Receivable -- net ..................................       5,199           4,463
 Inventory ...................................................       2,454           2,311
                                                                    ------          ------
   Total current assets ......................................       7,840           6,819
                                                                    ------          ------
 Net property and equipment ..................................         312             181
 Other assets ................................................         508              28
                                                                    ------          ------
    TOTAL ASSETS .............................................      $8,660          $7,028
                                                                    ======          ======
                               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable ............................................      $2,494          $2,459
 Loan payable ................................................       3,369           2,462
 Other current liabilities ...................................         158              49
                                                                    ------          ------
   Total current liabilities .................................       6,021           4,970
                                                                    ------          ------
STOCKHOLDERS' EQUITY
 Common Stock, no par value (authorized 200 shares, issued and
   outstanding 100 shares) ...................................         300             300
 Retained earnings ...........................................       2,339           1,758
                                                                    ------          ------
   Total stockholders' equity ................................       2,639           2,058
                                                                    ------          ------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............      $8,660          $7,028
                                                                    ======          ======

                       See notes to financial statements.

                         COMPONENTS BY JOHN MCCOY, INC.
             STATEMENTS OF INCOME AND RETAINED EARNINGS (UNAUDITED)
              THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998
                                 (IN THOUSANDS)

                                                            THREE MONTHS     THREE MONTHS
                                                                ENDED           ENDED
                                                              MARCH 31,       MARCH 31,
                                                                1999             1998
                                                           --------------   -------------
  Net Sales ............................................       $5,384          $4,868
  Cost of Sales ........................................        4,123           3,596
                                                               ------          ------
   Gross Profit ........................................        1,261           1,272

  Selling, general and administrative expenses .........          604             509
                                                               ------          ------
   Income from operations ..............................          657             763

  Interest expense .....................................           76              67
                                                               ------          ------
   Income before provision for income taxes ............          581             696

  Provision for income taxes ...........................           --              16
                                                               ------          ------
   Net income ..........................................          581             680

  Retained earnings
   Beginning of period .................................        1,758             475
   Shareholders distributions ..........................           --             (50)
                                                               ------          ------
   Retained earnings -- end of period ..................       $2,339          $1,105
                                                               ======          ======

                       See notes to financial statements.

                         COMPONENTS BY JOHN MCCOY, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
              THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                  THREE MONTHS     THREE MONTHS
                                                                      ENDED           ENDED
                                                                    MARCH 31,       MARCH 31,
                                                                      1999             1998
                                                                 --------------   -------------
  Cash flows from operating activities:
   Net income ................................................      $    581        $    680
   Adjustments to reconcile net income to net cash provided by operating activities:
     Accounts receivable .....................................          (736)           (228)
     Inventory and prepaid assets ............................          (143)           (579)
     Accounts payable and accrued expenses ...................           144              15
                                                                    --------        --------
      Net cash used by operating activities ..................          (154)           (112)

  Cash flows from investing activities:
   Purchases of furniture and fixtures .......................          (131)             --

  Cash flows from financing activities:
   Borrowing on loan payable .................................         5,330           4,000
   Repayments on loan payable ................................        (4,423)         (3,809)
   Distributions to shareholder ..............................          (480)            (50)
                                                                    --------        --------
  Net cash provided by financing activities ..................           427             141

  Net increase in cash .......................................           142              29
  Cash -- beginning of period ................................            45              10
                                                                    --------        --------
  Cash -- end of period ......................................      $    187        $     39
                                                                    ========        ========

                       See notes to financial statements.

                         COMPONENTS BY JOHN MCCOY, INC.

                     NOTES TO QUARTERLY FINANCIAL STATEMENTS

              THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998

1. ORGANIZATION AND BASIS OF CONSOLIDATION


      The accompanying financial statements include the accounts of the Company and its consolidated subsidiary. All significant inter-company transactions and balance have been eliminated.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


      The accompanying unaudited financial statements have been prepared in accordance with generally accepted principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results of operations for the periods presented have been included.

      The financial data at December 31, 1998 is derived from audited financial statements for the year ended December 31, 1998, and should be read in conjunction with the audited financial statements and notes thereto. Interim results are not necessarily indicative of results for the full year.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


3. SUBSEQUENT EVENTS

      The Company has entered a definitive agreement to be purchased by The Pietrafesa Corporation as more fully described in this prospectus.

                          INDEPENDENT AUDITOR'S REPORT

Stockholders
Windsong, Inc.

      We have audited the accompanying balance sheets of Windsong, Inc. as of December 31, 1998 and 1997, and the related statements of income and retained earnings (accumulated deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Windsong, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                        /s/ Weissbarth, Altman & Michaelson LLP

New York, New York
May 7, 1999

                                 WINDSONG, INC.

                    BALANCE SHEETS DECEMBER 31, 1998 AND 1997


                                     ASSETS


                                                                         1998              1997
                                                                   ---------------   ---------------
Current assets
 Cash (Note 2) .................................................    $    126,179      $        700
 Accounts receivable (Note 1,2,3) ..............................       5,643,217         5,573,629
 Insurance claim receivable ....................................              --            37,229
 Inventories (Note 1,2,3,5,14) .................................       6,584,546         5,308,870
 Other (Note 6) ................................................         729,941           223,748
                                                                    ------------      ------------
   Total current assets ........................................      13,083,883        11,144,176
                                                                    ------------      ------------
Property and equipment, net (Note 2,7,10) ......................         565,902           256,621
                                                                    ------------      ------------
Other assets
 Note receivable-officer/stockholder (Note 4,6,15) .............              --         1,036,436
 Loan receivable-affiliated company (Note 8) ...................         437,429                --
 Organization costs, net of accumulated amortization of $-0- and
   $814 (Note 2)................................................              --               623
 Security deposits and other ...................................          71,268            82,329
                                                                    ------------      ------------
   Total other assets ..........................................         508,697         1,119,388
                                                                    ------------      ------------
                                                                    $ 14,158,482      $ 12,520,185
                                                                    ============      ============

                 See accompanying notes to financial statements

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                              1998              1997
                                                                        ---------------   ---------------
Current liabilities
 Current portion of obligations under capital leases (Note 2,7,10,15)    $    124,685      $         --
 Accounts payable and accrued expenses (Note 1,2,9,11,13,14,15) .           4,143,299         7,517,193
 Advances from factor (Note 3,15) ...................................       7,301,274         3,082,608
 Due to affiliated company ..........................................              --           118,043
 State income taxes payable (Note 2) ................................          25,341            32,090
                                                                         ------------      ------------
   Total current liabilities ........................................      11,594,599        10,749,934
Obligations under capital leases (Note 2,7,10,15) ...................         227,628                --
Deferred rent expense (Note 2,10) ...................................           8,225            13,901
Accounts payable-subordinated (Note 9,15) ...........................       1,379,568         1,379,568
                                                                         ------------      ------------
   Total liabilities ................................................      13,210,020        12,143,403
                                                                         ------------      ------------
Commitments and contingencies (Note 1,3,10,11,12,13,14,16)
Stockholders' equity
 Common stock-no par value --
 - Class A (voting) -- 1,000 shares authorized,200 shares issued and
   outstanding ......................................................             200               200
 - Class B (non-voting) -- 1,000 shares authorized, 800 shares issued
   and outstanding ..................................................             800               800
Additional paid-in capital ..........................................           6,000             6,000
Retained earnings ...................................................         941,462           369,782
                                                                         ------------      ------------
   Total stockholders' equity .......................................         948,462           376,782
                                                                         ============      ============
                                                                         $ 14,158,482      $ 12,520,185
                                                                         ============      ============

                 See accompanying notes to financial statements.

                                 WINDSONG, INC.

        STATEMENTS OF INCOME AND RETAINED EARNINGS (ACCUMULATED DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                            1998              1997             1996
                                                      ---------------   ---------------   --------------
Net sales .........................................    $ 63,630,094      $ 30,330,207      $ 6,202,405
Cost of goods sold ................................      49,884,050        23,861,570        5,444,006
                                                       ------------      ------------      -----------
Gross profit ......................................      13,746,044         6,468,637          758,399
Selling and distribution expenses .................       4,527,731         1,858,492          400,253
General and administrative expenses ...............       6,546,268         3,883,081          340,978
                                                       ------------      ------------      -----------
Income from operations ............................       2,672,045           727,064           17,168
Interest expense, net .............................       1,661,405           317,214           13,937
Income before provision for income taxes ..........       1,010,640           409,850            3,231
Provision for income taxes ........................          46,000            35,000            2,500
                                                       ------------      ------------      -----------
Net income ........................................         964,640           374,850              731
Retained earning (accumulated deficit) -- beginning
 of year ..........................................         369,782            (5,068)          (5,799)
Distributions to stockholders .....................        (392,960)               --               --
                                                       ------------      ------------      -----------
Retained earnings -- end of year ..................    $    941,462      $    369,782      $    (5,068)
                                                       ============      ============      ===========

                 See accompanying notes to financial statements.

                                 WINDSONG, INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


                           INCREASE (DECREASE) IN CASH


                                                            1998              1997              1996
                                                      ---------------   ---------------   ---------------
Cash flows from operating activities
 Net income .......................................    $    964,640      $    374,850      $        731
                                                       ------------      ------------      ------------
 Adjustments to reconcile net income to net cash
   provided by operating activities ...............
   Depreciation and amortization ..................         156,882            45,629            24,895
   Effect of straight-lining minimum lease
    payments ......................................          (5,676)           13,901                --
   Loss on disposal of property and equipment......              --            15,294                --
   Net basis adjustment of property and
    equipment .....................................          (3,831)               --                --
   Provision for doubtful accounts ................          20,000                --                --
   Computer training expense incurred in
    connection with property and equipment
    acquired under capital lease ..................          67,840                --                --
   Note receivable-officer/stockholder converted
    into salary ...................................       1,036,436                --                --
Changes in operating assets and liabilities
 Accounts receivable ..............................         (89,588)       (4,220,872)       (1,352,757)
 Insurance claim receivable .......................          37,229            10,667           (47,796)
 Inventories ......................................      (1,275,676)       (3,122,119)       (1,202,185)
 Other current assets .............................        (506,193)         (138,274)          (84,674)
 Security deposits and other ......................          11,061           (70,244)          (10,067)
 Accounts payable and accrued expenses ............      (3,373,894)        5,011,137         2,905,955
 Advances from factor .............................       4,218,666         2,640,551           442,057
 State income taxes payable .......................          (6,749)           32,090                --
                                                       ------------      ------------      ------------
   Total adjustments ..............................         286,507           217,760           675,428
                                                       ------------      ------------      ------------
 Net cash provided by operating activities, carried
   forward ........................................    $  1,251,147      $    592,610      $    676,159
                                                       ------------      ------------      ------------

                 See accompanying notes to financial statements.

                                 WINDSONG, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


                           INCREASE (DECREASE) IN CASH


                                                                             1998            1997           1996
                                                                        --------------   ------------   ------------
Net cash provided by operating activities, brought forward ..........    $ 1,251,147      $  592,610     $  676,159
Cash flows from investing activities
 Increase in note receivable officer/stockholder, net ...............             --         (74,321)            --
 Payments to affiliated company .....................................       (555,472)       (284,904)      (686,127)
 Payments for property and equipment ................................       (101,416)       (232,785)       (54,293)
 Payments for organization costs ....................................             --              --         (1,000)
                                                                         -----------      ----------     ----------
    Net cash used in investing activities ...........................       (656,888)       (592,010)      (741,420)

Cash flows from financing activities
 Distributions to shareholders ......................................       (392,960)             --             --
 Payments on obligations under capital lease,net of certain
   adjustments by lessor ............................................        (75,820)             --             --
                                                                         -----------      ----------     ----------
    Net cash used in financing activities ...........................       (468,780)             --             --
                                                                         -----------      ----------     ----------
Net increase in cash (decrease in cash) .............................        125,479             600        (65,261)
Cash -- beginning of year ...........................................            700             100         65,361
                                                                         -----------      ----------     ----------
Cash -- end of year .................................................    $   126,179      $      700     $      100
                                                                         ===========      ==========     ==========
Supplemental disclosure of cash flow information:
 Cash was paid for
   Income taxes .....................................................    $    64,745      $    4,901     $      750
                                                                         ===========      ==========     ==========
   Interest, net of interest received from factor ...................    $ 1,638,830      $  381,530     $   15,810
                                                                         ===========      ==========     ==========

                 See accompanying notes to financial statements.

                                 WINDSONG, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                            1998            1997            1996
                                                        ------------   --------------   ------------
Supplemental schedules of non-cash operating,
 investing and financing activities:
 Acquisition of property and equipment and
   $67,840 in training under capital leases, net of
   certain adjustments by lessor ....................    $ 428,133      $        --      $      --
                                                         =========      ===========      =========
 Reclassification of amount from property
   andequipment, net, to organization costs, net.....    $     120      $        --      $      --
 Reclassification of accounts payable to accounts
   payable-subordinated .............................    $      --      $   399,899      $      --
 Issuance of 800 shares of newly-authorized Class
   B (non-voting) common stock and a corresponding
   increase in other current assets. (The Company's
   voting common stock has been designated as
   Class A.) ........................................    $      --      $       800      $      --
 Acquisition of the following net assets of an
   affiliated company, at their book value in exchange
   for (a) satisfaction of the Company's receivable from
   the affiliated company, in the amount of $897,860, and
   (b) a payable to the affiliated company, in the amount
   of $118,043:
 Note receivable -- officer/stockholder .............    $      --      $   962,115      $      --
 Property and equipment, net ........................           --           51,770      $      --
 Security deposits and other ........................           --            2,018      $      --
                                                         ---------      -----------      ---------
                                                         $      --      $ 1,015,903      $      --
                                                         =========      ===========      =========
 Inventories acquired for accounts payable --
   subordinated .....................................    $      --      $        --      $ 979,669
 Property and equipment acquired for decrease in
   due from affiliated company ......................    $      --      $        --      $   2,777

                 See accompanying notes to financial statements.

                                 WINDSONG, INC.


                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF BUSINESS

      Windsong, Inc. (the Company) was incorporated on August 3, 1995 and commenced substantive operations as of January 1, 1996 and approximately $3.3 million of the Company's sales occurred in the fourth quarter of 1996.

      Windsong, Inc. is engaged in developing, designing and sourcing private-label knit and woven shirts for distribution to a relatively small number of retail customers located throughout the United States. Additionally, the Company has entered into a long-term licensing agreement with a certain designer to source and distribute knit and woven shirts and sweaters throughout the United States (Note 13).

      During 1996, the Company's stockholder and another individual who controlled the Company's major supplier had an agreement to provide financing to the Company (Note 9). During 1996, in connection with that agreement, (a) a substantial portion of Company expenses was paid for by a company controlled by the stockholder (hereafter referred to as affiliated company) and (b) a substantial portion of the Company's inventories were acquired from the major supplier.

      Also during 1996, (a) the Company reimbursed the affiliated company for amounts incurred on its behalf and (b) the aforementioned individual had subscribed to purchase shares of the Company's common stock and, accordingly, was previously identified as a Company stockholder; however, that subscription expired prior to December 31, 1996, whereupon those subscribed shares were issued, instead, to the Company's sole stockholder.

      During the last quarter of 1996 the affiliated company substantially terminated its operations. The Company assumed none of its affiliates customers and did not import/distribute the same products as the affiliate.

      During 1997, the Company:

      a. assumed (1) sponsorship of a defined benefit pension plan that was previously sponsored by the affiliated company (Note 11) and (2) the affiliated company's remaining obligation under non-cancellable leases for office and warehouse space (Note 10)

      b. became totally responsible for certain expenses that had been previously allocated between the Company and the affiliated company.

      c. exchanged its intercompany receivable for assets of the affiliate, at their net book value including property and equipment consisting of approximately $50,000 and $2,000 for automobiles and furniture and equipment, respectively.

      During 1998 and 1997, a substantial portion of the Company's inventories was acquired from a relatively small number of suppliers.

      a) Use of estimates


      The preparation of financial statements requires the Company's management to estimate the current effects of transactions and events whose ultimate outcomes may not be determinable until future years. Consequently, the estimated current effects could differ from the effects of the ultimate outcomes.


      b) Cash


      Cash includes cash on hand and demand deposits with a financial institution located in Connecticut. As of December 31, 1998, deposits with that financial institution in the amount of approximately $194,000 are not covered by federal deposit insurance.


      c) Inventories


      Inventories are valued at the lower of cost (principally the specific identification method) or market.

                                 WINDSONG, INC.

NOTE 1 -- DESCRIPTION OF BUSINESS - (CONTINUED)


      d) Property and equipment and depreciation


      Property and equipment is stated at cost. Depreciation is provided over the estimated useful lives of the assets, utilizing principally the straight-line method. Expenditures for maintenance, repairs and renewals, which neither materially add to the value of the property nor appreciably extend its useful life, are charged to operations as incurred. When depreciable assets are sold or otherwise retired from service, their cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the results of operations.


      The Company entered into non-cancellable capital leases for computer software and equipment, as well as office and warehouse equipment. Under the terms of the leases, (a) the lessors retain a security interest in the leased assets and (b) the Company is obligated for the payment of taxes, insurance and maintenance costs, which are included in the results of operations.

      The asset values related to capital leases are included in property and equipment at the present value of the minimum lease payments at inception plus any additional costs incurred or fair value, if lower. The capital lease obligations are reflected as part of current and non-current liabilities, and the associated interest is charged to expense over the related lease terms.

      e) Organization costs and amortization

      Organization costs were originally stated at cost and amortized over five years, utilizing the straight-line method. At December 31, 1998, these costs have been fully amortized. Amortization, included in the results of operations, amounted to $743, $407 and $407 for 1998, 1997 and 1996, respectively.

      f) Deferred rent expense


      Deferred rent expense represents the cumulative effect of straight-lining minimum lease payments which, for financial statement purposes, are required to be recognized as rent expense on a straight-line basis over the lease term.


      g) Advertising costs

      The costs of cooperative advertising are charged to expense when related sales are recognized. All other costs of advertising are charged to expense as incurred. Total advertising costs amounted to approximately $372,000, $126,000 and $37,500 for 1998, 1997 and 1996, respectively, of which approximately $238,000, $62,000 and $0 respectively, related to cooperative advertising.


      h) Income taxes

      The Company is treated as an S Corporation for federal income tax purposes. As an S Corporation, the taxable income or loss and tax credits of the Company are allocated to its stockholder. State income taxes are provided to the extent that S Corporation status is not recognized for such purposes.


      i) Reclassifications

      Certain items included in the 1997 and 1996 financial statements, as originally issued, have been reclassified to conform to the 1998 presentation.

                                 WINDSONG, INC.

NOTE 3 -- ACCOUNTS RECEIVABLE


      Accounts receivable consist of the following:


                                                      1998             1997
                                                 --------------   --------------

Accounts assigned to factor (a) ..............    $ 5,654,907      $ 5,443,921
Accounts not assigned to factor ..............          8,310          129,708
                                                  -----------      -----------
                                                    5,663,217        5,573,629
                                                  ===========      ===========
Less: allowance for doubtful accounts ........         20,000               --
                                                  -----------      -----------
Total accounts receivable ....................    $ 5,643,217      $ 5,573,629
                                                  ===========      ===========

      (a) The Company has an arrangement with a commercial factor that includes the terms and conditions discussed below.

            o The Company receives advances from the factor in accordance with a formula that is based upon --

                  (1) the "net face amount", as defined, of assigned receivables (less a factoring commission) plus

                  (2)   eligible inventories, as defined, less

                  (3) certain amounts held by the factor for letters of credit opened and liabilities owed to the factor.

            o The aforementioned advances are repaid as the assigned receivables are collected.

            o Interest is charged or credited on outstanding balances due to or from the factor at a specified percentage (the percentage) above the prime rate of a certain bank, as quoted from time to time. The percentage was 2% through September 30, 1997. Effective October 1, 1997, the percentage was 1.5% (decreased to .5% as of October 1, 1998), except for "overadvances", in which case the percentage was 4.5% (decreased to 1% as of October 1, 1998). The "overadvances" percentage was 5% above the prime rate of a certain bank through September 30, 1997.

            o Factor commissions are charged in an amount equal to a specified percentage of assigned receivables. That percentage was 1% through September 30, 1997. Effective October 1, 1997, that percentage was .75% (decreased to .5% for the period from October 1, 1998 until September 30, 1999, then .6% thereafter).

            o     Customary charges are made by the factor in connection with
                  (a) letters of credit that are issued for the Company's account to its suppliers and (b) the servicing of assigned receivables.

            o Amounts due to the factor, as well as any outstanding letters of credit, are secured by the Company's trade receivables and inventories.

            o Amounts due to the factor are also guaranteed by a Company officer/ stockholder.


      Amounts were due (to)/from the factor as follows:


                                                     1998              1997
                                              -----------------   --------------
Accounts receivable assigned to factor ....     $   5,654,907      $ 5,443,921
Less: advances from the factor ............         7,301,274        3,082,608
                                                -------------      -----------
                                                $  (1,646,367)     $ 2,361,313
                                                =============      ===========

                                 WINDSONG, INC.

NOTE 3 -- ACCOUNTS RECEIVABLE - (CONTINUED)


      Factor commissions and interest expense, net, included in the results of operations, amounted to $484,757 and $1,298,176, respectively, for 1998, $322,155 and $367,884, respectively, for 1997 and $35,670 and $14,908, respectively, for 1996.

NOTE 4 -- NOTE RECEIVABLE-OFFICER/STOCKHOLDER

      A note receivable-officer/stockholder, which bore interest at the short-term federal rate, as published by the Internal Revenue Service from time to time, was converted into salary during 1998. Interest income, included in the results of operations, amounted to $62,573 and $64,316, for 1998 and 1997, respectively.

NOTE 5 -- INVENTORIES

      Inventories consist of the following:

                                  1998             1997
                             --------------   --------------
Raw materials ............    $    85,904      $   367,122
Work-in-process ..........             --          278,336
                              -----------      -----------
Finished goods ...........      6,498,642        4,663,412
                              -----------      -----------
                              $ 6,584,546      $ 5,308,870
                              ===========      ===========

NOTE 6 -- OTHER CURRENT ASSETS


      Other current assets consist of the following:


                                                                             1998           1997
                                                                         ------------   ------------
Prepaid/unearned sales allowances ....................................    $ 445,598      $      --
Interest receivable on note receivable- officer/stockholder ..........      126,889         64,316
Advances to officers/stockholders ....................................      105,273             --
Deposit on inventory purchase ........................................           --        100,000
                                                                          ---------      ---------
Prepaid expenses and other ...........................................       52,181         59,432
                                                                          ---------      ---------
                                                                          $ 729,941      $ 223,748
                                                                          =========      =========

NOTE 7 -- PROPERTY AND EQUIPMENT, NET


      Property and equipment, net, consists of the following:


                                                                    ESTIMATED
                                                                   USEFUL LIVES
                                                                     IN YEARS         1998           1997
                                                                  -------------   ------------   ------------
Furniture and equipment .......................................      5 -- 7        $ 254,724      $ 232,522
Automobiles ...................................................         5            146,881        202,195
Computer software .............................................         3             70,981         51,036
Property and equipment under capital leases (Note 10) .........      3 -- 5          360,293             --
                                                                                   ---------      ---------
                                                                                     832,879        485,753
Less accumulated depreciation and amortization ................                      266,977        229,132
                                                                                   ---------      ---------
                                                                                   $ 565,902      $ 256,621
                                                                                   =========      =========

                                 WINDSONG, INC.

NOTE 7 -- PROPERTY AND EQUIPMENT, NET - (CONTINUED)


      Included in property and equipment are assets acquired from an affiliated company during 1997. As of January 1, 1998, the cost basis and related accumulated depreciation of certain of those assets were adjusted to better reflect net book value at the time of acquisition. The foregoing resulted in the recognition of a net basis adjustment credit of $3,831, which is included in other income.

      Property and equipment under capital leases consist of the following:

                                                    1998
                                                ------------
     Computer software ......................    $ 128,790
     Computer and office equipment ..........      180,210
     Warehouse equipment ....................       51,293
                                                 ---------
                                                 $ 360,293
                                                 =========

      Depreciation and amortization on property and equipment, included in the results of operations, amounted to $156,139, $45,222, and $24,488 for 1998, 1997 and 1996, respectively.

      Included in accumulated depreciation and amortization is accumulated depreciation related to capital leases in the amount of $68,060 as of December 31, 1998.

NOTE 8 -- LOAN RECEIVABLE-AFFILIATED COMPANY

      The loan receivable-affiliated company is due on demand and bears interest at the short-term federal rate, as published by the Internal Revenue Service from time to time, commencing January 1, 1999 (extended from October 1, 1998). The Company has expressed its intent not to demand payment on this loan prior to January 1, 2000 (extended from October 1, 1999).

NOTE 9 -- ACCOUNTS PAYABLE


      One of the Company's largest suppliers has agreed that approximately $1.4 million of its accounts payable shall be subordinated to all other liabilities of the Company.


      During 1998, the Company and the supplier agreed that, effective January 1, 1998, accounts payable to that supplier will bear interest as follows:

            o for the subordinated portion, 8-1/2% per annum, retroactive to May 15, 1996.

            o for the remaining portion, a rate equal to the prime rate of the supplier's bank, as quoted from time to time.

            Interest expense, included in the results of operations, amounted to $405,595 for 1998.

NOTE 10 -- LEASES

      a)    Capital leases


      As of December 31, 1998, the future minimum payments under capital leases are as follows:


                     TOTAL                                    NET
                   PAYMENTS      INTEREST PORTION (1)      PAYMENTS
                 ------------   ----------------------   ------------
1999 .........    $ 159,332            $ 34,647           $ 124,685
2000 .........      155,082              19,774             135,308
2001 .........       96,584               4,264              92,320
                  ---------            --------           ---------
                  $ 410,998            $ 58,685           $ 352,313
                  =========            ========           =========

----------

(1) Interest rates range from approximately 9% to approximately 17% per annum. Interest expense, included in the results of operations, amounted to $19,907.

                                 WINDSONG, INC.

NOTE 10 -- LEASES - (CONTINUED)


      b) Operating leases

      The Company is obligated under non-cancellable operating leases for office, showroom and warehouse space. The leases, which expire on various dates through November, 2002 provide for minimum annual payments. Additional information about the leases is as follows:

      o The lease for office space was assumed from an affiliated company as of January 1, 1997 (Note 1). Payments under the lease for office space were guaranteed by an officer/ stockholder of the Company. The lease contained a two-year renewal option which was not exercised. The Company's lease obligation was terminated effective April 19, 1999 (Note 16).

      o The lease for showroom space provides for contingent rental payments, consisting of a proportionate share of any increases in real estate taxes and operating expenses.

      o One of the Company's two leases for warehouse space expired during August 1998. The remaining lease contains a five-year renewal option and provides for contingent rentals consisting of a proportionate share of real estate taxes, insurance and operating expenses.

      b) Operating leases-continued Future minimum lease payments are as follows:

                                   OFFICE AND
                                    SHOWROOM      WAREHOUSE
                      TOTAL          SPACE          SPACE
                 --------------   -----------   ------------
1999 .........    $   327,713      $  80,616     $ 247,097
2000 .........        288,897         41,800       247,097
2001 .........        247,097             --       247,097
2002 .........        226,503             --       226,503
                  -----------      ---------     ---------
                  $ 1,090,210      $ 122,416     $ 967,794
                  ===========      =========     =========


      Rent expense, included in the results of operations, amounted to $419,036 and $134,283 for 1998 and 1997, respectively, of which $38,794 and $7,209, respectively consisted of contingent rentals.


      During 1996, the Company rented office space from an affiliated company (Note 1) on a month-to-month basis and reimbursed the affiliated company for other expenses necessary for the Company's operations.

      A summary of the reimbursed expenses follows:

                                                          RENT          OTHER          TOTAL
                                                       ----------   ------------   -------------
For the eight months ended August 31, 1996, as
 previously reported ...............................    $  9,059     $  146,214     $  155,273
For the period from September 1 through
 December 31, 1996 (a) .............................       4,055       (134,792)      (130,737)
                                                        --------     ----------     ----------
Total for the year ended December 31, 1996 .........    $ 13,114     $   11,422     $   24,536
                                                        ========     ==========     ==========

----------
(a) After giving effect to a credit resulting from a refinement in the way in which expenses are allocated between the Company and the affiliated company.

      Additionally, the Company makes payments under various short-term leases for equipment. Such payments are not significant to the Company's operations.

                                 WINDSONG, INC.

NOTE 11 - EMPLOYEE BENEFIT PLAN

      Effective January 1, 1997, the Company assumed the sponsorship, from the affiliated company, of a defined benefit pension plan for all eligible employees. The plan provides for retirement benefits based on employees' length of service and earnings. Pension cost is actuarially determined and annual contributions to the plan are made in amounts that meet the minimum funding standards of the Employee Retirement Income Security Act (ERISA) and the Internal Revenue Code.

                                                                   PENSION BENEFITS
                                                           --------------------------------
                                                                1998              1997
                                                           --------------   ---------------
Change in benefit obligation:
Benefit obligation at beginning of year ................    $ 2,290,708      $    967,290
Service cost ...........................................        429,801           402,653
Interest cost ..........................................        160,350           118,447
Amendments .............................................             --         1,006,833
Actuarial gain/(loss) ..................................         73,718          (127,377)
Benefits paid ..........................................             --           (77,138)
Benefit obligation at end of year ......................      2,954,577         2,290,708
Changes in plan assets:
Fair value of plan assets at beginning of year .........      1,229,381         1,227,394
Actual return on plan assets ...........................         13,614            79,125
Employer contributions .................................        871,000                --
Benefits paid ..........................................             --           (77,138)
Fair value of plan assets at end of year ...............      2,113,995         1,229,381
Funded status ..........................................       (840,582)       (1,061,327)
Unrecognized actuarial gain ............................       (185,877)         (356,793)
Unrecognized prior service cost ........................        469,335           488,891
Unrecognized net obligation ............................         71,761            75,178
Unrecognized intangible asset ..........................        (15,908)          (17,066)
Net amount recognized ..................................    $  (501,271)     $   (871,117)
                                                            ===========      ============

      The decrease in the pension liability and net periodic cost result from
(1) 1997 plan amendments to the benefit formula and (2) a change in plan actuarial assumptions for recognizing the effect of the amendments in 1997.

                                 WINDSONG, INC.

NOTE 11 - EMPLOYEE BENEFIT PLAN - (CONTINUED)


      Amount recognized in the statement of financial position consist of:

                                                        1998              1997
                                                  ---------------   ---------------
Accrued benefit liability .....................     $  (501,271)      $  (871,117)
Weighted-average assumptions as of December 31:
 Discount rate ................................            7.00%             7.00%
 Expected return on plan assets ...............            7.00              7.00
 Rate of compensation increase ................            4.00              4.00
 Components of net periodic cost consist of:
 Service cost .................................     $   429,801       $   402,653
 Interest cost ................................         160,350           118,447
 Expected return on plan assets ...............        (105,006)          (83,481)
 Amortization of prior service cost ...........          19,556           517,942
 Amortization of net obligation ...............           3,417             3,417
 Amortization of actuarial gain ...............          (5,806)           (4,828)
 Underaccrual of prior service cost ...........          (1,041)          (83,033)
 Net periodic cost ............................     $   501,271       $   871,117
                                                    ===========       ===========

      The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets were $2,955,000, $ 2,615,000, and $2,114,000 respectively, as of December 31, 1998 and $2,291,000, $2,100,000 and $1,229,000 respectively, as of December 31, 1997.

      As of December 31, 1998, plan assets consisted primarily of investments in money market and mutual funds and common stocks under discretionary management in accordance with ERISA.

NOTE 12 -- PURCHASE ORDERS

      As of December 31, 1998, the Company is contingently liable on outstanding letters of credit of approximately $4.5 million, against open purchase orders of approximately $13.7 million.

NOTE 13 -- LICENSING AGREEMENT


      The Company's licensing agreement with a certain designer (a) expires on December 31, 2001, or sooner if the Company is unable to achieve certain sales volumes before that date, (b) contains an option that allows the Company to renew the licensing agreement for an additional five years under substantially the same terms, except for varying minimum annual payments as set forth in the licensing agreement, and (c) provides for the payment of the following:


      a) Specified percentages of annual net sales (as defined in the agreement, as amended) of the designer's products, with minimum annual payments totalling 75% of the prior year's percentage payments, for each of the calendar years from January 1, 1998 through December 31, 2001. Percentage payments, included in the results of operations, amounted to approximately $1,747,000, $778,000 and $37,500 for 1998, 1997 and 1996, respectively, and exceed the minimum annual payments for 1998, 1997 and 1996, respectively. The foregoing includes amounts accrued, but unpaid as of December 31, 1998, 1997, and 1996.

      b) A specified percentage of annual net sales of the designer's products or an agreed upon amount, to be used for advertising, commencing January 1, 1998. (The amount of such advertising expense, included in the results of operations, amounted to approximately $132,000, $50,000 and $37,500 for 1998, 1997 and 1996,
            respectively.)

      c) Reimbursements for certain travel and other expenses incurred by the designer.

                                 WINDSONG, INC.

NOTE 14 -- OTHER AGREEMENTS


      The Company has agreements with (a) an independent sales representative for the payment of commissions on licensed products sold to certain significant customers and (b) a purchasing agent for the payment of commissions on certain products acquired by the Company for resale.


      Additionally, the Company provides members of management with bonuses that are payable if certain Company goals are attained. The total of such bonuses, included in the results of operations, amounted to approximately $1,578,000, $612,000 and $0 for 1998, 1997 and 1996, respectively.

NOTE 15 -- INTEREST EXPENSE, NET

      Interest expense, net, consists of the following:

                                                                 1998            1997           1996
                                                            --------------   ------------   -----------
Interest on --
 Advances from factor, net (Note 3) .....................    $ 1,298,176      $ 367,884      $ 14,908
 Accounts payable (Note 9) ..............................        405,595         12,814            --
 Obligations under capital lease (Note 10) ..............         19,907             --            --
 Other, net .............................................            300            832            --
 1,723,978 ..............................................        381,530         14,908

 Interest income from note receivable officer/stockholder
   (Note 4) .............................................        (62,573)       (64,316)           --
 Other ..................................................             --             --          (971)
                                                             $ 1,661,405      $ 317,214      $ 13,937
                                                             ===========      =========      ========

NOTE 16 -- SUBSEQUENT EVENT

      On April 1, 1999, the Company entered into a non-cancellable lease for office space from a new affiliated company. The lease which expires on April 1, 2009, provides for initial fixed annual gross rental payments of approximately $195,000 per annum, and increases at the rate of 6% per annum during the lease term. The lease payments include the Company's proportionate share of operating expenses and real estate taxes.

                                 WINDSONG, INC.

                                 BALANCE SHEETS
                      MARCH 31, 1999 AND DECEMBER 31, 1998


                                                                       MARCH 31        DECEMBER 31
                                                                         1999              1998
                                                                   ---------------   ---------------
                                                                     (UNAUDITED)        (AUDITED)
ASSETS
Current assets:
   Cash and cash equivalents ...................................    $     20,717      $    126,179
   Accounts receivable, net ....................................       8,527,200         5,643,217
   Due from affiliates .........................................         720,136                --
   Due from officers ...........................................         166,139           232,162
   Inventory ...................................................       9,472,703         6,584,546
   Prepaid expenses and other current assets ...................         422,279           497,779
                                                                    ------------      ------------
      Total current assets .....................................      19,329,174        13,083,883
                                                                    ------------      ------------
Due from affiliates ............................................              --           437,429
Property and equipment, net ....................................         597,791           565,902
Other assets ...................................................          71,268            71,268
                                                                    ------------      ------------
      Total assets .............................................    $ 19,998,233      $ 14,158,482
                                                                    ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of obligations under capital leases .........    $    125,000      $    124,685
   Advances from factor ........................................      10,707,226         7,301,274
   Accounts payable ............................................       4,985,354         1,873,078
   Accounts payable -- subordinated ............................       1,379,568                --
   Accrued expenses ............................................         854,032         2,270,221
   State income taxes payable ..................................           4,551            25,341
                                                                    ------------      ------------
      Total current liabilities ................................      18,055,731        11,594,599
                                                                    ------------      ------------
Obligations under capital leases ...............................         186,621           227,628
Deferred rent expense ..........................................              --             8,225
Accounts payable -- subordinated ...............................              --         1,379,568
                                                                    ------------      ------------
      Total liabilities ........................................      18,242,352        13,210,020
                                                                    ------------      ------------
Shareholders' equity:
 Common stock -- no par value
   --Class A (voting)
    1,000 shares authorized
    200 shares issued and outstanding ..........................             200               200
   --Class B (non-voting)
    1,000 shares authorized
    800 shares issued and outstanding ..........................             800               800
   Contributed capital .........................................           6,000             6,000
   Retained earnings ...........................................       1,748,881           941,462
                                                                    ------------      ------------
      Total shareholders' equity ...............................       1,755,881           948,462
                                                                    ------------      ------------
      Total liabilities and shareholders' equity ...............    $ 19,998,233      $ 14,158,482
                                                                    ============      ============


                             See accompanying notes.

                                 WINDSONG, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
              THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998

                                                 THREE MONTHS ENDED MARCH 31,
                                               ---------------------------------
                                                     1999              1998
                                               ---------------   ---------------
                                                          (UNAUDITED)
Net sales ..................................    $ 14,552,336      $ 17,311,703
Cost of sales ..............................      11,169,978        13,683,331
                                                ------------      ------------
Gross profit ...............................       3,382,358         3,628,372
Selling and distribution expenses ..........         864,247         1,010,437
General and administrative expenses ........       1,205,933         1,120,800
                                                ------------      ------------
Income from operations .....................       1,312,178         1,497,135
Interest expense ...........................        (334,132)         (447,939)
Interest income ............................             263               110
                                                ------------      ------------
Income before provision for income taxes ...         978,309         1,049,306
Provision for income taxes .................          44,000            47,000
                                                ------------      ------------
Net income .................................    $    934,309      $  1,002,306
                                                ============      ============

                             See accompanying notes

                                 WINDSONG, INC.

                            STATEMENTS OF CASH FLOWS
              THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                     THREE MONTHS ENDED MARCH 31,
                                                                   --------------------------------
                                                                         1999             1998
                                                                   ---------------   --------------
                                                                             (UNAUDITED)

OPERATING ACTIVITIES
Net income .....................................................    $    934,309      $  1,002,306
Adjustments to reconcile net income to net cashprovided by (used
 in) operating activities:
 Depreciation and amortization .................................          40,000            41,152
   Changes in operating assets and liabilities:
    Accounts receivable ........................................      (2,883,983)       (7,701,394)
    Due from affiliates and officers ...........................        (343,573)         (126,575)
    Inventory ..................................................      (2,888,157)         (439,109)
    Prepaid expenses ...........................................         202,389          (319,892)
    Accounts payable ...........................................       2,011,409          (805,644)
    Accrued expenses ...........................................        (344,337)         (398,718)
    Advances from factor .......................................       3,405,952         8,846,243
    Other assets ...............................................                            (9,146)
                                                                    ------------      ------------
   Net cash provided by operating activities ...................         134,009            89,223
                                                                    ------------      ------------
INVESTING ACTIVITIES
Purchase of fixed assets .......................................         (71,889)          (88,425)
Distributions to shareholders ..................................        (126,890)
                                                                    ------------
   Net cash used in investing activities .......................        (198,779)          (88,425)
                                                                    ------------      ------------
FINANCING ACTIVITIES
Payments on obligations under capital lease ....................         (40,692)
                                                                    ------------      ------------
   Net cash used in financing activities .......................         (40,692)               --
                                                                    ------------      ------------
(Decrease) increase in cash and cash equivalents ...............        (105,462)              798
Cash and cash equivalents at beginning of period ...............         126,179               700
                                                                    ------------      ------------
Cash and cash equivalents at end of period .....................    $     20,717      $      1,498
                                                                    ============      ============

                             See accompanying notes.

                                 WINDSONG, INC.
                     NOTES TO QUARTERLY FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 1999

1. ORGANIZATION


      Windsong, Inc. ("Windsong") is engaged in developing, designing and sourcing private-label knit and woven shirts for distribution to a relatively small number of retail customers located throughout the United States. Additionally, Windsong has entered into a long-term licensing agreement with a certain designer to source and distribute knit and woven shirts and sweaters throughout the United States.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Windsong's management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results of operations for the periods presented have been included.

      The financial data at December 31, 1998 is derived from audited financial statements and should be read in conjunction with the audited financial statements and notes thereto. Interim results are not necessarily indicative of results for the full year.

      The preparation of financial statements in conformity with generally accepted accounting principles requires Windsong's management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


3. ACCOUNTS RECEIVABLE


      Accounts receivable consist of the following:


                                                  MARCH 31,        DECEMBER 31,
                                                     1999              1998
                                               ---------------   ---------------
                                                 (UNAUDITED)        (AUDITED)
     U.S. trade accounts receivable ........     $ 8,617,200       $ 5,663,217
     Allowance for returns and discounts ...         (90,000)          (20,000)
                                                 -----------       -----------
                                                 $ 8,527,200       $ 5,643,217
                                                 ===========       ===========

      Windsong has entered into a factoring arrangement on its accounts receivable. Amounts due (owed) to the factor are $8.5 million and $5.6 million of unmatured accounts receivable assigned to the factor, less $10.7 million and $7.3 million of advances received from the factor, at March 31, 1999 and December 31, 1998 respectively.

4. INVENTORY


      Inventory consists of the following:


                                                     MARCH 31,      DECEMBER 31,
                                                        1999            1998
                                                   -------------   -------------
                                                    (UNAUDITED)      (AUDITED)

     Raw materials .............................    $    41,343     $    85,904
     Finished goods shipments-in-transit .......      2,079,973       1,550,292
     Finished goods ............................      7,351,387       4,948,350
                                                    -----------     -----------
                                                    $ 9,472,703     $ 6,584,546
                                                    ===========     ===========

                                4,000,000 SHARES


                                     [LOGO]

                              CLASS A COMMON STOCK


                          JANNEY MONTGOMERY SCOTT INC.

                            FIRST SECURITY VAN KASPER

                            MORGAN SCHIFF & CO., INC.

Until , 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                     , 1999

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 15, 1999

                                  58,333 SHARES
                              CLASS A COMMON STOCK

                                     [LOGO]

      This prospectus relates to the offer and sale, from time to time, of up to 58,333 shares of The Pietrafesa Corporation's Class A Common Stock by a stockholder of The Pietrafesa Corporation. We will not receive any portion of the proceeds from the sale of shares of Class A Common Stock by the selling stockholder. Prior to this offering, there has been no public market for our Class A Common Stock. We have applied for listing of the Class A Common Stock on the Nasdaq National Market under the symbol "BRND."

      The Class A Common Stock is one of two classes of Common Stock of The Pietrafesa Corporation. Holders of shares of Class A Common Stock will elect 25% of the directors. Holders of shares of Class B Common Stock will elect 75% of the directors and will have the power to decide substantially all other matters submitted to stockholders. The Class B Common Stock is not being offered to the public and is currently held by a private limited partnership. Holders of shares of Class A Common Stock will have limited voting rights until all shares of Class B Common Stock are converted into Class A Common Stock.

      The selling stockholder advised us that it may sell, directly or through brokers, all or part of the Class A Common Stock offered by this prospectus in negotiated transactions at the market price at the time of the sale. In connection with these sales, the selling stockholder and any participating broker may be deemed to be "underwriters" of the Class A Common Stock within the meaning of the Securities Act of 1933. We expect that usual and customary brokerage fees will be paid by the selling stockholder in all open market transactions.

      We have informed the selling stockholder that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 may apply to the sales of its shares offered by this prospectus. We also have advised the selling stockholder that it must deliver a prospectus to the purchaser in connection with any sale of the shares offered by this prospectus.

INVESTING IN THE CLASS A COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 14.

      THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       Prospectus dated            , 1999



                                    ALT-COVER

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                           -----
Prospectus Summary .....................................................     5
Risk Factors ...........................................................    14
Forward Looking Statements .............................................    21
Capitalization .........................................................    23
Dividend Policy ........................................................    24
Selected Historical Consolidated Financial Data ........................    26
Pro Forma Combined Financial Data ......................................    29
Management's Discussion and Analysis of Financial Condition and
Results of Operations ..................................................    38
Business ...............................................................    52
Management .............................................................    63
Certain Relationships and Related Transactions .........................    67
Principal Stockholders .................................................    69
Selling Stockholder ....................................................    70
Description of Capital Stock ...........................................    71
Shares Eligible for Future Sale ........................................    74
Plan of Distribution by Selling Stockholder ............................    75
Legal Matters ..........................................................    75
Experts ................................................................    75
Additional Information .................................................    76
Index to Financial Statements ..........................................    F-1

                         ------------------------------

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

Our logo and name are trademarks of The Pietrafesa Corporation. Other trademarks, trade names or service marks appearing in this prospectus are the property of their respective owners.



                                    ALT-T/C

                      [This page intentionally left blank]



                                      ALT-8
the right to elect 25% of our directors, until all shares of Class B Common Stock are converted into shares of Class A Common Stock or otherwise cease to be outstanding. As a result, Mr. Cohen will control the outcome of substantially all matters submitted to a vote of our stockholders. See "Description of Capital Stock."

      THE INTERESTS OF OUR CONTROLLING STOCKHOLDER MAY CONFLICT WITH THE INTERESTS OF THE HOLDERS OF OUR CLASS A COMMON STOCK

      The interests of Mr. Cohen may conflict with the interests of holders of Class A Common Stock. The concentration of voting power described above may make us an unattractive takeover target and may discourage acquisition proposals, even if such proposals are supported by holders of Class A Common Stock. In addition, Mr. Cohen's voting power permits him to implement policies not favored by, or in the best interests of, the holders of the Class A Common Stock. In addition, as long as any Class B Common Stock is outstanding, Mr. Cohen will be able to transfer voting control to a third party at a premium that will not be enjoyed by holders of the Class A Common Stock. Voting power will, in all likelihood, continue to be concentrated following conversion of all of the outstanding shares of Class B Common Stock, since MS Pietrafesa, L.P. would own approximately 46.6% of the outstanding shares of Class A Common Stock following the full conversion.

      FAILURE TO COMPLY WITH SIGNIFICANT COVENANT RESTRICTIONS IN OUR AGREEMENTS WITH OUR LENDERS COULD RESULT IN ACCELERATION OF OUR REPAYMENT OBLIGATIONS

      We may incur substantial additional indebtedness to fund our growth strategy. Incurring substantial additional indebtedness would reduce our financial flexibility and expose us to additional risks, including greater vulnerability to economic downturns and competitive pressures.

      Our agreements with our lenders contain significant operating and financial restrictions. Our current credit agreements and other loan documents contain restrictive covenants, including restrictions on incurrence of debt, dividend payments, sales of assets, acquisitions and other business combinations, transactions with affiliates, liens and investments. If we fail to comply with existing or future debt covenants, we could default under these agreements. If a default were to occur, the lender under such agreement could accelerate our repayment of the indebtedness evidenced by that agreement. Acceleration of our repayment obligations may also be required under any other agreements then in effect containing cross-acceleration or cross-default provisions. Any acceleration of our outstanding indebtedness could result in foreclosure against our operating and working capital assets, the termination of our license or other agreements and our bankruptcy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

      THE MARKET PRICE OF OUR CLASS A COMMON STOCK COULD BE ADVERSELY AFFECTED BY FUTURE SALES OF SUBSTANTIAL AMOUNTS OF SHARES IN THE PUBLIC MARKET

      There will be an aggregate of 4,333,333 shares of Class A Common Stock outstanding immediately after the offering, which amount could increase by up to 600,000 shares if our underwriters exercise their over-allotment option. Of these shares, the shares of Class A Common Stock sold in our initial public offering and the 58,333 shares of Class A Common Stock sold in this offering will be freely tradable under the Securities Act of 1933.

      The balance of the shares of Class A Common Stock issued to Windsong, Inc. in connection with the Windsong acquisition and the up to 3,775,667 shares of Class A Common Stock to be issued upon conversion of the 3,775,667 outstanding shares of Class B Common Stock will be "restricted securities" and may, in the future, be sold in compliance with Rule 144 under the Securities Act, subject, in the case of the shares issued to Windsong, Inc., to the resale restrictions in the Windsong acquisition agreement. See "Shares Eligible for Future Sale."

      The sale or availability for sale of a large number of shares in the market after the offering could cause a decline in the market price of the Class A Common Stock. This could make it more difficult for us to raise funds through future offerings of our stock.



                                     ALT-20

      ABSENCE OF CURRENT PUBLIC MARKET, DETERMINATION OF PUBLIC OFFERING PRICE AND MARKET UNCERTAINTY MAY CAUSE THE MARKET PRICE OF THE CLASS A COMMON STOCK TO FLUCTUATE

      There has not been a public market for the Class A Common Stock. We have applied for listing of the Class A Common Stock on the Nasdaq National Market. We do not know the extent to which investor interest in our stock will cause an active trading market to develop or be sustained, or how liquid that market might be. The market price for the Class A Common Stock could also fluctuate in response to various factors and events, including liquidity of the market for our shares, quarter-to-quarter variations in our results of operations and our significant developments and of other industry participants, pricing and competition in our industry, broad market fluctuations and economic and political conditions not directly related to our business. The initial public offering price of the Class A Common Stock will be determined by negotiation between us and representatives of the underwriters. Investors may not be able to resell their shares at or above the price that they pay in the initial public offering.

      PURCHASERS WILL BE SUBJECT TO POTENTIAL FUTURE DILUTION

      Issuances of Class A Common Stock pursuant to the exercise of stock options or warrants that we may issue from time to time, or as payment of the deferred purchase price in connection with the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions, could cause further dilution in the net tangible book value per share of the Class A Common Stock.

                           FORWARD-LOOKING STATEMENTS

      An investment in the Class A Common Stock offered hereby is speculative in nature and involves a high degree of risk. Some statements made in this prospectus under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus are forward-looking statements. Forward-looking statements are identified by use of terms such as "may," "will," "expect," "anticipate," "believe," "estimate," "intend," "plan" and similar expressions, although some forward-looking statements are expressed differently. Although we believe these statements are reasonable, there are important risks and uncertainties, including those discussed in the "Risk Factors" section above, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in general economic and business conditions, actions of competitors, changes in our business strategies and the factors set forth under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."



                                     ALT-21

                      [This page intentionally left blank]



                                     ALT-22

                                 CAPITALIZATION

      The following table sets forth as of March 31, 1999:

      (1) our actual capitalization, giving retroactive effect to the issuances of Class B Common Stock to our sole stockholder which have occurred or will occur prior to the completion of the offering;

      (2) our pro forma combined capitalization after giving effect to the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions, including the issuance of 333,333 shares of Class A Common Stock to Windsong, based on an assumed initial offering price of $12.00 per share, as part of our acquisition of Windsong; and

      (3) our pro forma combined capitalization, as adjusted to give effect to the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions, our sale of 4,000,000 shares of Class A Common Stock pursuant to our initial public offering, assuming an initial public offering price of $12.00 per share, and the application of the net proceeds of such offering. Our pro forma combined capitalization, as adjusted, set forth below, excludes shares of Class A Common Stock which may be issued as deferred purchase price under the terms of the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions.

      This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Combined Financial Data" and the audited financial statements and the notes thereto included elsewhere in this prospectus.

                                                                         AS OF MARCH 31, 1999
                                                           ------------------------------------------------
                                                                                                 PRO FORMA
                                                                                                 COMBINED,
                                                             ACTUAL      PRO FORMA COMBINED     AS ADJUSTED
                                                           ----------   --------------------   ------------
                                                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Long term debt, net of current maturities ..............    $13,054            $16,969            $ 5,914
Stockholders' equity:
 Class A Common Stock, par value $.001 per share;
   12,000,000 shares authorized, no shares issued and
   outstanding, 333,333 shares issued and outstanding
   pro forma combined and 4,333,333 shares issued and
   outstanding pro forma combined, as adjusted .........         --                 --                  4
 Class B Common Stock, par value $.0002 per share;
   10,000,000 shares authorized, 3,775,667 shares issued
   and outstanding actual, pro forma combined and pro
   forma combined, as adjusted .........................         --                 --                 --
Additional paid-in capital .............................      3,191              7,191             50,387
Retained earnings ......................................        282                282                282
                                                            -------            -------            -------
  Total stockholders' equity ...........................      3,473              7,473             50,673
                                                            -------            -------            -------
Total capitalization ...................................    $16,527            $24,442            $56,587
                                                            =======            =======            =======



                                     ALT-23

                                 DIVIDEND POLICY

      We have not declared or paid any cash or other dividends on our capital stock and we do not expect to pay dividends for the foreseeable future. We anticipate that all of our earnings in the foreseeable future will be used for the operation of our business, to support our growth strategy and to reduce our indebtedness. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition and capital requirements. In addition, our existing credit facility with PNC Bank, National Association, and other loan agreements contain, and any successor facility will likely contain, prohibitions on our ability to pay dividends. Please refer to the "Certain Relationships and Related Transactions" section of this prospectus, however, for a description of tax-related distributions required to be made by MS Pietrafesa, L.P. to its partners under its partnership agreement. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



                                     ALT-24

                      [This page intentionally left blank]



                                     ALT-25

                        PRO FORMA COMBINED FINANCIAL DATA

      Our pro forma combined financial data includes our statement of operations data which reflects our historical results after giving effect to the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions as if they occurred on January 1, 1998, and also includes our balance sheet data, which reflects our balance sheet and the balance sheets of Diversified Apparel, Global Sourcing Network, Components and Windsong as if the acquisitions of such businesses had occurred on March 31, 1999. The acquisitions of Diversified Apparel and Global Sourcing Network were consummated on April 15, 1999. We have entered into definitive agreements to purchase the Components and Windsong businesses. Our acquisition of Components and Windsong occurred simultaneously with our initial public offering. The pro forma combined, as adjusted financial data includes our pro forma combined information as adjusted for our initial public offering and the application of the proceeds of that offering. The pro forma combined financial data are based upon preliminary estimates, available information and assumptions that management deems appropriate, but are not necessarily indicative of the results that would have been obtained had such events occurred at the times assumed or our future results. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus.

      The acquisitions have been recorded in the pro forma financial statements as a purchase in accordance with Accounting Principle Board Opinion No. 16. Accordingly, the purchase price of each acquisition has been allocated to the fair value of the assets acquired and the amount of the liabilities assumed, with the remainder allocated to goodwill. No other intangible assets were acquired as part of the acquisitions. The initial purchase price of Components will be paid entirely in cash. The initial purchase prices of Global Sourcing Network and Diversified Apparel were paid in cash and by the issuance of notes. The initial purchase price of Windsong will be paid in cash and $4.0 million worth of Class A Common Stock valued at the initial public offering price, assumed to be $12.00 per share, or 333,333 shares. A summary of the purchase price of the acquisitions and allocation of each such price to the fair value of assets acquired and liabilities assumed is shown below:

            SCHEDULE OF ALLOCATION OF PURCHASE PRICE OF ACQUISITIONS

                                                                  GLOBAL
                                                DIVERSIFIED      SOURCING                                        TOTAL
                                                  APPAREL         NETWORK      COMPONENTS       WINDSONG        COMBINED
                                               -------------   ------------   ------------   -------------   -------------
                                                                             (IN THOUSANDS)
PURCHASE PRICE:
Cash portion ...............................     $     800       $  1,400       $  4,695       $  22,000       $  28,895
Equity portion .............................            --             --             --           4,000           4,000
Sellers' notes .............................           400            800             --              --           1,200
Costs directly associated with the
 acquisition ...............................           350            350            350             400           1,450
                                                 ---------       --------       --------       ---------       ---------
Total purchase price .......................     $   1,550       $  2,550       $  5,045       $  26,400       $  35,545
ALLOCATION OF PURCHASE PRICE:
Fair value of assets acquired ..............     $  (2,457)      $ (1,171)      $ (8,660)      $ (19,998)      $ (32,286)
Assumption of liabilities ..................     $   1,955       $  1,121       $  6,021       $  16,862       $  25,959
                                                 ---------       --------       --------       ---------       ---------
Goodwill acquired ..........................     $   1,048       $  2,500       $  2,406       $  23,264       $  29,218
                                                 =========       ========       ========       =========       =========
Pro forma amortization expense .............     $     105       $    167       $    160       $   1,163       $   1,595
                                                 =========       ========       ========       =========       =========
Pro forma amortization for quarter .........     $      26       $     42       $     40       $     291       $     399
                                                 =========       ========       ========       =========       =========



                                     ALT-29
            and the initial portion of the Windsong acquisition price, 3,775,667 shares of Class B Common Stock owned by our sole stockholder as of the date of the offering.

      The balance sheet data reflects the following pro forma adjustments:

      o Goodwill as a result of the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions as calculated in the table above entitled, "Schedule of Allocation of Purchase Price of Acquisitions";

      o Deposit of $4.25 million cash in escrow which will be paid to the sellers of Windsong if Windsong achieves specified earnings targets during 1999;

      o Elimination of certain liabilities that are not being assumed as part of the acquisition of Windsong;

      o For purposes of the acquisition pro forma adjustments, we have assumed an acquisitions payable amount, which represents the initial purchase price owed for the Components and Windsong acquisitions and the Windsong escrow amount. No interest expense has been provided for the Windsong and Components acquisitions as those acquisitions will be funded by the proceeds of our initial public offering;

      o Elimination of common stock and retained earnings of the acquisitions;

      o     Elimination of the additional paid-in capital of the acquisitions;

      o Issuance of $4.0 million worth of Class A Common Stock associated with the acquisition of Windsong at an assumed price of $12.00 per share;

      o Assumed net proceeds of approximately $43.2 million from our initial public offering; and

      o     Our use of the net proceeds of our initial public offering.

      In addition to the adjustments included in the pro forma combined financial data, our acquisition and integration of the acquired businesses may affect their operations in other ways. We expect the acquired businesses to be able to use our existing merchandising, sourcing, sales and accounting staff to perform certain functions performed for the acquired businesses historically by third party consultants. For example, as a condition to our acquisition of Global Sourcing Network, it agreed to stop paying royalties and commissions to third party consultants who assisted in the development, merchandising and international sourcing of apparel programs for S&K Famous Brands. These terminated commissions and royalties totaled $870,000 in 1998. We expect that our existing staff will perform these services for Global Sourcing Network at no additional cost to us and without any loss of revenues. We also expect to incur additional costs associated with being a public company which are estimated to be $300,000 per year.



                                     ALT-31

      We lease a retail store facility in Syracuse, New York from Robert D. Pietrafesa and Richard C. Pietrafesa, uncle and father, respectively, of our President and Chief Executive Officer, under a 10-year lease expiring in 2007 requiring rental payments totaling $145,000 per year. A portion of this retail store facility is subleased to a third party. The sublease will expire in 2000 and provides minimum rental income of $30,000 per year.

      We source customer orders, including a substantial volume of the aggregate orders for Jos.A.Bank, with an affiliate, SourceOne. SourceOne is owned by the General Partner. SourceOne operates two manufacturing facilities in Baltimore, Maryland of 54,000 and 125,000 square feet. SourceOne leases, directly and through a sublease, these facilities from Jos.A.Bank. All production performed for us by SourceOne is performed on a "cost" basis, without mark-up. None of our employees receive compensation from SourceOne.

      Morgan Schiff, an affiliate of the General Partner, provides financial advisory and strategic consulting services to us under an agreement requiring monthly retainer payments of $25,000. The agreement also requires us to pay specified fees to Morgan Schiff when we consummate various acquisitions, capital raising and financing transactions. The agreement may be terminated annually by either party upon 30 days notice. Morgan Schiff has waived all retainer payments otherwise payable to it for financial advisory services for 1996, 1997, 1998 and 1999, as well as all fees associated with the Diversified Apparel, Global Sourcing Network, Components and Windsong acquisitions, the PNC Bank credit facility and this offering. No such services were provided to us by Morgan Schiff during those periods and in respect of those transactions, other than investment banking and financial analyst services for which Morgan Schiff was paid, and we received no benefit under the agreement during those periods.

      Our agreement with Morgan Schiff does not compel Morgan Schiff to provide any actual services in return for the $25,000 monthly retainer payment. However, it was in our interest to enter into the agreement at the time of our acquisition by MS Pietrafesa, L.P., an affiliate of Morgan Schiff, because it was anticipated that we would be financially successful and that Morgan Schiff would provide meaningful services in the form of merger and acquisition advice and assistance in private capital raising activities and that the cost of those services would be less than or equal to the cost of procuring those services from an unaffiliated third party. However, after we were acquired in the early 1990s, our revenues increased rapidly, but our profitability declined. As a result, during the period from 1995 through 1997, we divested our non-core manufacturing assets, refinanced our secured lending arrangements and negotiated the forgiveness of our subordinated indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview." Financial analysis related to these transactions was provided by our financial management and consultants and not by Morgan Schiff.

      In April 1998, MS Pietrafesa, L.P. made a distribution of $207,000 to its partners in accordance with its Amended and Restated Agreement of Limited Partnership dated January 1, 1996, for the payment of income taxes incurred by such partners on the portion of partnership income attributable to their respective interests during 1997. In May 1999, we paid $1.5 million to MS Pietrafesa, L.P. from amounts borrowed under the PNC Bank credit facility to cover the tax distribution to be made by MS Pietrafesa, L.P. to its partners in accordance with its Partnership Agreement for the payment of income taxes incurred by such partners on the portion of partnership income attributable to their respective interests during the period from January 1, 1998 through September 30, 1998. A portion of the net proceeds of the offering will be applied toward the repayment of the PNC Bank credit facility.

      We reimburse, on a per-flight basis, operating expenses of an aircraft owned by Twins Aviation, Inc., a corporation owned by our President and Chief Executive Officer. We use this aircraft on a regularly scheduled, weekly basis to fly staff to production meetings in New York City, as well as for customer and contractor visits. Such reimbursements amounted to $225,000 for the year ended December 31, 1996, $223,000 for the year ended December 31, 1997 and $454,000 for the year ended December 31, 1998.

      We believe that each of the affiliate transactions described above are on terms no less favorable than would be generally available to us from unaffiliated third parties. After the closing of the offering, all related party transactions will be approved by our independent, disinterested directors. See also "Management" and "Principal Stockholders."



                                     ALT-68

                             PRINCIPAL STOCKHOLDERS

      The table below sets forth information as of June 30, 1999 regarding the beneficial ownership of Class A Common Stock and Class B Common Stock, as well as the percentage ownership of our Class A Common Stock and Class B Common Stock. Shares of Class B Common Stock are convertible into Class A Common Stock on a one-for-one basis, as described under "Description of Capital Stock." Percentage ownership numbers are based on shares of Class A Common Stock and shares of Class B Common Stock outstanding immediately following our initial public offering and, in the case of Class B Common Stock, immediately prior to that offering. Although shares of Class B Common Stock may be converted into shares of Class A Common Stock at any time, the table below does not reflect the shares of Class A Common Stock issuable to holders of Class B Common Stock upon conversion as being beneficially owned by those holders.

      Information is provided as to each of our directors, the executive officers named in the Summary Compensation Table under "Management -- Compensation of Executive Officers," each person we know to own beneficially more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock and all of our directors and executive officers as a group. Except as described below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

      MS Pietrafesa Acquisition Corporation is the general partner of MS Pietrafesa, L.P. and has the sole right to vote the shares of Class B Common Stock owned by MS Pietrafesa, L.P. and to direct the disposition of such shares. Philip Ean Cohen is the sole stockholder of MS Pietrafesa Acquisition Corporation. See "Risk Factors -- The Interests of our Controlling Stockholder may Conflict with the Interests of the Holders of our Class A Common Stock."

      MSJP, L.P. and RJP Investments Assoc., L.P. indirectly own shares of Class B Common Stock through their respective ownership of limited partnership interests in MS Pietrafesa, L.P. Neither MSJP nor RJP has any right to vote or to direct the disposition of their respective shares. Shares of Class B Common Stock indicated below as beneficially owned by MSJP and RJP exclude additional shares of Class B Common Stock that MSJP and RJP are entitled to receive pursuant to MS Pietrafesa, L.P.'s Partnership Agreement. See "Certain Relationship and Related Transactions."

      Shares of Class B Common Stock indicated below as beneficially owned by Sterling B. Brinkley, Jr. and Thomas A. Minkstein are owned indirectly through their ownership of limited partnership interests in MSJP, L.P. Such individuals have no right to vote or to direct the disposition of these shares. Shares of Class B Common Stock indicated below as beneficially owned by Richard C. Pietrafesa, Jr. and Joseph J. Pietrafesa II are owned indirectly through their ownership of limited partnership interests in MSJP, L.P. and RJP Investments Assoc., L.P. Such individuals have no right to vote or to direct the disposition of these shares.

                                                     SHARES OF CLASS A          SHARES OF CLASS B         PERCENTAGE OF
                                                       COMMON STOCK                COMMON STOCK            CLASS A AND
                                                  -----------------------   --------------------------       CLASS B
BENEFICIAL OWNER                                   NUMBER     PERCENTAGE       NUMBER      PERCENTAGE     COMMON STOCK
-----------------------------------------------   --------   ------------   -----------   ------------   --------------
MS Pietrafesa, L.P. ...........................     --           --         3,775,667         100.0%           46.6%
MSJP, L.P. ....................................     --           --         3,151,549          83.5%           38.9%
MS Pietrafesa Acquisition Corporation .........     --           --         3,775,667         100.0%           46.6%
Phillip Ean Cohen .............................     --           --         3,775,667         100.0%           46.6%
 350 Park Avenue, 8th Floor
 New York, NY 10022
Richard C. Pietrafesa, Jr. ....................     --           --         504,683            13.4%            6.2%
Thomas A. Minkstein ...........................     --           --          94,231             2.5%            1.2%
David McDonough ...............................     --           --              --              --              --



                                     ALT-69


                                                SHARES OF CLASS A          SHARES OF CLASS B        PERCENTAGE OF
                                                  COMMON STOCK                COMMON STOCK           CLASS A AND
                                            -------------------------   ------------------------       CLASS B
BENEFICIAL OWNER                            NUMBER       PERCENTAGE       NUMBER    PERCENTAGE     COMMON STOCK
-----------------------------------------   ----------   ------------   ---------   ------------   ---------------
RJP Investments Assoc., L.P. ............        --            --       586,361          15.5%            7.2%
 7400 Morgan Road
 Liverpool, NY 13090
Sterling B. Brinkley, Jr. ...............        --            --       245,077           6.5%            3.0%
 350 Park Avenue, 8th Floor
 New York, NY 10022
Mark C. Pickup ..........................        --            --            --            --              --
 6734 Corte Segunda
 Martinez, CA 94553
Robert J. Bennett .......................        --            --            --            --              --
 M&T Bank Corp.
 101 South Salina Street
 Syracuse, NY 13202
Paul M. McNicol .........................        --            --        47,131           1.3%              *
 305 Oakley Court
 Mill Neck, NY 11765
Ross W. Stefano .........................        --            --            --            --              --
 30 The Orchard
 Fayetteville, NY 13066
Windsong, Inc. ..........................   333,333           7.7%           --            --             4.1%
 1599 Post Road East
 Westport, CT 06880
All executive officers and directors as a
 group (eight persons) ..................        --            --       891,122          23.6%           11.0%

----------
* Represents less than 1.0%.

                               SELLING STOCKHOLDER

      The following table contains information concerning Windsong, Inc., on behalf of which shares of Class A Common Stock are being registered for sale on a continuous basis.

                                                                                   PERCENTAGE OF CLASS A
                                                                                        AND CLASS B
    SHARES OWNED        AMOUNT TO      SHARES OWNED      PERCENTAGE OF CLASS A          OWNED AFTER
 PRIOR TO OFFERING     BE OFFERED     AFTER OFFERING      OWNED AFTER OFFERING           OFFERING
-------------------   ------------   ----------------   -----------------------   ----------------------
      333,333           58,333           275,000                   6.3%                     3.4%



                                     ALT-70

      o approving conflict of interest transactions involving our affiliates which are approved by our disinterested directors.

      The holders of the outstanding shares of Class A Common Stock will be entitled, however, to vote as a class upon any proposed amendment to our Certificate of Incorporation which would increase or decrease the par value of the shares of Class A Common Stock, or alter or change the powers, preferences or special rights of the shares of the Class A Common Stock so as to affect them adversely. See "Risk Factors -- The Interests of our Controlling Stockholder may Conflict with the Interests of the Holders of our Class A Common Stock."

      All of the shares of the Class B Common Stock are owned by MS Pietrafesa, L.P. and can be voted by the General Partner, which is wholly-owned by Mr. Cohen. See "Principal Stockholders."

      CONVERSION RIGHTS. At the option of any holder of shares of Class B Common Stock, such holder may, at any time and from time to time, convert all or part of such holder's shares of Class B Common Stock into an equal number of shares of Class A Common Stock. The shares of Class B Common Stock are also subject to mandatory conversion into an equal number of shares of Class A Common Stock, in whole or in part, at any time and from time to time, at the option of the holder or holders of a majority of the outstanding shares of Class B Common Stock. If, and only if, all the outstanding shares of Class B Common Stock converted into Class A Common Stock or are otherwise no longer outstanding, the holders of the Class A Common Stock will have general voting power in the election of all members of the Board and in all other matters upon which our stockholders are entitled to vote. Holders of shares of Class A Common Stock have no right to convert Class A Common Stock into any of our other securities.

PREFERRED STOCK

      Our Certificate of Incorporation authorizes 5,000,000 shares of Preferred Stock. Upon the affirmative vote or the written consent of the holders of a majority of the outstanding shares of Class B Common Stock, shares of Preferred Stock may be issued in one or more series. Each such series will have such distinctive designation as stated in resolutions adopted by the Board. Authority is expressly vested in the Board to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the stockholders. The Preferred Stock may be granted voting powers provided, however that (1) so long as any Class B Common Stock is outstanding, the holders of the Class B Common Stock will always have the absolute right to elect a majority of the Board and (2) if voting powers are granted, the holders of shares of Preferred Stock will be entitled to vote together with the holders of the Class A Common Stock as a class on all matters on which holders of Class A Common Stock are entitled to vote. At present, we have no plans to issue any shares of the Preferred Stock.

INDEMNIFICATION AND LIMITATION OF LIABILITY

      Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law as currently or hereafter in effect. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duty as a director, except for liability

      (1) for breach of their duty of loyalty to the corporation or its stockholders;

      (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware (the "DGCL"); or

      (4) for any transaction from which the director derives an improper personal benefit.

      Our Certificate of Incorporation provides for the mandatory indemnification of, and advancement of expenses to our directors and officers.



                                     ALT-72

                         SHARES ELIGIBLE FOR FUTURE SALE

      Upon completion of our initial public offering, we will have a total of 4,333,333 shares of Class A Common Stock, 4,933,333 if the Underwriters' over-allotment option is exercised in full, and 3,775,667 shares of Class B Common Stock outstanding. All shares of Class A Common Stock sold in the offering and, after the expiration of the 180 day lock-up period, described below, the 58,333 shares of Class A Common Stock sold in this offering will be freely tradable under the Securities Act unless they are purchased or held by "affiliates" of ours as defined in Rule 144. The balance of the shares of Class A Common Stock issued to Windsong, Inc. in connection with the Windsong acquisition will be "restricted securities" within the meaning of Rule 144 under the Securities Act and may, after the expiration of the 180 day lock-up period, be sold in compliance with Rule 144 under the Securities Act, subject to additional resale restrictions under the Windsong acquisition agreement. In addition, all shares of Class B Common Stock and the 3,775,667 shares of Class A Common Stock issuable upon conversion thereof, all of which are subject to the 180 day lock-up period, will be "restricted" securities within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

      In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person, or persons whose shares are aggregated, who has beneficially owned "restricted" shares for at least one year, including a person who may be deemed our affiliate, is entitled to sell within any three-month period a number of shares of Class A Common Stock that does not exceed the greater of 1% of the then-outstanding shares of our Class A Common Stock or the average weekly trading volume of the Class A Common Stock on the Nasdaq National Market during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to restrictions relating to manner of sale, notice and the availability of current public information about us. A person who is not our affiliate and has not been such at any time during the 90 days preceding a sale, and who has beneficially owned "restricted" shares for at least two years, would be entitled to sell such shares immediately following the offering without regard to the volume limitations, manner of sale provisions or notice or other requirements of Rule 144 of the Securities Act. However, the transfer agent, American Stock Transfer & Trust Company, may require an opinion of counsel that a proposed sale of "restricted" shares comes within the terms of Rule 144 of the Securities Act prior to effecting a transfer of such shares. Such opinion would be provided by and at the cost of the transferor.

      Our officers and directors and certain other stockholders, including the principal officers of Diversified Apparel, Global Sourcing Network, Components and Windsong, have agreed, pursuant to the underwriting agreement and lock-up agreement, that they will not sell any shares of our capital stock owned by them, either publicly or privately, without the prior consent of Janney Montgomery Scott Inc., as representative of the underwriters, for a period of 180 days from the date of this prospectus.

      MS Pietrafesa, L.P. has offered its limited partners the right to withdraw from the partnership under its Partnership Agreement and receive a distribution of Class A Common Stock. Such right to withdraw may be exercised by a limited partner at any time between the consummation of the offering and 14 days before the expiration of the lock-up period. The withdrawal will be effective at the end of the month in which the lock-up period expires. The shares acquired through a limited partner's withdrawal will be subject to the resale limitations under Rule 144.

      Limited partners electing to withdraw from MS Pietrafesa, L.P. will generally be deemed to have held the shares of Class A Common Stock distributed to them from the date they acquired their partnership interest. Accordingly, original investors in MS Pietrafesa, L.P. will be entitled to sell such shares pursuant to Rule 144 immediately upon distribution of such shares from MS Pietrafesa, L.P., subject to volume, manner of sale and other limitations.

      Prior to the offering, there has been no public market for either class of our Common Stock and no predictions can be made of the effect, if any, that the sale or availability for sale of additional shares of our Common Stock or our other securities, or the development of a public trading market for the Class B Common Stock, will have on the market price of the Class A Common Stock. Nevertheless, sales of substantial amounts of shares of Class A Common Stock in the public market, the perception that such sales could occur, the



                                     ALT-74
development of a public trading market for the Class B Common Stock or the issuance of other securities, could adversely affect the market price of the Class A Common Stock and could impair our future ability to raise capital through an offering of our equity securities.

                   PLAN OF DISTRIBUTION OF SELLING STOCKHOLDER

      The selling stockholder may, but is not required to, sell, directly or through brokers, its shares of Class A Common Stock in negotiated transactions or in one or more transactions in the market at the price prevailing at the time of sale, subject to lock-up provisions contained in the Windsong acquisition agreement and subject to a lock-up agreement with the underwriters. Under the Windsong acquisition agreement the selling stockholder is subject to a staggered lock-up for a period of 30 months following the closing of the Windsong acquisition. The selling stockholder and any broker-dealers that participate in the sale of the Class A Common Stock may be deemed to be "underwriters" of the selling stockholder's shares of Class A Common Stock within the meaning of the Securities Act. It is anticipated that usual and customary brokerage fees will be paid by the selling stockholder in all open market transactions. We will not receive any of the proceeds from the sale of any Class A Common Stock sold by the selling stockholder. We will bear all costs and expenses of the registration under the Securities Act of the Class A Common Stock exclusive of any discounts or commissions payable with respect to sales of such securities. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the selling stockholder's Class A Common Stock against certain liabilities, including liabilities arising under the Securities Act.

      At the time an offer for Class A Common Stock owned by the selling stockholder is made by or on behalf of the selling stockholder, to the extent required, a prospectus will be distributed by the selling stockholder which will set forth the number of shares of Class A Common Stock being offered by the selling stockholder and the terms on which shares of Class A Common Stock are offered by the selling stockholder.

      Except for its entry into the Windsong acquisition agreement, the selling stockholder has not had any material relationship with us or any of our affiliates within the past three years.

      We will inform the selling stockholder that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to the sales of the shares of Class A Common Stock being registered by the selling stockholder. We will advise the selling stockholder of the requirement for delivery of this prospectus in connection with any sale of the Class A Common Stock offered by the selling stockholder.

                                  LEGAL MATTERS

      The validity of the Class A Common Stock offered hereby will be passed upon by Roberts, Sheridan & Kotel, a Professional Corporation, which firm provides legal services from time to time for Morgan Schiff and its affiliates.

                                     EXPERTS

      The Consolidated Financial Statements and schedule of The Pietrafesa Corporation at December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus and the registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The Financial Statements of Components at December 31, 1997 and 1998, and for each of the two years in the period ended December 31, 1998 included elsewhere in this prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Lawrence
B. Goodman & Co., P.A., independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and are included in reliance upon such report given upon their authority of such firm as experts in accounting and auditing.



                                     ALT-75

      The Financial Statements of Global Sourcing Network at December 31, 1997 and 1998, and for each of the two years in the period ended December 31, 1998 included elsewhere in this prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Pasquale & Bowers, LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and are included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

      The Financial Statements of Windsong at December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998 included elsewhere in this prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Weissbarth, Altman & Michaelson LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and are included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      We have filed with the Commission a Registration Statement on Form S-1, including all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Class A Common Stock being offered in the offering. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to The Pietrafesa Corporation and the securities offered hereby, reference is made to the Registration Statement. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, may be inspected, without charge, and copies may be obtained, at prescribed rates, at the public reference facilities of the Commission maintained at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of the Registration Statement may also be inspected, without charge, at the Commission's regional office at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. In addition, copies of the Registration Statement may be obtained by mail at prescribed rates, from the Commission's Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a Web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

      Upon completion of the offering, we will become subject to the informational requirements of the Exchange Act, and in accordance therewith will be required to file periodic reports and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities, regional offices and Web site referred to above.

      We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by independent certified public accountants.



                                     ALT-76

                                  58,333 SHARES

                                     [LOGO]

                              CLASS A COMMON STOCK

                                            , 1999



                                     ALT-B/C

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following is an itemization of all estimated expenses incurred or expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except for the SEC registration fee and the NASD filing fee.


ITEM                                                                    AMOUNT
----                                                                  ----------
SEC registration fee ...............................................  $   16,847
NASD filing fee ....................................................       5,500
Nasdaq National Market listing fee .................................      55,000
Blue sky fees and expenses .........................................      10,000
Printing and engraving costs .......................................     140,000
Transfer agent fees ................................................       3,500
Legal fees and expenses ............................................     395,000
Accounting fees and expenses .......................................     340,000
Miscellaneous ......................................................     474,153
                                                                      ----------
Total ..............................................................  $1,440,000
                                                                      ==========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      We are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

      Our Certificate of Incorporation provides for the indemnification of our directors and officers to the fullest extent permitted by Section 145. In that regard, our Certificate of Incorporation provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      In addition, our By-laws provide that we shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was our director, officer, employee or agent or is or was serving, at our request, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      We have purchased an insurance policy effective upon consummation of the offering covering indemnification of directors and officers of the Registrant against liabilities arising under the Securities Act that might be incurred by them in such capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

      We have issued the following securities:


                                     NUMBER OF
PURCHASER                           SHARES/UNITS               DATE                   CLASS/TYPE               PAR VALUE
-----------------------------   -------------------   ---------------------   --------------------------   -----------------
MS Pietrafesa, L.P. .........       100 shares        October 1, 1998         Class B Common Stock         $.0002 per share
                                 3,775,567 shares     Issued prior to the     Class B Common Stock         $.0002 per share
                                                      offering through
                                                      additional
                                                      issuance for
                                                      nominal
                                                      consideration

Thomas M. Minkstein .........       2.5 Units         January 27, 1999        Partnership Units of          Not applicable
                                                                              MSJP, L.P. valued at
                                                                              $100,000 per Unit,
                                                                              representing an indirect
                                                                              2.9% beneficial interest
                                                                              in the shares of Class B
                                                                              Common Stock owned
                                                                              by MS Pietrafesa, L.P.

Windsong, Inc. ..............   333,333 shares(1)              , 1999         Class A Common Stock          $.001 per share

----------
(1) Shares of Class A Common Stock issued to Windsong, Inc. as part of our acquisition of Windsong, based on an assumed offering price of $12.00 per share.

      Each of the issuances cited above was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act because the issuances did not involve a public offering. In addition, each recipient represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions. Such recipients had adequate access to information about The Pietrafesa Corporation and were sophisticated and expert in financial matters.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) Exhibits.


  NUMBER    DESCRIPTION
  ------    -----------
       1    Form of Underwriting Agreement
     3.1    Certificate of Incorporation of Registrant, as amended
   **3.2    By-Laws of Registrant
       4    Form of Common Stock Certificate
       5    Opinion of Roberts, Sheridan & Kotel, a Professional Corporation
  **10.1    Asset Purchase Agreement dated March 11, 1999, among Registrant,
            Components Acquisition Corp., John McCoy and Components by John
            McCoy, Inc.
  **10.2    Asset Purchase Agreement dated March 11, 1999, among Registrant, DAG
            Acquisition Corp., Jarrod Nadel and Diversified Apparel Group, Ltd.
  **10.3    Stock Purchase Agreement dated March 11, 1999, among Registrant,
            Peter Lister and Global Sourcing Network, Ltd.
  **10.4    Credit Agreement dated June 19, 1998, between National Bank of
            Canada and MS Pietrafesa, L.P.
  **10.5    Lease Agreement dated October 1, 1994, between MS Pietrafesa, L.P.
            and Onondaga County Industrial Development Agency
  **10.6    Payment in Lieu of Tax Agreement dated as of October, 1, 1994 between Onondaga County Industrial Development Agency and MS
            Pietrafesa, L.P.
  **10.7    Loan Agreement dated November 22, 1995, with New York State Urban
            Development Corporation and MS Pietrafesa, L.P.
  **10.8    Transfer of Assets and Assignment and Assumption of Contracts and
            Leases dated as of October 1, 1998, between MS Pietrafesa, L.P. and
            The Pietrafesa Corporation.
  **10.9    Revolving Credit, Term Loan and Security Agreement dated April 15,
            1999, between Registrant and PNC Bank, National Association.
**+10.10    License Agreement, as amended, dated as of January 1, 1996, between
            Alexander Julian, Inc. and Windsong, Inc.
   10.11    Factoring Agreement dated November 4, 1996, between Windsong, Inc.
            and FINOVA Capital Corporation, as amended.
   10.12    Asset Purchase Agreement dated as of July 12, 1999, between Windsong
            Acquisition Corp. and Windsong, Inc.
      21    List of Subsidiaries of Registrant
    23.1    Consent of Ernst & Young LLP
    23.2    Consent of Lawrence B. Goodman & Co., P.A.
    23.3    Consent of Pasquale & Bowers, LLP
    23.4    Consent of Weissbarth, Altman & Michaelson LLP
    23.5    Consent of Roberts, Sheridan & Kotel, a Professional Corporation
            (included in its opinion filed as Exhibit 5 hereto)
    **24    Power of Attorney (reference is made to the signature pages to the
            Registration Statement)
      27    Financial Data Schedule


----------
*     To be filed by amendment.
**    Previously filed.
+ Confidential treatment requested. Omitted portions have been filed separately with the Commission.

      (b) Financial Statement Schedules.

      Schedule II -- Valuation and Qualifying Accounts

      All other schedules have been omitted as they are inapplicable, or the other information is included in the financial statements.

ITEM 17. UNDERTAKINGS

      (a) The undersigned registrant hereby undertakes to provide the underwriters at the closing of the offering specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned Registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (d) The undersigned Registrant hereby undertakes that it will:

            (1) File, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the
            Securities Act;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Syracuse, New York on this 14th day of July, 1999.


                                        THE PIETRAFESA CORPORATION


                                        BY: /S/ RICHARD C. PIETRAFESA, JR.
                                           ------------------------------------
                                           Name: Richard C. Pietrafesa, Jr.
                                           Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                   TITLE                           DATE
----------------------------------   --------------------------------------------   --------------
/s/ Richard C. Pietrafesa, Jr. *     President, Chief Executive Officer and         July 14, 1999
--------------------------------     Director (Principal Executive Officer)

/s/ Thomas A. Minkstein *            Chief Operating Officer and Director           July 14, 1999
--------------------------------

/s/ Eugene R. Sunderhaft *           Vice President -- Finance, Chief Financial     July 14, 1999
--------------------------------     Officer, Secretary and Treasurer (Principal
                                     Financial and Accounting Officer)

/s/ Sterling B. Brinkley, Jr. *      Chairman of the Board                          July 14, 1999
--------------------------------

/s/ Mark C. Pickup *                 Director                                       July 14, 1999
--------------------------------

/s/ Robert J. Bennett *              Director                                       July 14, 1999
--------------------------------

/s/ Paul M. McNicol *                Director                                       July 14, 1999
--------------------------------


----------
*By: /S/ RICHARD C. PIETRAFESA, JR.
    ---------------------------------
    Richard C. Pietrafesa, Jr.
    Attorney-in-Fact

      We have audited the Consolidated Financial Statements of The Pietrafesa Corporation as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, and have issued our report thereon dated February 12, 1999 (except for Note 12 as to which the date is July 15, 1999); (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule pertaining to Pietrafesa listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of Pietrafesa's management. Our responsibility is to express an opinion based on our audits.


      In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                          /s/ Ernst & Young LLP

Syracuse, New York
February 12, 1999

                                   SCHEDULE II
                        VALUATION AND QUALIFYING ACCOUNTS
                           THE PIETRAFESA CORPORATION
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)


                                       BALANCE AT            CHARGED                         BALANCE AT
DESCRIPTION                        BEGINNING OF YEAR       TO EXPENSE        DEDUCTIONS      END OF YEAR
-------------------------------   -------------------   ----------------   --------------   ------------
Year Ended December 31, 1996:
Reserve for bad debts .........           $187              $  (179)(1)          (27)(2)        $ 35
Inventory reserve .............            435                   --              100(3)          335

Year Ended December 31, 1997:
Reserve for bad debts .........             35                   --               --              35
Inventory reserve .............            335                   --               --             335

Year Ended December 31, 1998:
Reserve for bad debts .........             35                   10(1)            10(3)           35
Inventory reserve .............            335                  459(1)            39(3)          755

----------
(1)   Reduction/Addition of reserve based on analysis of related assets.

(2) Write-off of accounts receivable, net of recoveries. Writes-offs totaled $27 in 1996 and recoveries totaled $54 in 1996.

(3)   Write-off of accounts receivable or inventory.

      We have audited the Financial Statements of Components by John McCoy, Inc. ("Components") as of December 31, 1997 and 1998, and for the years then ended, and have issued our report thereon dated March 4, 1999 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule pertaining to Components listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of Components management. Our responsibility is to express an opinion based on our audits.

      In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                        /s/ Lawrence B. Goodman & Co., P.A.
                                        Certified Public Accountants

Fair Lawn, New Jersey
March 7, 1999

                                   SCHEDULE II
                        VALUATION AND QUALIFYING ACCOUNTS
                         COMPONENTS BY JOHN MCCOY, INC.
                     YEARS ENDED DECEMBER 31, 1997 AND 1998
                                 (IN THOUSANDS)


                                       BALANCE AT          CHARGED                         BALANCE AT
DESCRIPTION                        BEGINNING OF YEAR     TO EXPENSE     DEDUCTIONS (1)     END OF YEAR
-------------------------------   -------------------   ------------   ----------------   ------------
Year Ended December 31, 1997:
Reserve for bad debts .........           $11               $ 51             $ --              $62

Year Ended December 31, 1998:
Reserve for bad debts .........           $62               $114             $115              $61


----------
(1)   Represents write-offs of account receivables.

      We have audited the Financial Statements of Global Sourcing Network, Ltd.
(GSN) as of December 31, 1997 and 1998 and for the years then ended, and have issued our reports thereon dated February 2, 1999 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule pertaining to GSN listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of GSN's management. Our responsibility is to express an opinion based on our audits.

      In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                        /s/ Pasquale & Bowers, LLP
                                        Certified Public Accountants

Syracuse, New York
May 28, 1999

                                   SCHEDULE II
                        VALUATION AND QUALIFYING ACCOUNTS
                          GLOBAL SOURCING NETWORK, LTD.
                           DECEMBER 31, 1997 AND 1998
                                 (IN THOUSANDS)


                                       BALANCE AT          CHARGED                           BALANCE AT
DESCRIPTION                        BEGINNING OF YEAR     TO EXPENSE        DEDUCTIONS        END OF YEAR
-------------------------------   -------------------   ------------   ------------------   ------------
Year Ended December 31, 1997:
Reserve for bad debts .........            $0               $ 102          $   (102) (1)         $ 0

Year Ended December 31, 1998:
Reserve for bad debts .........            $0               $ 149          $    (59) (1)         $90


----------
(1)   Represents write-off of accounts receivable.

      We have audited the Financial Statements of Windsong, Inc. as of December 31, 1998 and 1997 and the related statements of income and retained earnings (accumulated deficit) and cash flows for each of the three years in the period ended December 31, 1998, and have issued our report thereon dated May 7, 1999 (included elsewhere in this Registration Statement).


      Our audits also included the financial statement schedule pertaining to Windsong, Inc. listed in item 16(b) of this Registration Statement. This schedule is the responsibility of Windsong's management. Our responsibility is to express an opinion based on our audits.

      In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.


                     /s/ Weissbarth, Altman & Michaelson LLP


New York, New York
May 7, 1999

                                   SCHEDULE II
                        VALUATION AND QUALIFYING ACCOUNTS
                                 WINDSONG, INC.
                   YEAR ENDED DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)

                                       BALANCE AT          CHARGED                      BALANCE AT
DESCRIPTION                        BEGINNING OF YEAR     TO EXPENSE     DESCRIPTION     END OF YEAR
-------------------------------   -------------------   ------------   -------------   ------------
Year Ended December 31, 1996:
Reserve for bad debts .........           $ --               $--          $ --              $--
Inventory reserve .............             35                --            --               35

Year Ended December 31, 1997:
Reserve for bad debts .........             --                --            --               --
Inventory reserve .............             35                --            35 (1)           --

Year Ended December 31, 1998:
Reserve for bad debts .........             --                20            --               20
Inventory reserve .............             --                --            --               --

----------
(1)   Reduction/Addition of reserve based on analysis of related assets.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    EXHIBITS
                                       TO
                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           THE PIETRAFESA CORPORATION

================================================================================

                                 EXHIBIT INDEX




  NUMBER    DESCRIPTION
  ------    -----------
       1    Form of Underwriting Agreement
     3.1    Certificate of Incorporation of Registrant, as amended
   **3.2    By-Laws of Registrant
       4    Form of Common Stock Certificate
       5    Opinion of Roberts, Sheridan & Kotel, a Professional Corporation
  **10.1    Asset Purchase Agreement dated March 11, 1999, among Registrant,
            Components Acquisition Corp., John McCoy and Components by John
            McCoy, Inc.
  **10.2    Asset Purchase Agreement dated March 11, 1999, among Registrant, DAG
            Acquisition Corp., Jarrod Nadel and Diversified Apparel Group, Ltd.
  **10.3    Stock Purchase Agreement dated March 11, 1999, among Registrant,
            Peter Lister and Global Sourcing Network, Ltd.
  **10.4    Credit Agreement dated June 19, 1998, between National Bank of
            Canada and MS Pietrafesa, L.P.
  **10.5    Lease Agreement dated October 1, 1994, between MS Pietrafesa, L.P.
            and Onondaga County Industrial Development Agency
  **10.6    Payment in Lieu of Tax Agreement dated as of October, 1, 1994 between Onondaga County Industrial Development Agency and MS
            Pietrafesa, L.P.
  **10.7    Loan Agreement dated November 22, 1995, with New York State Urban
            Development Corporation and MS Pietrafesa, L.P.
  **10.8    Transfer of Assets and Assignment and Assumption of Contracts and
            Leases dated as of October 1, 1998, between MS Pietrafesa, L.P. and
            The Pietrafesa Corporation.
  **10.9    Revolving Credit, Term Loan and Security Agreement dated April 15,
            1999, between Registrant and PNC Bank, National Association.
**+10.10    License Agreement, as amended, dated as of January 1, 1996, between
            Alexander Julian, Inc. and Windsong, Inc.
   10.11    Factoring Agreement dated November 4, 1996, between Windsong, Inc.
            and FINOVA Capital Corporation, as amended.
   10.12    Asset Purchase Agreement dated as of July 12, 1999, between Windsong
            Acquisition Corp. and Windsong, Inc.
      21    List of Subsidiaries of Registrant
    23.1    Consent of Ernst & Young LLP
    23.2    Consent of Lawrence B. Goodman & Co., P.A.
    23.3    Consent of Pasquale & Bowers, LLP
    23.4    Consent of Weissbarth, Altman & Michaelson LLP
    23.5    Consent of Roberts, Sheridan & Kotel, a Professional Corporation
            (included in its opinion filed as Exhibit 5 hereto)
    **24    Power of Attorney (reference is made to the signature pages to the
            Registration Statement)
      27    Financial Data Schedule


----------
*     To be filed by amendment.
**    Previously filed.
+ Confidential treatment requested. Omitted portions have been filed separately with the Commission.

      (b) Financial Statement Schedules.

      Schedule II -- Valuation and Qualifying Accounts

      All other schedules have been omitted as they are inapplicable, or the other information is included in the financial statements.